Exhibit 7.3

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

RESTRUCTURING SUPPORT AGREEMENT

This Restructuring Support Agreement, dated as of November 26, 2021 (including all exhibits and Schedules attached hereto, including the Restructuring Term Sheets (as defined below), the “Agreement”), by and among the following parties (each, a “Party” and, collectively, the “Parties”):

a)

LATAM Airlines Group S.A. (“LATAM Parent”) and each of its affiliates that are debtors-in-possession (each such entity, a “Debtor” and, together, the “Debtors”) in the Chapter 11 Cases (as defined below);

b)

the members of the ad hoc group (the “Parent GUC Ad Hoc Group”) of LATAM Parent claimholders listed on Schedule II attached hereto (each, a “Commitment Creditor” and, together, the “Commitment Creditors”, and in their capacity as parties providing a backstop with respect to (i) the Equity Rights Offering (defined below), each, an “ERO New Common Stock Backstop Party”, and, together, the “ERO New Common Stock Backstop Parties”, and (ii) the New Convertible Notes Class C, each, a “New Convertible Notes Class C Backstop Party’ and, together, the “New Convertible Notes Class C Backstop Parties”, and, in their capacity as both the ERO New Common Stock Backstop Parties and New Convertible Notes Class C Backstop Parties, the “Backstop Creditors”);

c)

Costa Verde Aeronautica S.A. and Inversiones Costa Verde Ltda y Cia. en Comandita por Acciones (together, “Costa Verde”), Delta Air Lines, Inc. (“Delta”), and Qatar Airways Investment (UK) Ltd. (“Qatar”, and together with Costa Verde and Delta, in their capacities as parties providing a backstop with respect to the New Convertible Notes Class B, collectively, the “Backstop Shareholders”, and each, a “Backstop Shareholder” and together with the Commitment Creditors, the “Commitment Parties,” and each, a “Commitment Party”); and

d)	Andes Aerea SpA, Inversiones Pia SpA and Comercial Las Vertientes SpA (the “Eblen Group”).

RECITALS

WHEREAS, on May 26, 2020, July 7, 2020 and July 9, 2020 (as applicable to each relevant Debtor), the Debtors commenced voluntary cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), which are being jointly administered under the caption In re LATAM Airlines Group S.A., Case No. 20-11254 (the “Chapter 11 Cases”) pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, certain of the Debtors sought and obtained recognition of their Chapter 11 Cases or commenced parallel proceedings with respect to the Chapter 11 Cases in three additional jurisdictions: Chile, Colombia and the Cayman Islands;

WHEREAS, on May 27, 2020 and July 10, 2020, the Grand Court of the Cayman Islands granted the applications of certain of the Debtors for the appointment of provisional liquidators pursuant to section 104(3) of the Companies Law (2020 Revision) (such proceedings, collectively the “JPL Proceedings’’);

WHEREAS, on June 4, 2020, the 2nd Civil Court of Santiago, Chile issued an order recognizing the Chapter 11 Cases with respect to LATAM Airlines Group S.A., Lan Cargo S.A., Fast Air Almacenes de Carga S.A., Latam Travel Chile II S.A., Lan Cargo Inversiones S.A., Transporte Aereo S.A., Inversiones Lan S.A., Lan Pax Group S.A. and Technical Training LATAM S.A.;

WHEREAS, on June 12, 2020, the Superintendence of Companies of Colombia granted recognition of the Chapter 11 Cases in Colombia;

WHEREAS, in connection with the Chapter 11 Cases, the Parties have engaged in good faith, arm’s-length negotiations, including in connection with Bankruptcy Court-ordered mediation overseen by the Honorable Judge Allan L. Gropper (Ret.), regarding the principal terms of a chapter 11 plan of reorganization to be prepared and proposed by the Debtors (the “Approved Plan”), which Approved Plan shall contain the terms and conditions set forth in, and be consistent in all material respects with, the term sheet attached hereto as Exhibit A (such term sheet, including all annexes thereto, the “Plan Term Sheet,” and such reorganization, including the transactions contemplated herein and therein, on the terms and conditions described in this Agreement, the “Restructuring Transactions”);

WHEREAS, the Restructuring Transactions in connection with the Approved Plan contemplate the issuance of approximately (i) $1.467 billion in convertible “A” notes (the “New Convertible Notes Class A”), (ii) $1.373 billion in convertible “B” notes (the “New Convertible Notes Class B”) and (iii) $6,816 billion in convertible “C” notes (the “New Convertible Notes Class C” and, collectively with the New Convertible Notes Class A and New Convertible Notes Class B, the “New Convertible Notes”) on the terms and conditions set forth in the term sheets attached hereto as Exhibit B, Exhibit C and Exhibit D, respectively, (collectively, the “New Convertible Notes Term Sheets”);

WHEREAS, the Restructuring Transactions in connection with the Approved Plan contemplate the direct issuance of common shares (the “ERO New Common Stock”) of LATAM Parent through a certain $800 million equity rights offering of ERO New Common Stock to be offered for subscription and purchase to LATAM Parent shareholders in a preemptive rights offering (the “Equity Rights Offering”) on the terms and conditions set forth in the term sheet attached hereto as Exhibit E (the “Equity Rights Offering Term Sheet”, and, collectively with the Plan Term Sheet and the New Convertible Notes Term Sheets, the “Restructuring Term Sheets”);

WHEREAS, the Restructuring Transactions in connection with the Approved Plan contemplate the (i) issuance or incurrence, as applicable, of approximately $2.250 billion in notes or term loans (the “Exit Notes/Loans”) and the entry into an approximately $500 million revolving credit facility (the “Exit Revolver’’) and (ii) refinancing, amendment, amendment and restatement, extension or other modification of the RCF Credit Agreement (as defined in the Plan Term Sheet) (the “Modified Existing RCF”), which in each case shall be consistent in all material respects with the Restructuring Term Sheets;

WHEREAS, in connection with the Restructuring Transactions, the Parties have engaged, and shall continue to engage, in good faith, arm’s length negotiations regarding the detailed terms of a restructuring and the Parties have engaged, and shall continue to engage, in good faith, arm’s length negotiations regarding the execution of binding agreements for the Restructuring Transactions, including for the backstop of, as applicable, the ERO New Common Stock, the New Convertible Notes Class B and the New Convertible Notes Class C (collectively, the “Backstop Commitment Agreements”), which Backstop Commitment Agreements shall be consistent in all material respects with the Restructuring Term Sheets;

WHEREAS, the Parties desire to express to one another their mutual support and commitment in respect of the matters set forth herein; and

WHEREAS, subject to the execution of the Definitive Documents and, as applicable, the Restructuring Documents (each as defined below), subject to appropriate approvals by the Bankruptcy Court, and, solely with respect to the Backstop Shareholders, the Eblen Group and Lan Cargo S.A., as applicable, subject to obtaining the Subsequent Approvals (as defined below), the terms of this Agreement set forth the Parties’ entire agreement concerning their respective obligations with respect to the Restructuring Transactions;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby and subject to the terms hereof, agrees as follows:

Section 1. Agreement Effective Date, Definitive and Restructuring Documentation

(a) This Agreement shall become effective, and each Party hereto shall be bound to the terms of this Agreement immediately upon the occurrence of the following conditions (the “Agreement Effective Date”); provided, that the Agreement Effective Date for any Joining Party shall be the date that such Joining Party executes the Joinder;

i.	Each of the Debtors shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties;

ii.	Each of the members of the Parent GUC Ad Hoc Group shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties; and

iii.

Each of the Backstop Shareholders and the Eblen Group, which must collectively hold over fifty percent (50%) of the Existing Common Stock, shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties.

(b) The definitive documents and agreements (along with any amendments, modifications, or supplements thereto) set forth in clauses (vii)-(xiii) below (the “Definitive Documents” and, the Definitive Documents along with the documents and agreements (along with any amendments, modifications, or supplements thereto) set forth in clauses (i)-(xiii), collectively, the “Restructuring Documents”) related to or otherwise utilized to implement, effectuate or govern the Restructuring Transactions shall consist of:

i.	this Agreement (including, each of Exhibits A—E and Schedules attached hereto);

ii.

the order of the Bankruptcy Court authorizing the Debtors to pay backstop commitment fees to the applicable ERO New Common Stock Backstop Parties or the New Convertible Notes Class C Backstop Parties (the “Backstop Ordea"l;

iii.

the disclosure statement (and all exhibits and other documents and instruments related thereto, as amended or supplemented from time to time) with respect to the Approved Plan (the “Disclosure Statement”), the other solicitation materials in respect of the Approved Plan (such materials as amended or supplemented from time to time, the “Solicitation Materials”);

iv.	the order (the “Disclosure Statement Order”) approving the Disclosure Statement and granting the other relief requested in the Disclosure Statement Motion (as defined below);

v.	the Approved Plan and the order confirming the Approved Plan (the “Confirmation Order”) and any documents included in or comprising the Plan Supplement (as defined in the Plan Term Sheet);

vi.

(y) every other order and/or resolution entered by the Bankruptcy Court and the Grand Court of the Cayman Islands, to the extent necessary and as applicable to implement the Restructuring Transactions; and (z) any order and/or resolution entered by the 2nd Civil Court of Santiago, Chile and the Superintendence of Companies of Colombia in respect of the recognition of the Confirmation Order in Chile and Colombia (as applicable), to the extent such recognition is sought and obtained, and every other proposed order filed by the Debtors in the Chapter 11 Cases in these proceedings, to the extent, in each case, such orders or proposed orders relate to and are necessary for the implementation or consummation of the Restructuring Transactions or are contemplated by this Agreement (including the Restructuring Term Sheets);

vii.	Backstop Commitment Agreements, consistent in all material respects with the terms of this Agreement, the Backstop Order and the Restructuring Term Sheets;

viii.

the bond issuance agreements with respect to each of the New Convertible Notes to be executed by LATAM Parent in furtherance of the Approved Plan and consistent in all material respects with the New Convertible Notes Term Sheets, together with the respective prospectus and other definitive documentation with respect to the New Convertible Notes;

ix.	the registration rights agreement consistent in all material respects with the terms of the Plan Term Sheet (the “Registration Rights Agreement”);

x.	definitive documentation with respect to the Equity Rights Offering which shall be consistent in all material respects with the Equity Rights Offering Term Sheet;

xi.	definitive documentation with respect to the Exit Notes/Loans, the Exit Revolver and the Modified Existing RCF;

xii.

any amendments of the by-laws of LATAM Parent that effectuate the Restructuring Transactions, any shareholder’s agreement with respect to the matters set forth in this Agreement (the “Shareholder’s Agreement”), and the Management Incentive Plan (defined below) and Management Protection Provisions (as defined in the Plan Term Sheet); and

xiii.	such other documents or agreements that are necessary to implement the Restructuring Transactions contemplated by this Agreement.

(c) The Restructuring Documents that remain subject to negotiation and/or completion shall, upon completion, contain terms, conditions, representations, warranties, and covenants consistent in all material respects with, and containing the terms and conditions set forth in, this Agreement (including the Restructuring Term Sheets and Schedules attached hereto), and otherwise shall be in form and substance reasonably acceptable to (i) the Debtors, (ii) the Commitment Creditors holding greater than 50% in principal amount of the aggregate outstanding principal amount of Allowed Claims (as defined in the Plan Term Sheet) against LATAM Parent held by the Parent GUC Ad Hoc Group (the “Requisite Commitment Creditors”), and (iii) the Backstop Shareholders; provided, however, and notwithstanding anything to the contrary contained herein, that the Backstop Commitment Agreements, the Backstop Order, any amendments of the by-laws of LATAM Parent that effectuate the Restructuring Transactions, the Shareholder’s Agreement, the Confirmation Order, and the Approved Plan shall each be in form and substance acceptable to the Requisite Commitment Creditors and the Backstop Shareholders (with respect to the Backstop Commitment Agreements, to the extent to the Party thereto) and the Registration Rights Agreement shall be in form and substance acceptable to the Requisite Commitment Creditors and the Debtors shall consult with the Backstop Shareholders with respect thereto.

(d) No Party shall be bound with respect to or obligated to perform any transaction contemplated by this Agreement until the agreement, execution, and delivery of definitive documentation.

Section 2. Representations of the Parties

Each of the Commitment Parties, severally and not jointly, hereby represents and warrants to the Debtors, and each of the Debtors hereby represents and warrants to each of the Commitment Parties, that, as of the Agreement Effective Date, the following statements, to the extent such statement relates to such Commitment Party or Debtor, are true, correct and complete:

(a) Each Party has all requisite corporate, partnership, limited liability company or similar authority to execute this Agreement and, solely with respect to the Backstop Shareholders, the Eblen Group and Lan Cargo S.A., subject to obtaining the Subsequent Approvals, to carry out the transactions contemplated by, and perform its obligations contemplated under, this Agreement; and the execution and delivery of this Agreement and, solely with respect to the Backstop Shareholders, the Eblen Group and Lan Cargo S.A., subject to obtaining the Subsequent Approvals, the performance of such Party’s obligations under this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or other similar action on its part;

(b) The execution, delivery, and, solely with respect to the Backstop Shareholders, the Eblen Group and Lan Cargo S.A., subject to obtaining the Subsequent Approvals, performance by each Party to this Agreement does not violate (i) any provision of law, rule or regulation applicable to it, or (ii) its charter or by-laws (or other similar governing documents);

(c) Solely with respect to the Backstop Shareholders, the Eblen Group and Lan Cargo S.A., subject to obtaining the Subsequent Approvals, this Agreement is the legally valid and binding obligation of each Party, enforceable against such Party in accordance with its terms, in the case of the Debtors, subject to the Debtors’ receiving approval from the Bankruptcy Court for entry into this Agreement;

(d) Although none of the Parties intends that this Agreement constitutes, and each believes it does not constitute, a solicitation and acceptance of any plan of reorganization, regardless of whether its claims or Equity Rights (defined below) constitute a “security” within the meaning of the Securities Act of 1933 (as amended, the “Securities Act”), such Commitment Party (i) is a sophisticated investor with respect to the transactions described herein with sufficient knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of owning and investing in any securities that may be issued in connection with the Restructuring Transactions, making an informed decision with respect thereto, and evaluating properly the terms and conditions of this Agreement, and it has made its own analysis and decision to enter in this Agreement, (ii) is a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, an Institutional Accredited Investor (IAI) under the Securities Act or is a “non-U.S. Person” as defined in Rule 902 of the Securities Act, who is located outside of the United States, of such similar sophistication; (iii) is acquiring any securities that may be issued in connection with the Restructuring Transactions for its own account and not with a present view to the distribution thereof; and (iv) has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it deemed appropriate and sufficient;

(e) Each Commitment Creditor, after taking into account (x) the consummation of any transactions in respect of claims that remain pending as of the Agreement Effective Date and (y) the effect of the last sentence of this subsection (e), (i) (A) is the legal and beneficial owner of the claims (as defined in the Plan Term Sheet), or portion of the claim as set forth below its name on Schedule II hereof (or, as applicable, the Joinder (as defined below)), free and clear of all claims, liens and encumbrances, or (B) has investment and voting discretion with respect to the claims, or portions of claims, as set forth below its name on Schedule II hereof (or, as applicable, the Joinder) in respect of matters relating to the Restructuring Transactions contemplated by this Agreement and has the power and authority to bind the beneficial owner(s) of such claims to the terms of this Agreement (with respect to such Commitment Creditor, all claims under clauses (A) and (B) and any additional claims against the Debtors or any interests in the Debtors it owns or has such control over from time to time regardless of when acquired, including such claims or interests acquired after the Agreement Effective Date, the “Participating Claims”); and (ii) has full power and authority to act on behalf of, vote and consent to matters concerning such Participating Claims with respect to matters relating to the Restructuring Transactions contemplated by this Agreement and dispose of, exchange, assign and transfer such Participating Claims. Further, each Commitment Creditor has made no prior assignment, sale or other transfer of, and has not entered into any other agreement to assign, sell or otherwise transfer, in whole or in part, any portion of its right, title, or interests in such Participating Claims; provided, however, all Parties hereto acknowledge and agree that there may be such transactions between certain of the Commitment Creditors that remain pending as of the Agreement Effective Date. Notwithstanding anything to the contrary contained herein, the Parties hereto acknowledge and agree that the Commitment Creditors that are holders of Participating Claims may be (i) the beneficial owner of all or a portion of the principal amount of such Participating Claims pursuant to a participation agreement or sub-participation agreement or (ii) the buyer under a trade confirmation for all or a portion of the principal amount of such Participating Claims which, as of the Agreement Effective Date, remains pending for settlement; accordingly, such Commitment Creditors’ investment and voting discretion for all purposes hereunder (including without limitation, the ability to dispose of, exchange, assign and transfer such Participating Claims) may be limited or restricted by the express terms of such Commitment Creditors’ respective participation agreement, sub-participation agreement, or trade confirmation which may grant the sub-participation counterparty and/or the nominal or record holder of such Participating Claims the right to vote or direct actions in respect of such Commitment Creditors’ Participating Claims;

(f) Schedule II reflects all Participating Claims, or portion of Participating Claims, owned by each Commitment Creditor as of the Agreement Effective Date. To the extent that Schedule II does not reflect all Participating Claims, or portion of Participating Claims, in each case against a Debtor other than LATAM Parent, owned by each Commitment Creditor as of the Agreement Effective Date, the Commitment Creditors shall promptly provide the Debtors a supplemental schedule that reflects all such Participating Claims or portion of such Participating Claims by no later than December 3, 2021;

(g) Each of the Backstop Shareholders and the Eblen Group is the sole legal and beneficial owner of the common shares of LATAM Parent and each Commitment Creditor is the sole legal and beneficial owner of the common shares of LATAM Parent (collectively, the “Existing Common Stock”), if any, set forth next to its name on Schedule II and related preemptive rights (the “Preemptive Rights”), free and clear of all claims, liens and encumbrances (other than, in the case of Costa Verde, pledges of such shares made prior to the date hereof in favor of certain financial institutions); and

(h) With respect to Deutsche Bank Securities Inc., Citigroup Financial Products Inc. and Barclays Bank Plc, each in their capacities as Commitment Parties, the Debtors acknowledge and agree that the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of each such Commitment Parties as set in the signature page hereto on the Effective Date, which principally manages and/or supervises each such Commitment Parties’ investment in the Debtors and holds the Participating Claims for each such Commitment Parties, and shall not apply to any other affiliate, trading desk or business group of each such Commitment Parties.

Section 3. Milestones

The Debtors shall implement the Restructuring Transactions in accordance with the following milestones (the “Milestones”), which, to the extent such date (including any extension thereof), does not consist of a date certain, shall be calculated under Rule 9006 of the Federal Rules of Bankruptcy Procedure, subject to the cure periods below, unless extended, waived, or otherwise agreed to in writing (email from counsel being sufficient) by at least two unaffiliated Backstop Shareholders (the “Requisite Backstop Shareholders”) and the Requisite Commitment Creditors:

(a) the Debtors shall file the Disclosure Statement and Approved Plan on or before November 26, 2021, it being acknowledged and agreed that such Disclosure Statement and Approved Plan has not been approved by any Commitment Party and that, in the event such filed Approved Plan and Disclosure Statement is not reasonably acceptable to any Commitment Party, counsel to the Commitment Parties shall provide comments to the Debtors and the Debtors shall file amended versions of the Disclosure Statement and Approved Plan acceptable in form and substance to the Parties by no later than December 10, 2021, provided that the Commitment Parties provide their principal comments no later than December 3, 2021 and provided further that the Parties may consent to extend such December 10, 2021 deadline to the extent the Parties are continuing in good faith to negotiate the language of the Approved Plan and/or the Disclosure Statement (which consent shall not be unreasonably withheld);

(b) the Debtors shall execute the Backstop Commitment Agreements by not later than December 21, 2021;

(c) the Bankruptcy Court hearing to consider entry of the Backstop Order shall commence not later than forty (40) days after the execution of the Backstop Commitment Agreements, provided that Company shall use commercially reasonable efforts to obtain a hearing date for the approval of the Backstop Commitment Agreements in advance of the January 27, 2022 omnibus hearing;

(d) the Bankruptcy Court hearing to consider entry of the Disclosure Statement Order (the “Disclosure Statement Hearing”) shall commence not later than January 27, 2022; provided, that the Debtors may extend such period by fourteen (14) days;

(e) obtain entry of the Disclosure Statement Order from the Bankruptcy Court reasonably acceptable in form and substance to the Parties by not later than fourteen (14) days after the commencement of the Disclosure Statement Hearing;

(f) the Bankruptcy Court hearing to consider entry of the Confirmation Order (the “Confirmation Hearing”) shall commence not later than sixty (60) days from the date the Bankruptcy Court enters the Disclosure Statement Order;

(g) the Bankruptcy Court shall enter the Confirmation Order in form and substance acceptable to the Parties by not later than thirty (30) days after the commencement of the Confirmation Hearing; and

(h) the effective date of the Approved Plan (the “Plan Effective Date”) shall occur no later than one hundred twenty (120) days after entry of the Confirmation Order.

Section 4. Commitments Regarding the Restructuring Transactions

4.01. Commitment of the Commitment Parties

(a) During the period beginning on the Agreement Effective Date and ending on the date this Agreement is terminated (the “Termination Date” and such period, the “Effective Period”), subject to the terms and conditions of this Agreement, including, solely with respect to the Backstop Shareholders, subject to obtaining the Subsequent Approvals, each of the Commitment Parties agrees, severally and not jointly, that:

1. it shall cooperate and coordinate activities (to the extent practicable and subject to the terms hereof) with the other Parties and will use commercially reasonable efforts to pursue, support, solicit, implement, confirm, and consummate the Restructuring Transactions, as applicable, and to execute any document and give any notice, order, instruction, or direction reasonably necessary to support, facilitate, implement, consummate, or otherwise give effect to the Restructuring Transactions, as applicable, and to act in good faith and take all commercially reasonable actions to negotiate the Definitive Documents with the other Commitment Parties and the Debtors on terms consistent with the Restructuring Term Sheets and consummate the Restructuring Transactions consistent in all material respects with this Agreement;

2. it shall use commercially reasonable efforts to cooperate with and assist the other Parties in obtaining additional support for the Restructuring Transactions from other stakeholders and shall consult with the other Parties regarding the status and the material terms of any negotiations with any such stakeholders;

3. it shall not, directly or indirectly,

i. object to, delay, impede, or take any other action that is materially inconsistent with, or is intended or is likely to interfere with acceptance, implementation or consummation of the Approved Plan or the Restructuring Transactions;

ii. seek, solicit, encourage, propose, assist, consent to, vote for, engage in substantive negotiations, or enter into any agreement in connection with or regarding, or participate in the formulation or preparation of any Alternative Transaction3; provided, however, if any of the Commitment Parties receive an unsolicited bona fide proposal or expression of interest regarding any Alternative Transaction during the Effective Period, such Commitment Party shall promptly inform LATAM Parent of any Alternative Transaction and any offer, arrangement, understanding or agreements related to any Alternative Transaction that such Commitment Party becomes aware of and promptly provide LATAM Parent with a summary of the material terms thereof;

iii. (a) publicly announce that it intends to take or has taken any action, in each case, that is inconsistent in any material respect with this Agreement or the Restructuring Documents (including, but not limited to, moving to dismiss the Chapter 11 Cases, or moving to convert the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code), or (b) execute, file or agree to file any motion, pleading or other Restructuring Document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that is inconsistent in any material respect with this Agreement, the Restructuring Term Sheets or the Restructuring Transactions;

iv. move for the appointment of an examiner with expanded powers or a chapter 11 trustee in any of the Chapter 11 Cases; or

[3]

“Alternative Transaction” shall mean any plan, inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, asset sale, share issuance, tender offer, exchange offer, recapitalization, plan of reorganization, share exchange, business combination, joint venture, or similar transaction involving any one or more Debtors or the debt, equity, or other interests in any one or more of the Debtors, that is an alternative to one or more of the Restructuring Transactions.

v. take any action or file any motion, application, objection or adversary proceeding (a) undermining or challenging, (or seeking standing to challenge) as applicable, the amount, validity, settlement, enforceability, perfection, or priority of, or seeking avoidance or subordination of, any portion of any of the Participating Claims, Existing Common Equity or Preemptive Rights of any Commitment Party, as applicable, or any liens securing such Participating Claims, or (b) asserting any other cause of action against and/or with respect or relating to the Participating Claims, Existing Common Equity or Preemptive Rights of any Commitment Party, as applicable, provided that, for the avoidance of doubt, nothing herein shall prevent any Commitment Party from filing any affirmative, responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise regarding the allowance or treatment of their Participating Claims, Existing Common Equity or Preemptive Rights of any Commitment Party, as applicable, or any liens securing such Participating Claims;

4. to the extent applicable, it shall timely vote each of its Participating Claims to accept the Approved Plan by delivering its duly executed and completed ballot(s) accepting the Approved Plan on a timely basis following the commencement of the solicitation and its actual receipt of the Solicitation Materials and ballot, and not change, withdraw, or revoke (or cause to be changed, withdrawn, or revoked) such vote; provided, however, that such vote may be revoked (and, upon such revocation, deemed void ab initio) by such Commitment Party at any time if this Agreement is terminated with respect to such Commitment Party (it being understood by the Parties that any modification of the Approved Plan that results in a termination of this Agreement pursuant to Section 7 hereof shall entitle such Commitment Party an opportunity to change its vote in accordance with section 1127(d) of the Bankruptcy Code);

5. except to the extent expressly contemplated under the Approved Plan or this Agreement, it will not exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any claims against or equity interests in the Debtors, and any other claims against any direct or indirect subsidiaries of the Debtors that are not Debtors;

6. it shall support and take all actions reasonably requested by the Debtors to facilitate the solicitation of the Approved Plan, obtain approval of the Disclosure Statement, and obtain confirmation and consummation of the Plan and the Restructuring Transactions;

7. it shall use commercially reasonable efforts to promptly cooperate with, assist, and take all actions reasonably appropriate in obtaining approval of the Disclosure Statement, facilitating the solicitation of the Approved Plan, obtaining entry of the Confirmation Order and consummation of the Approved Plan including, but not limited to, voting each of its claims against or (to the extent applicable) equity interests in the Debtors in support of the Approved Plan and by not taking any action, directly or indirectly, to object to, delay, impede, or take any other action to interfere with such approval, solicitation, entry or consummation;

8. it shall support, consent to, and not opt out of the releases and exculpation provisions in the Approved Plan, which shall be substantially in the form set out in the Plan Term Sheet;

9. it shall provide to the Debtors’ counsel in the Chapter 11 Cases (a) drafts of all Definitive Documents drafted by such Commitment Party in a timely fashion, and (b) all draft copies of all motions, filings or proposed orders that relate to the Restructuring Transactions prepared by any Commitment Party that such Commitment Party intends to file with the Bankruptcy Court, at least three (3) days (or such shorter review period as may be necessary in light of exigent circumstances) prior to such filing and consult in good faith with Debtors’ counsel in the Chapter 11 Cases regarding the form and substance of all such proposed filings and shall, in good faith, consult and consider the Debtors’ reasonable request for additions or modification to such proposed filings;

10. to the extent applicable, it shall use commercially reasonable efforts to assist the Debtors in obtaining all necessary regulatory and antitrust approvals with respect to the Restructuring Transactions, including, but not limited to, providing the Debtors reasonably requested information, as promptly as practicable, except any personal identifiable information, or to the extent providing such information would constitute a violation of any enforceable regulatory agreement or applicable law and subject to any applicable restrictions and limitations set forth in any confidentiality agreements then in effect, required for making all filings and submissions required by any antitrust, competition and merger control laws and any other laws in connection with the Restructuring Transaction within sixty (60) days following the Agreement Effective Date (subject to the Debtors’ timely request of such information) and making all such filings and submissions within sixty (60) days following entry of the Disclosure Statement Order, promptly filing any additional information reasonably requested as soon as practicable after receipt of request therefor and reasonably cooperating with the Debtors with respect to the regulatory approval process;

11. it shall promptly (but in any event within three (3) Business Days)1 notify the Debtors in writing of the occurrence, or failure to occur, of any event of which such Commitment Party has actual knowledge and which such occurrence or failure would likely cause (x) any representation of such Commitment Party contained in this Agreement to be untrue or inaccurate in any material respect, (y) any covenant of such Commitment Party contained in this Agreement not to be satisfied in any material respect, or (z) any condition precedent contained in the Approved Plan or this Agreement related to the obligations of such Commitment Party not to occur or become impossible to satisfy;

[1]

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City, State of New York, United States of America; Santiago, Chile; Rio de Janeiro or São Paulo, Brazil; Lima, Peru; Bogota, Colombia are required or authorized to remain closed.

12. with respect to each Commitment Party thereto, it shall negotiate the terms of the Backstop Commitment Agreements with respect to the New Convertible Notes Class B, New Convertible Notes Class C and ERO New Common Stock, as relevant, in good faith, and execute such Backstop Commitment Agreements, each in a form acceptable to the relevant Commitment Parties and the Debtors and in accordance with the Plan Term Sheet. The term of the Backstop Commitments is expected to be long-term in duration, taking into consideration, among other things, the expected case timeline, and shall be negotiated in good faith in connection with the Backstop Agreements;

13. it shall agree to a management incentive plan (the “Management Incentive Plan”), which shall be consistent in all material respects with the Restructuring Term Sheets, no later than the date of the execution of the Backstop Commitment Agreements and work in good faith with the Debtors to negotiate, consummate and implement the Management Incentive Plan on the Plan Effective Date;

14. it shall support the amendment and assumption of the employment agreements containing the Management Protection Provisions (as defined in the Plan Term Sheet);

15. it shall oppose and not support the Motion of the Official Committee of Unsecured Creditors for (I) Leave, Standing, and Authority to Commence and Prosecute Certain Claims and Causes of Action on Behalf of the Debtors ’ Estates Against Delta Air Lines, Inc. and its Affiliates and (II) Non-Exclusive Settlement Authority Regarding Such Claims [ECF No. 2531] and the Motion of the Official Committee of Unsecured Creditors for (I) Leave, Standing, and Authority to Commence and Prosecute Certain Claims and Causes of Action on Behalf of the Debtors ’ Estates Against Qatar Airways Q. C.S. C. and its Affiliates and (II) Non-Exclusive Settlement Authority Regarding Such Claims [ECF No. 2532] (collectively, the “Standing Motions”); provided, however, that if this Agreement is terminated, each Party reserves all rights with respect to the claims asserted in the Standing Motions;

16. it shall support the Debtors’ request for entry of an order extending the exclusive periods in which the Subsequent Debtors2 may file a chapter 11 plan and solicit acceptances with respect to such chapter 11 plan, in each case, solely to the extent that such plan is the Approved Plan;

[2]

“Subsequent Debtors” means TAM S.A., TAM Linhas Aereas S.A., ABSA Aerolinhas Brasileiras S.A., Prismah Fidelidade Ltda., Fidelidade Viagens e Turismo S.A., TP Franchising Ltda., Holdco I S.A., Multiplus Corretora de Seguros Ltda. and Piquero Leasing Limited, each of whom filed voluntary petitions under chapter 11 of the Bankruptcy Code on July 7 and 9, 2020, as applicable.

17. reserved;

18. solely with respect to the Commitment Creditors, and subject to the confidentiality restrictions set forth in Section 26, they agree to provide the amount of each Commitment Creditor’s claim holdings on Schedule II (including claims that will be subject to this Agreement following consummation of any transactions that remain pending as of the Agreement Effective Date) and provide an updated Schedule II to LATAM Parent promptly upon the acquisition or transfer of claims or interests in the Debtors; and

19. it shall not direct any administrative agent or collateral agent (as applicable) to take any action inconsistent with such Commitment Party’s obligations under this Agreement, and, if any applicable administrative agent or collateral agent takes any action inconsistent with such Commitment Party’s obligations under this Agreement, such Commitment Party shall use commercially reasonable efforts to direct and cause such administrative agent or collateral agent to cease and refrain from taking any such action, so long as the such Commitment Party is not required to incur any material out-of-pocket costs or provide any indemnity in connection therewith;

provided, however that nothing in this Section 4.01(a) shall require any Commitment Party to incur, assume, or become liable for any expenses, liabilities, or other obligations, or to commence litigation, or agree to any commitments, undertakings, concessions, indemnitees or other arrangements, that could result in expenses, liabilities or other obligations to any such Party, other than as specifically stated in this Agreement (including the Restructuring Term Sheets) and the Restructuring Documents.

(b) Notwithstanding the foregoing, nothing in this Agreement and neither a vote to accept the Approved Plan by a Commitment Party nor the acceptance of the Plan by any Commitment Party will limit any of the following rights of the Commitment Parties:

1. under any applicable bankruptcy, insolvency, foreclosure or similar proceeding, including, appearing as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, in each case provided that such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement and do not hinder, delay or prevent consummation of the Approved Plan and the Restructuring Transactions;

2. to take or direct any action relating to maintenance, protection, or preservation of any collateral provided that such action is not inconsistent with this Agreement and does not hinder, delay, or prevent consummation of the Approved Plan and the Restructuring Transactions;

3. to consult with other Commitment Parties, the Debtors, or any other party in interest in the Chapter 11 Cases; provided, that such action is not inconsistent with this Agreement and does not hinder, delay or prevent consummation of the Approved Plan and the Restructuring Transactions;

4. to enforce any right, remedy, condition, consent or approval requirement under this Agreement or any of the Restructuring Documents; or

5. to sell, assign, participate or enter into any other transfers of Participating Claims or Equity Rights, in each case solely pursuant to Section 6 or Section 21 of this Agreement;

6. solely with respect to the Backstop Shareholders (or their affiliates) that are DIP Lenders (as defined in the DIP Credit Agreement (as defined below)), subject to Section 4.01(a)(19) above, to enforce (or cause to enforce) any Party’s rights and obligations under that certain Super-Priority Debtor-in-Possession Term Loan Agreement, dated September 29, 2020, (as may be amended, modified, or supplemented from time to time, the “DIP Credit Agreement”) and any related documents (collectively, the “DIP Documents”) and, for the avoidance of doubt, nothing herein shall require any Party to take any action (or refrain from taking any action) that could reasonably be expected to constitute a breach of such Party’s obligations under the DIP Documents;

4.02. Additional Commitments of the Backstop Shareholders and Commitment Creditors

In addition to the commitments set forth in Section 4.01(a), and subject to Section 4.01(b), during the Effective Period and subject to the terms and conditions of this Agreement, including, solely with respect to the Backstop Shareholders, subject to obtaining the Subsequent Approvals, each Backstop Shareholder and each Commitment Creditor that holds Existing Common Stock and/or the related Preemptive Rights, and, together with the Existing Common Stock, (the “Equity Rights”) or later acquires common stock after the Agreement Effective Date (the “Subsequently Acquired Common Stock”) and/or the related preemptive rights acquired after the commencement of the Equity Rights Offering and the preemptive rights offering with respect to the New Convertible Notes (the “Subsequently Acquired Preemptive Rights”, and, together with the Subsequently Acquired Common Stock, the “Subsequently Acquired Equity Rights”) and any assignee or transferee of a Backstop Shareholder or Commitment Creditor, agrees, on behalf of themselves and their affiliates in each case, in their capacity as a holder of Existing Common Stock and/or Preemptive Rights or Subsequently Acquired Common Stock and/or Subsequently Acquired Preemptive Rights, as applicable, severally and not jointly to:

(a) attend, either in person or by duly appointed proxy, each shareholders’ meeting or meetings summoned in respect of any Restructuring Transaction or Restructuring Document;

(b) vote its Existing Common Stock and Subsequently Acquired Common Stock in favor of taking all necessary actions to effectuate the Restructuring Transactions including, without limitation, voting in favor of approving all capital increases, stock issuances, convertible debt issuances and/or by-law amendments as may be contemplated as part of any Restructuring Transaction;

(c) (i) with respect to the Backstop Shareholders, waive all rights to subscribe and purchase New Convertible Notes Class A or New Convertible Notes Class C, and (ii) with respect to each Commitment Creditor holding Existing Common Stock and/or Preemptive Rights or Subsequently Acquired Common Stock and/or Subsequently Acquired Preemptive Rights, waive all rights to subscribe and purchase New Convertible Notes Class B, in each case, including the execution of all documentation necessary to give effect to such waiver based on its ownership of Equity Rights or Subsequently Acquired Equity Rights;

(d) waive and/or exercise its Preemptive Rights or Subsequently Acquired Preemptive Rights when necessary to effectuate the Restructuring Transactions and as expressly provided in this Agreement.

provided, however that nothing in this Section 4.02 shall require any Commitment Party to commence litigation, or agree to any commitments, undertakings, concessions, indemnitees or other arrangements, that are reasonably expected to result in material obligations to any such Party, other than as specifically stated in this Agreement (including the Restructuring Term Sheets) and the Restructuring Documents; provided further, to the extent any pledged Equity Rights are foreclosed upon, this Section 4.02 shall apply mutatis mutandi to any such Equity Rights; provided further, nothing in this Section 4.02 shall prohibit any Commitment Creditor who holds Equity Rights as of the Agreement Effective Date from completing a Transfer (as defined below) with respect to such Equity Rights held by such Commitment Creditor as of the Agreement Effective Date and the transferee party to such a Transfer shall not be obligated to execute a Joinder or otherwise be bound to this Agreement in any respect, and such Commitment Creditor shall no longer have any obligations under this Agreement solely with respect to any such transferred Equity Rights.

4.03. Commitments of the Eblen Group.

(a) During the period between the date hereof until the date on which the Debtors obtain the registration of the ERO New Common Stock, the New Convertible Notes and the New Convertible Notes Back-Up Shares with the Comisión para el Mercado Financiero (“CMF”), subject to the terms and conditions of this Agreement, the Eblen Group agrees, and any assignee or transferee of the Eblen Group agrees, in each case, in its capacity as a holder of Existing Common Stock and/or Preemptive Rights or Subsequently Acquired Common Stock and/or Subsequently Acquired Preemptive Rights, as applicable, to:

1. attend, either in person or by duly appointed proxy, each shareholders’ meeting or meetings summoned in respect of any Restructuring Transaction or Restructuring Document;

2. vote its Existing Common Stock and Subsequently Acquired Common Stock in favor of approving all capital increases, stock issuances and convertible debt issuances and/or bylaw amendments as may be contemplated as part of the Restructuring Transactions; and

3. not Transfer any of its Equity Rights or Subsequently Acquired Equity Rights (in whole or in part), except, to a person or entity that is a Backstop Shareholder or an affiliate of a Backstop Shareholder pursuant to the execution of a Joinder as contemplated by Section 6(f), it being understood and agreed that any such Equity Rights or Subsequently Acquired Equity Rights shall, in the case of a Transfer to a Backstop Shareholder automatically be deemed to continue to be subject to the terms of this Agreement;

provided, however that nothing in this Section 4.03(a) shall require the Eblen Group to incur, assume, or become liable for any expenses, liabilities, or other obligations, or to commence litigation, or agree to any commitments, undertakings, concessions, indemnitees or other arrangements, that could result in expenses, liabilities or other obligations to the Eblen Group, other than as specifically stated in this Agreement (including the Restructuring Term Sheets) and the Restructuring Documents.

(b) Notwithstanding anything to the contrary in this Agreement and in this Section 4.03, this Agreement shall not limit in any way the right of the Eblen Group to (i) exercise, dispose, exchange, assign and/or transfer its Preemptive Rights or acquire additional Preemptive Rights, or (ii) from the date on which the Debtors obtain the registration of the ERO New Common Stock, the New Convertible Notes and the New Convertible Notes Back-Up Shares with the CMF, sell, dispose, exchange, assign and/or transfer its Existing Common Stock and Subsequently Acquired Common Stock.

4.04. Commitments of the Debtors

(a) During the Effective Period, each Debtor hereby agrees that it shall:

1. diligently pursue and make commercially reasonable efforts to support, solicit, implement, confirm, and consummate each of the Restructuring Transactions, as applicable, on the terms and conditions set forth in this Agreement, the Restructuring Term Sheets, the Schedules attached hereto and the Approved Plan, and, subject to Section 27, not enter into any agreement to pursue any Alternative Transaction or other restructuring transaction for the Debtors or substantially all of their assets or equity interests;

2. use all good faith efforts to cooperate with and provide reasonable assistance the other Parties in obtaining additional support for the Restructuring Transactions from other stakeholders and shall consult with the other Parties regarding the status and the material terms of any negotiations with any such stakeholders;

3. negotiate in good faith and use commercially reasonable efforts to implement this Agreement and the Approved Plan as promptly as practicable (as contemplated by the Milestones) in accordance with the Restructuring Term Sheets, the transactions and other actions contemplated hereby and thereby;

4. (y) take all actions reasonably necessary and appropriate in furtherance of confirming the Approved Plan and consummating the Restructuring Transactions in accordance with, and within the time frames contemplated by this Agreement, including, without limitation, executing any document and giving any notice, order, instruction, or direction reasonably necessary to support, facilitate, implement, consummate, or otherwise give effect to the Restructuring Transactions, as applicable and (z) take no action that is materially inconsistent with this Agreement;

5. obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions as soon as reasonably practicable (if any, and to the extent such approvals are not overridden by the Bankruptcy Code);

6. provide to the Commitment Parties’ respective counsel in the Chapter 11 Cases (a) drafts of all Definitive Documentation to be prepared by the Debtors, and comments on all Definitive Documentation to be prepared by other parties, each to be provided in a timely manner, and (b) all draft copies of all material motions, filings or proposed orders that the Debtors intend to file with the Bankruptcy Court as soon as reasonably practicable, but in no event less than three (3) days (or such shorter period as may be necessary in light of exigent circumstances) prior to such filing and consult in good faith with the Commitment Parties’ respective counsel regarding the form and substance of all such proposed filings, and shall in good faith, consult and consider the Requisite Commitment Creditors’ and the Backstop Shareholders’ reasonable request for additions or modification to such proposed filings;

7. oppose and not support the Standing Motions; provided, however, that if this Agreement is terminated, the Debtors reserve all rights with respect to the claims asserted in the Standing Motions;

8. not support the efforts of any person seeking to object to, delay, impede, or take any other action that, in the Debtors’ view, is inconsistent with, or is intended or would reasonably be expected to prevent, impede, or frustrate the acceptance, approval or implementation of the Approved Plan, the Restructuring Transactions and the Restructuring Documents;

9. timely file, in consultation with counsel to the Commitment Parties, an objection to any motion filed with the Bankruptcy Court by any person seeking an order (i) directing the appointment in the Chapter 11 Cases of an examiner with expanded powers or a trustee; (ii) directing the appointment of an official committee of equity holders in the Chapter 11 Cases; (iii) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code; (iv) dismissing any of the Chapter 11 Cases or (v) granting any relief that is inconsistent with this Agreement in any material respect;

10. timely file and fully prosecute a formal objection, in consultation with and after receiving any necessary information from counsel to the Commitment Creditors to any motion, application, objection or adversary proceeding (a) challenging (or seeking standing to challenge) as applicable, the amount, validity, settlement, enforceability, perfection, or priority of, or seeking avoidance or subordination of, any portion of any of the Allowed Claims or any Claims that Debtors have agreed to settle, Existing Common Equity or Preemptive Rights of any Commitment Party, as applicable, or any liens securing such Allowed or settled Claims, Existing Common Equity or Preemptive Rights or (b) asserting any other cause of action against and/or with respect or relating to the Allowed or settled Claims, Existing Common Equity or Preemptive Rights, as applicable;

11. timely file a formal reply, in consultation with counsel to the Commitment Creditors and the Backstop Shareholders, to any objection or other pleading opposing the entry of the Confirmation Order, or challenging any term or provision of the Approved Plan or the Restructuring Transactions;

12. comply in all material respects with applicable laws (including making or seeking to obtain all required material consents and/or appropriate filings or registrations with, notifications to, or authorizations, consents or approvals of any regulatory or governmental authority, and paying all material taxes as they become due and payable except to the extent nonpayment thereof is permitted by the Bankruptcy Code);

13. promptly (and in any event within three (3) Business Days of any such occurrence) notify the advisors to the Commitment Parties in writing of any material governmental or third party complaints, litigations, investigations, or hearings which would prevent the consummation of the Restructuring Transactions or Approved Plan (or written communications indicating that the same may be contemplated or threatened), unless such notice is disclosed publicly on the docket maintained in the Chapter 11 Cases;

14. operate the business of each of the Debtors in the ordinary course (other than changes in the operations resulting from or relating to the Restructuring Transactions or the filing of the Chapter 11 Cases) and consistent with past practice and in a manner that is materially consistent with this Agreement and the business plan of the Debtors and confer with advisors to the Commitment Parties, as reasonably requested, on operational matters and the general status of ongoing operations;

15. upon reasonable request of the advisors to any Commitment Party inform, the advisors to such Commitment Party as to: (i) the status and progress of the Restructuring Transactions, including, without limitation, progress in relation to the negotiations of the Restructuring Documents and (ii) the status of obtaining any necessary or desirable authorizations (including any consents) with respect to the Restructuring Transactions from each Commitment Party, any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange;

16. as reasonably requested by advisors to any Commitment Party, provide advisors to such Commitment Party information and periodic reporting that the Debtors provide to the DIP Lenders pursuant to the DIP Credit Agreement;

17. as reasonably requested, cause their advisors to confer with advisors to the Commitment Parties to report on operational and financial performance matters, collateral matters, and the general status of ongoing operations, and provide responses to all reasonable diligence requests with respect to the foregoing, subject to any applicable restrictions and limitations set forth in any confidentiality agreements then in effect;

18. promptly (but in any event within three (3) Business Days) notify counsel to the Commitment Parties in writing between the date hereof and the Agreement Effective Date of the occurrence, or failure to occur, of any event of which the Debtors have actual knowledge and which such occurrence or failure would likely cause (x) any representation of the Debtors contained in this Agreement to be untrue or inaccurate in any material respect, (y) any covenant of the Debtors contained in this Agreement not to be satisfied in any material respect, or (z) any condition precedent contained in the Approved Plan or this Agreement related to the obligations of the Debtors not to occur or become impossible to satisfy;

19. negotiate the terms of the Backstop Commitment Agreements with respect to the New Convertible Notes Class B, New Convertible Notes Class C, and ERO New Common Stock, in good faith, and execute such Backstop Commitment Agreements, each in a form acceptable to the relevant Commitment Parties and consistent in all material respects with the terms of this Agreement and the Restructuring Term Sheets;

20. Upon execution of the Backstop Commitment Agreements, commit to pay to the Backstop Shareholders and Commitment Creditors the Backstop Shareholder Fees (as defined in the Plan Term Sheet) and the Commitment Creditor Fees (as defined in the Plan Term Sheet) including without limitation, any agreed success fees, in each case to the extent properly invoiced, (i) upon Bankruptcy Court approval of each Backstop Agreement, such Backstop Shareholder Fees and Commitment Creditor Fees that have accrued through the date of such approval in cash upon such approval of each Backstop Agreement, (ii) following Bankruptcy Court approval of each Backstop Agreement, with respect to such Backstop Shareholder Fees and the Commitment Creditor Fees that are respectively due and payable, each month within 30 days of receiving an invoice from such Commitment Creditor or Backstop Shareholder (or their advisors) in full in cash and (iii) on the Effective Date with respect to such Backstop Shareholder Fees and the Commitment Creditor Fees that are respectively due and payable in full in cash; and

21. use commercially reasonable efforts to maintain their good standing under the laws of the state or other jurisdiction in which they are incorporated or organized.

(b) Subject to Section 27 hereof, during the Effective Period, each Debtor hereby agrees that it shall not:

1. seek, solicit, encourage, propose, assist, consent to, vote for, engage in substantive negotiations, or enter into any agreement in connection with or regarding, or participate in the formulation or preparation of any Alternative Transaction; provided, however, if any of the Debtors receive an unsolicited bona fide proposal or expression of interest regarding any Alternative Transaction during the Effective Period, it shall promptly inform the Commitment Parties of any Alternative Transaction and any offer, arrangement, understanding or agreements related to any Alternative Transaction that such Debtor becomes aware of and promptly provide counsel to the Commitment Parties with a summary of the material terms thereof;

2. object to, delay, impede, or take any other action that is materially inconsistent with, or is intended or would reasonably be expected to prevent, impede, or frustrate the acceptance, approval or implementation of the Approved Plan, the Restructuring Transactions, the Restructuring Documents or take any other action that is barred by this Agreement;

3. (i) publicly announce that it intends to take or has taken any action, in each case, that is inconsistent in any material respect with this Agreement or the Restructuring Documents (including, but not limited to, its intention to withdraw the Approved Plan, moving to voluntarily dismiss the Chapter 11 Cases other than as contemplated by the Approved Plan or this Agreement, or moving to convert the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code), (ii) suspend or revoke the Restructuring Transactions (including, but not limited to, withdrawing the Approved Plan), or (iii) execute, file or agree to file any motion, pleading or other Restructuring Document (including any modifications or amendments thereof) that is inconsistent in any material respect with this Agreement;

4. without the prior written consent of the Requisite Commitment Creditors and the Requisite Backstop Shareholders, (i) move for the (A) the conversion of any of the Chapter 11 Cases to chapter 7 under the Bankruptcy Code, (B) appointment of an examiner with expanded powers or a chapter 11 trustee in any of the Chapter 11 Cases, or (ii) support any other party seeking any of the foregoing relief; and

5. waive, amend or modify the Approved Plan or any Restructuring Document, in each case in a manner inconsistent with this Agreement, without the prior written consent of the Requisite Commitment Creditors and the Requisite Backstop Shareholders.

(c) Nothing in sub-clause (a) of this Section 4.04 shall: (1) affect the ability of any Debtor to consult with any Commitment Party, its advisors or any other party in interest in the Chapter 11 Cases (including any official committee appointed in the Chapter 11 Cases and the United States Trustee), or (2) prevent any Debtor from (x) enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement, or (y) exercising its rights under Section 27.

4.05. Reserved.

Section 5. Definitive Documents; Good Faith Cooperation

(a) Each Party hereby covenants and agrees to cooperate with each other in good faith in connection with, and shall, exercise commercially reasonable efforts with respect to the pursuit, approval, negotiation, execution, delivery, implementation and consummation of the Approved Plan and the Restructuring Transactions (solely with respect to the Backstop Shareholders and Lan Cargo S.A., subject to obtaining the Subsequent Approvals), as well as the negotiation, drafting, execution, as applicable, and delivery of the Restructuring Documents, which will, after the Agreement Effective Date, remain subject to negotiation and shall, upon completion, contain terms, conditions, representations, warranties, and covenants consistent in all material respects with the terms of this Agreement (including, for the avoidance of doubt, the Restructuring Term Sheets attached as Exhibits A-E hereto), and be in form and substance reasonably acceptable to (i) the Debtors, (ii) the Requisite Commitment Creditors and (iii) the Backstop Shareholders.

(b) The Parties severally and not jointly covenant and agree, consistent in all respects with clause (a) of this Section 5, (i) to negotiate in good faith the Approved Plan, the Confirmation Order, the Plan Supplement and the Definitive Documents, each of which shall, except as otherwise provided for herein, (x) contain the same economic terms as, and other terms consistent in all material respects with, this Agreement and (y) otherwise be in form and substance acceptable or reasonably acceptable in all material respects to the Parties, as applicable (to the extent such Parties are specifically provided with consent rights over such documents pursuant to this Agreement) and (z) be consistent in all material respects with this Agreement, and (ii) subject to the satisfaction of the terms and conditions set forth herein, and, solely with respect to the Backstop Shareholders and Lan Cargo S.A., subject to obtaining the Subsequent Approvals, to execute the Definitive Documents (to the extent such Party is contemplated to be a party thereto).

(c) Notwithstanding anything to the contrary contained herein, the Backstop Commitment Agreements, the amendment of the by-laws, the Backstop Order, the Shareholder’s Agreement, the Confirmation Order, the Disclosure Statement and the Approved Plan shall be in form and substance acceptable to the Requisite Commitment Creditors and the Backstop Shareholders.

Section 6. Transfers of Participating Claims/Equity Rights and Joinders

(a) Each Commitment Creditor agrees that, during the Effective Period, it shall not (i) sell, transfer, assign, pledge or otherwise dispose of, loan, issue, hypothecate, assign grant a participation interest in or option on, or otherwise convey or dispose of, directly or indirectly or (ii) deposit into a voting trust, or grant any proxies, or enter into a voting agreement with respect to (the actions described in clauses (i) and (ii) are collectively referred to herein as a “Transfer,” the Commitment Party making such Transfer is referred to herein as the “Transferor,” and a transferee receiving a Transfer pursuant to this Section 6 is referred to as a “Permitted Transferee”) any of its Participating Claims, or any option thereon or any right or interest (voting or otherwise) in any of its Participating Claims (including, any participation therein), unless such Transfer is to an affiliate or to a person or entity that is a Commitment Party or becomes a Commitment Party pursuant to execution of a Joinder (as defined below) as contemplated by Section 6(c), it being understood and agreed that, in the case of an existing Commitment Party or an affiliate of a Commitment Party, any such Participating Claims shall automatically be deemed to continue to be subject to the terms of this Agreement. Each Commitment Creditor agrees to take commercially reasonable efforts to provide prompt notice to counsel for the other Commitment Parties and the Debtors a notice in writing of any sale, transfer, assignment or other disposition of any of its Participating Claims, and in any event within five (5) Business Days of the consummation of such transaction, which may be satisfied by the delivery of a Joinder as provided hereunder by either the Permitted Transferee or a Transferor. Any Transfer made in violation of this Section 6 (other than a failure to provide timely notice) shall be deemed null and void ab initio and of no force or effect and shall not create any obligation or liability of any Debtors or Commitment Party to the purported transferee.

(b) Each Backstop Shareholder agrees that, during the Effective Period, it shall not Transfer any of its Equity Rights or Subsequently Acquired Equity Rights (in whole or in part), except, to a person or entity that is a Backstop Shareholder or an affiliate of a Backstop Shareholder pursuant to the execution of a Joinder as contemplated by Section 6(f), it being understood and agreed that any such Equity Rights or Subsequently Acquired Equity Rights shall, in the case of a Transfer to another Backstop Shareholder shall automatically be deemed to continue to be subject to the terms of this Agreement. Each Backstop Shareholder agrees to take commercially reasonable efforts to provide prompt notice to counsel for the other Backstop Shareholders and the Debtors a notice in writing of any sale, transfer, assignment or other disposition of any of its Participating Claims, and in any event within two (2) Business Days of the consummation of such transaction. Any Transfer made in violation of this Section 6 shall be deemed null and void ab initio and of no force or effect and shall not create any obligation or liability of any Debtors or Commitment Party to the purported transferee.

(c) Upon compliance with the requirements of Section 6(a) and (b), with respect to Participating Claims, Equity Rights or Subsequently Acquired Equity Rights, as applicable, held by the relevant Permitted Transferee upon consummation of a Transfer in accordance herewith, such Permitted Transferee is deemed to make all of the representations, warranties, and covenants of a Commitment Party set forth in this Agreement as of the date of such Transfer, but solely to the extent of the acquired Participating Claims, Equity Rights or Subsequently Acquired Equity Rights. No Transferor shall have any liability under this Agreement arising from or related to the failure of the Permitted Transferee to comply with the terms of this Agreement from and after the effective date of such Transfer made in compliance with this Section 6.

(d) Any person that joins this Agreement, agrees to be bound by all of the terms of this Agreement (as the same may be hereafter modified from time to time in accordance with the terms of this Agreement) (a “Joining Party”) by executing and delivering to counsel for the Debtors, on or prior to the date of the relevant transfer, a joinder in a form to be agreed to among the Parties hereto (the “Joinder”). Each Joining Party shall indicate, as applicable, on the appropriate schedule of its Joinder, (i) the number, nature and amount of claims, which shall be deemed to be Participating Claims of such Joining Party and (ii) the number of shares of Existing Common Stock, Preemptive Rights, Subsequently Acquired Common Stock or Subsequently Acquired Preemptive Rights held by such Joining Party, which such Participating Claims, Existing Common Stock, Preemptive Rights, Subsequently Acquired Common Stock and Subsequently Acquired Preemptive Rights shall be subject to all of the terms of this Agreement;. With respect to any Joining Party, upon the execution and delivery of the Joinder, such Joining Party hereby makes the representations and warranties of the Parties set forth in Section 2 of this Agreement to and the commitments set forth in Section 4 of this Agreement (as applicable); provided, however that such Joining Party shall not be deemed a Backstop Party under any circumstances unless such Joining Party has acquired Backstop Commitments from a Backstop Party in accordance with the relevant Backstop Commitment Agreement.

(e) Each Transferee (other than a Transferee that is an affiliate of a Backstop Shareholder) shall represent and warrant (which representations and warranties shall be included in each Joinder) that it is not (i) an air carrier or related holding company or subsidiary that transports cargo and/or passengers (a) domestically within any South American country, (b) regionally within South America, or (c) in and out of South America (each a “Competitor”) or (ii) acting in concert formally or informally with (or on behalf of) any Competitor to propose an alternative plan inconsistent with the Approved Plan (any party described in (i) and (ii) above, the “Competitor Party”). If any Participating Claims are transferred to a Competitor Party, such Competitor Party, as Transferee, will have no rights under this Agreement or any Definitive Documents. Notwithstanding anything in this Agreement to the contrary, no Transferor shall have any liability under the Agreement arising from or related to (x) any breach of any representations or warranties by a Competitor Party, and/or (y) the failure of any Competitor Party to comply with the terms of this Agreement from and after the effective date of such Transfer, and all such liability, penalties and/or damages arising therefrom shall be the responsibility of the Competitor Party. Any financial institution that buys any Participating Claims, becomes a Party to this Agreement through the execution of a Joinder and makes the representations thereunder, and is in full compliance with all terms and commitments under the Agreement (including affirmative support for the Approved Plan and related Definitive Documents), will not be deemed a “Competitor Party” under subclause (ii), above.

(f) This Agreement shall in no way be construed to preclude any Commitment Party from acquiring additional claims against or Equity Rights in any of the Debtors; provided that any such additional claims or Equity Rights shall, automatically be deemed to be Participating Claims of such Commitment Party and such acquired claims or Equity Rights shall be subject to all of the terms of this Agreement. Each Commitment Party agrees to provide to counsel for the other Commitment Parties and the Debtors a notice in writing of the acquisition of any such additional claims or Equity Rights within five (5) Business Days of the consummation of the acquisition transaction; provided, however, that additionally acquired claims or Equity Rights shall not result in any modification to the allocation of Backstop Commitments, unless such Commitment Party has acquired Backstop Commitments from a Backstop Party in accordance with the Backstop Commitment Agreement; provided further, however, the Commitment Parties shall comply with Section 4.01(a)(18)].

(g) Notwithstanding anything in this Agreement (including this Section 6) to the contrary, (i) a Commitment Party, may Transfer any Participating Claim against, or Equity Right in, as applicable, any Debtor to an entity that is acting in its capacity as a Qualified Marketmaker (as defined below) without the requirement that such entity be or become a Commitment Creditor provided that (i) the transferee of such Participating Claim or Equity Right, as applicable, from the Qualified Marketmaker shall join and/or comply in all respects with the terms of this Agreement, (ii) such Qualified Marketmaker subsequently transfers such Participating Claim or Equity Right, as applicable (by purchase, sale assignment, participation, or otherwise) within ten (10) Business Days of its acquisition to a transferee that is an entity that is not an affiliate, affiliated fund, or affiliated entity with a common investment advisor; provided, however, that if such Qualified Marketmaker fails to sell the Participating Claims or Equity Right within such timeframe or otherwise holds such Participating Claims or Equity Right at a time where affirmative action by a Commitment Party is required, the Qualified Marketmaker shall be required to vote such Participating Claims or Equity Right or otherwise take actions consistent with this Agreement while it still holds such Participating Claims or Equity Right; and (iii) to the extent that a Commitment Party, acting in its capacity as a Qualified Marketmaker, acquires any claim against any Debtor from a holder of such claim who is not a Commitment Party, it may Transfer (by purchase, sale, assignment, participation, or otherwise) such claim without the requirement that the transferee be or become a Commitment Party in accordance with this Section 6. For purposes of this clause (f) of this Section 6, a “Qualified Marketmaker” means an entity that (A) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims or interest against any of the Debtors (including debt securities or other debt) or enter with customers into long and short positions in claims against the Debtors (including debt securities or other debt), in its capacity as a dealer or market maker in such claims or interests against the Debtors, and (B) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

(h) Notwithstanding anything the contrary herein, this Section 6 shall not preclude any Commitment Party from transferring its Participating Claims, Equity Rights or Subsequently Acquired Equity Rights, as applicable, to affiliates of such Commitment Party (each, an “Affiliate Transferee”), which Affiliated Transferee shall be deemed a Commitment Party bound by the terms hereof, and the Commitment Party that transferred such Participating Claims, Equity Rights or Subsequently Acquired Equity Rights, as applicable, shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred Participating Claims, Equity Rights or Subsequently Acquired Equity Rights, as applicable.

Section 7. Termination of Obligations

This Agreement shall terminate (except as expressly otherwise provided in Section 18), and all obligations of the Parties shall immediately terminate and be of no further force and effect, upon the occurrence of any of the following events (each, a “Termination Event”):

(a) the Plan Effective Date;

(b) mutual written consent of the Debtors, the Requisite Commitment Creditors and the Requisite Backstop Shareholders effective one (1) Business Day after written notice of such termination is provided to each of the Commitment Parties in accordance with Section 15 hereof;

(c) the Subsequent Approvals are not obtained by the Subsequent Approvals Deadline;

(d) other than as specifically permitted under this Agreement, the taking by the Debtors any of the following actions: (i) voluntarily commencing any case or filing any petition seeking bankruptcy, winding up, dissolution, liquidation or other substantially similar relief under any federal, state or foreign bankruptcy, insolvency, receivership or substantially similar law now or in effect after the date of this Agreement other than the Chapter 11 Cases or to implement the Restructuring Transactions; (ii) applying for or consenting to the appointment of a receiver, administrator, receiver, trustee, custodian, sequestrator, conservator or substantially similar official for any Debtor or for a substantial part of its assets, (iii) filing an answer admitting the material allegations of a petition filed against it in any such proceeding referred to in clause (i) or (ii); or (iv) making a general assignment or arrangement for the benefit of creditors;

(e) the Bankruptcy Court’s entry of an order (A) directing the appointment of an examiner with expanded powers or a chapter 11 trustee in any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code or (C) dismissing any of the Chapter 11 Cases except as contemplated by the Approved Plan or this Agreement;

(f) with respect to any Commitment Creditor, the successful prosecution, challenge or objection, filed by any party (other than any of the Commitment Parties or their respective affiliates, transferees or assignees) to the amount (i) as previously Allowed (as defined in the Plan Term Sheet) by a court order and/or (ii) as separately previously agreed to by the Debtors and such Commitment Creditor with respect to any individual claim (to the extent such agreement exists);

(g) the Debtors’ receipt of written notice (a “Commitment Party Termination Notice”), with a copy delivered substantially simultaneously to the Commitment Parties, from either (i) the Requisite Commitment Creditors or (ii) the Requisite Backstop Shareholders, of:

1. the breach in any material respect by any of the Debtors of any of their covenants, obligations, representations, or warranties contained in this Agreement, and such breach remains uncured (if susceptible to cure) before the earlier of (i) five (5) Business Days from the date the Debtors receive a Commitment Party Termination Notice and (ii) one (1) calendar day prior to the projected Plan Effective Date, for the avoidance of doubt nothing herein shall provide a breaching Party with the ability to terminate this Agreement on account of such breaching Party’s breach;

2. the Debtors’ failure to meet any Milestone set forth in Section 3 after expiration of all applicable extension and cure periods;

3. the Debtors entry into, or filing of, any Definitive Documentation other than in accordance with Section 1 of this Agreement, that includes terms (by amendment or otherwise) that are inconsistent with, or in violation of, this Agreement or the Approved Plan;

4. appointment of a liquidator, trustee, custodian, receiver or similar person or entity with respect to any of the Debtors (excluding the appointment of the joint provisional liquidators in the JPL Proceedings), and such appointment is not reversed, revoked, dismissed, reversed, or lifted by the expiration of sixty (60) days after the date of such appointment;

5. the issuance by any governmental authority or court of competent jurisdiction of any ruling, decision, judgment or order enjoining or otherwise preventing the consummation of a material portion of the Restructuring Transactions or requiring the Debtors to take actions inconsistent in any material respect with the Approved Plan, unless such ruling, judgment or order has not been stayed, reversed or vacated within sixty (60) days after the date of such issuance;

6. the Bankruptcy Court granting relief that is requested by the Debtors and is inconsistent with this Agreement in any material respect or that is requested by any other person or entity and materially and adversely affects the Restructuring Transaction or materially delays its implementation;

7. the termination of the Backstop Commitment Agreements once executed and effective;

8. the occurrence and continuance of an Event of Default (as defined in the DIP Credit Agreement) under the DIP Credit Agreement, except to the extent waived in accordance with the DIP Credit Agreement;

9. the Debtors’ filing of any motion or pleading with the Bankruptcy Court that is inconsistent in any material respect with this Agreement or the Approved Plan and such motion or pleading has not been withdrawn prior to the earlier of (A) five (5) Business Days from the date the Debtors receive the Commitment Party Termination Notice, and (B) entry of an order of the Bankruptcy Court approving such motion or pleading;

10. (i) the Debtors’ withdrawal of the Approved Plan or the Debtors’ public announcement of their intention to withdraw the Approved Plan other than as contemplated by the Approved Plan or this Agreement, or to pursue an Alternative Transaction, (ii) the Debtors’ moving to voluntarily to dismiss any of the Chapter 11 Cases, (iii) the Debtors’ moving for conversion of any of the Chapter 11 Cases to chapter 7 under the Bankruptcy Code, (iv) the Debtors’ moving for the appointment of an examiner with expanded powers or a chapter 11 trustee in any of the Chapter 11 Cases, or (v) the Debtors’ supporting any other party seeking any of the foregoing relief;

11. the waiver, amendment or modification of the Plan or any Restructuring Documents, in each case in a manner prohibited by or inconsistent with any provision of this Agreement, without the consent of each of the Commitment Parties, as applicable; or

12. the Debtors’ proposal of or support for any Alternative Transaction;

(h) the Debtors’ exercise of their rights under Section 27 (whether or not the Debtors have formally terminated this Agreement in accordance with the terms of such Section 27);

(i) the breach in any material respect by any Commitment Party of any of its covenants, obligations, representations, or warranties contained in this Agreement or the Joinder and such breach remains uncured for a period of five (5) business days (the “Commitment Party Grace Period”) from the date the breaching Commitment Party receives a Commitment Party Termination Notice; provided, however, that, notwithstanding the foregoing but without limiting the breaching Commitment Parties’ liability to the other Parties hereunder arising from such breach, it shall not be a Termination Event if the breaching party is a Commitment Creditor and the non-breaching Commitment Creditors hold more than 50% in principal amount of the aggregate principal amount of Allowed Claims against LATAM Parent, or if such breaching party is a Backstop Shareholder or the Eblen Group and the non-breaching Backstop Shareholders, together with the Eblen Group (if they are the non-breaching Party), hold more than 50% of the Existing Common Stock; or

(j) To the extent a Commitment Party Termination Notice is required for any Termination Event, and such Termination Event is subject to a Commitment Party Grace Period, such Termination Event may be waived prior to the expiration of the Commitment Party Grace Period by written notice from the Debtors, the Requisite Commitment Creditors and/or the Requisite Backstop Shareholders, as applicable, that issued the Commitment Party Termination Notice to the breaching Commitment Party.

(k) Upon the occurrence of a Termination Event, unless waived under this Section 7 or Section 11, this Agreement shall terminate, each Party shall be released from its commitments, undertakings and agreements under or related to this Agreement and any of the Restructuring Documents, and there shall be no liability or obligation on the part of any Party hereto; provided that in no event shall any such termination relieve a Party hereto from (i) liability for its breach or non-performance of its obligations under this Agreement before the date of such termination, and (ii) obligations under this Agreement which expressly survive any such termination pursuant to Section 18 hereunder. Upon the occurrence of a Termination Event other than a Termination Event under Section 7(a) hereof, any and all ballots tendered by any Party in respect of the Approved Plan or in the JPL Proceeding before a Termination Event shall be deemed, for all purposes, to be void ab initio and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise.

(l) The Debtors acknowledge and agree, and shall not dispute, that solely with respect to the giving of a Commitment Party Termination Notice, or the exercise of the right to terminate this Agreement, by any of the Commitment Parties pursuant to this Agreement, such an action shall not be a violation of the automatic stay under section 362 or any other section of the Bankruptcy Code or any similar Chilean, Colombian, or Cayman law (and the Debtors hereby waive, to the greatest extent possible, the applicability of the automatic stay to the giving of such notice or the exercise of the right to terminate this Agreement), and no cure period contained in this Agreement shall be extended pursuant to sections 105, 108, 365, or any other section of the Bankruptcy Code or any similar Chilean, Colombian, or Cayman law.

Section 8. Reserved.

Section 9. Specific Performance; Limitation of Damages

It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and, except with respect to any funding commitments under the Restructuring Documents, each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, including, without limitation, any order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply with any of its obligations hereunder. Each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy. No claim may be made by any Party or its successors or assigns against the Debtors or their directors, officers, employees, counsel, representatives, agents or attorneys-in-fact of any of them for any special, indirect, consequential, exemplary or punitive damages, including the loss of future revenue, income or opportunity, in respect of any claim for breach or alleged breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any Restructuring Document, or any act, omission or event occurring in connection therewith. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party or any other Party.

Section 10. Reserved.

Section 11. Amendments and Waivers

Except as otherwise provided herein, this Agreement, including, for the avoidance of doubt, the Restructuring Term Sheets, may not be modified, amended or supplemented in any manner and no provision of this Agreement, including, for the avoidance of doubt, the Restructuring Term Sheets, may be waived except with the prior written consent of the Requisite Commitment Creditors, the Requisite Backstop Shareholders and LATAM Parent (solely with respect to the Milestones in accordance with terms of this Agreement, email from counsel being sufficient); provided, however, that any such modification, amendment, supplement or waiver that would have a disproportionally adverse effect, on an economic or non-economic basis, on a Party shall also require the prior written consent of such Party; provided, further, however, that any amendment to the definition of “Backstop Shareholder” contained in this Agreement requires the prior written consent of (i) the Debtors, (ii) the Requisite Commitment Creditors, and (ii) each of the Backstop Shareholders., as applicable, provided further that any modification or amendment to the definition of “Requisite Commitment Creditors” in this Agreement shall require the prior written consent of each of the Commitment Creditors; provided, further, that, excluding the payment described in subsection (i) of footnotes 7 and 9 in the Plan Term Sheet, which shall remain fixed, any modification, amendment, supplement or waiver that would have a disproportionally adverse effect, on an economic basis on any Commitment Creditor or group of Commitment Creditors under the terms of this Agreement, shall also require the prior written consent of each adversely affected Commitment Creditor;

Notwithstanding the foregoing, any waiver, modification, amendment, or supplement to this Section 11 shall require the prior written consent of each of the Parties. For the avoidance of doubt, if any Party shall cease to be a Party to this Agreement in accordance with its terms, such Party’s consent will not be required to modify, amend or supplement this Agreement, including the Restructuring Term Sheets, nor to waive any provision of this Agreement, including the Restructuring Term Sheets, in accordance with this Section 11.

No waiver of any provisions of this Agreement, including, for the avoidance of doubt, the Restructuring Term Sheets shall be deemed to constitute a waiver of any other provision hereof or thereof, whether or not such provisions are similar, nor shall any waiver of a provision of this Agreement be deemed a continuing waiver of such provision.

Section 12. Representation by Counsel

Each Party acknowledges that it has had the opportunity to be represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties hereto. None of the Parties hereto shall have any term or provision construed against such Party solely by reason of such Party having drafted the same.

Section 13. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflict of laws that would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in the Bankruptcy Court, and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, such legal action, suit or proceeding may be brought in the courts of the United States of America for the Southern District of New York, or if such courts do not have the necessary jurisdiction, the courts of the State of New York sitting in the Borough of Manhattan, and appellate courts from any thereof (the “Chosen Courts”). By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of the Chosen Courts, generally and unconditionally, with respect to any such action, suit or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO ABOVE.

Section 14. Reserved.

Section 15. Notices

All demands, notices, requests, consents and other communications under this Agreement shall be in writing, sent contemporaneously to all of the Commitment Parties and the Debtors, and deemed given when delivered, if delivered by hand, or upon transmission, if delivered by email or facsimile, at the addresses and facsimile numbers set forth on Schedule III hereto. When written notice is required under this Agreement, email delivery of such written notice to primary counsel of the applicable party to be noticed is sufficient.

Section 16. Reservation of Rights

Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each Party to protect and preserve its rights, remedies and interests, including its Participating Claims, any other claims against the Debtors or other parties and Existing Common Stock. Without limiting the foregoing sentence in any way, after a Termination Event, the Parties hereto each fully reserve any and all of their respective rights, remedies, claims and interests, subject to Section 7, in the case of any claim for breach of this Agreement.

Section 17. Rule of Interpretation

This Agreement shall be interpreted in accordance with section 102 of the Bankruptcy Code. Notwithstanding anything contained herein to the contrary, it is the intent of the Parties that all references to votes or voting in this Agreement be interpreted to include all means of expressing agreement with, or rejection of, as the case may be, a Restructuring Transaction.

Section 18. Survival

Notwithstanding (a) any transfer of Participating Claims in accordance with Section 6 or (b) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Section 2, Section 11, Section 12, Section 13, Section 15, Section 16, Section 17, Section 18, Section 19, Section 20, Section 22, Section 23, Section 24, Section 25, Section 27 and Section 29, shall survive such transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

Section 19. Successors and Assigns; Severability; Several Obligations

This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors, assigns, heirs, executors, estates, administrators and representatives. Any Party may assign this Agreement and its rights and obligations hereunder, in whole or in part, without any such consent, to any affiliate of such Party, by operation of law, in connection with a change of control or to any successor to all or substantially all of the party’s business or assets, provided that the assignor shall remain liable for its obligations under this Agreement. The invalidity or unenforceability at any time of any provision hereof in any jurisdiction shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof or the continuing validity and enforceability of such provision in any other jurisdiction; provided, however, that nothing in this Section 19 shall be deemed to amend, supplement or otherwise modify, or constitute a waiver of, any Termination Event. The agreements, representations and obligations of the Commitment Parties under this Agreement are, in all respects, several and not joint.

Section 20. Third-Party Beneficiaries

This Agreement is intended for the benefit of the Parties hereto and no other person or entity shall be an express or implied third party beneficiary hereof or have any rights hereunder.

Section 21. Counterparts; Additional Commitment Parties

This Agreement may be executed in several identical counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile, electronic mail or otherwise, each of which shall be deemed to be an original for the purposes of this paragraph. Any holder of claims that is not already an existing Commitment Party hereto may execute and deliver the Joinder and, in doing so, shall become a Joining Party and shall thereafter be deemed to be a “Commitment Party” and a Party for all purposes under this Agreement; provided however, that such Commitment Party shall not be a Backstop Party.

Section 22. Entire Agreement; Prior Negotiations

This Agreement, including the attached Restructuring Term Sheets, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations, representations, warranties, and understandings by or among any Parties (oral and written) but shall not supersede the Restructuring Documents; provided, however, that the Parties acknowledge and agree that any confidentiality, non-disclosure or other similar agreements heretofore executed between the Debtors and any Commitment Party or such Commitment Party’s advisors shall continue in full force and effect as provided therein.

Section 23. Headings

The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement and shall not affect the interpretation of this Agreement.

Section 24. Independent Due Diligence and Decision-Making

Each Party hereto hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it has deemed appropriate.

Section 25. Settlement Discussions

This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Regardless of whether or not the transactions contemplated herein are consummated, or whether or not a Termination Event has occurred, if applicable, nothing herein shall be construed herein as an admission of any kind or a waiver by any Party of any or all of such Party’s rights or remedies, and the Parties expressly reserve any and all of their respective rights and remedies. Pursuant to Federal Rule of Evidence 408, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than to prove the existence of this Agreement or in a proceeding to enforce the terms of this Agreement or as a defense in connection with such a proceeding.

Section 26. Publicity

The Parties shall submit drafts to counsel of the other Parties of any press releases and public documents that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement to the general public at least two (2) calendar days before making any such disclosure or as promptly as reasonably practicable under the circumstances and, with respect to press releases, as soon as reasonably practicable in all circumstances; except with respect to filing or notices that are required to be made, disclosed or filed by applicable law; provided, however, that the Parties shall, in good faith, consult with the other Parties and consider the other Parties’ reasonable requests for additions or modification to such press releases and public documents. No Party or its advisors shall disclose to any person or entity (including, for the avoidance of doubt, any other Party), other than advisors to the Debtors, the principal amount or percentage of any holdings of Participating Claims held by any of the Commitment Creditors, in each case, without such Commitment Creditors’ prior written consent or public disclosure of such information by such Commitment Creditors, as applicable. Any public filing of this Agreement, with the Bankruptcy Court or otherwise shall provide Schedule II in redacted form only with respect to the amount of Participating Claims held by each Commitment Creditor, and, in the case of managed accounts, the specific name of managed accounts (provided that Schedule II may be filed in unredacted form with the Bankruptcy Court under seal). Nothing contained herein (i) shall prohibit any Party from compliance with applicable federal or non-U.S. securities law, including, without limitation, the filing of beneficial ownership reports required by Schedule 13D or (ii) shall be deemed to require any Party to provide to any other Party in advance of filing with the Securities and Exchange Commission or any other federal or non-U.S. agency any disclosures required to comply with applicable federal or non-U.S. securities law.

Section 27. The Debtors’ Fiduciary Duties

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement, shall require the Debtors or the Debtors’ boards of directors (or comparable governing body), on the advice of legal counsel with respect to their Exercise of Fiduciary Obligation (defined below), to take any action or to refrain from taking any action with respect to this Agreement, to the extent taking or failing to take such action would result in violation of applicable law or its fiduciary obligations under applicable law, and any such action or inaction pursuant to such exercise of fiduciary duties shall not be deemed to constitute a breach of this Agreement. To the extent any of the Debtors’ boards of directors (or comparable governing body) reasonably determines in good faith on the advice of legal counsel with respect to their Exercise of Fiduciary Obligation that the Debtors’ fiduciary obligations under applicable law require the Debtors to take any action or refrain from taking any action (each an “Exercise of Fiduciary Obligation”) with respect to the Restructuring Transactions or that such action or inaction would violate applicable law, including actions or inactions that would constitute a breach under this Agreement, the Debtors may terminate this Agreement without incurring any liability to any one or more of the Commitment Parties under this Agreement. In the event that the Debtors determine to terminate this Agreement as an Exercise of Fiduciary Obligation, the Debtors shall provide written notice of such Exercise of Fiduciary Obligation to each of the Commitment Parties not more than one (1) Business Day after such exercise (email to counsel being sufficient). Notwithstanding anything to the contrary herein, nothing in this Agreement shall create any additional fiduciary obligations on the part of the Debtors or any members, managers, or officers of the Debtors, in such respective capacities, that did not exist prior to the Agreement Effective Date. Notwithstanding the foregoing, each of the Debtors acknowledges that its entry into this Agreement and the Restructuring Transactions is consistent with applicable law and its fiduciary duties as of the Agreement Effective Date.

Section 28. Error

Notwithstanding anything to the contrary herein, to the extent counsel to the Debtors, counsel to the Commitment Creditors, counsel to the Eblen Group or respective counsel to the individual Backstop Shareholders identify by no later than December 10, 2021, any clear errors or material inconsistencies (y) with respect to the terms within the Term Sheets and (z) between the terms of the Term Sheets and this Agreement, the Restructuring Term Sheets or the Schedules, each Party hereto covenants and agrees that it will agree to any reasonable modifications to this Agreement, the Term Sheet or the Schedules to remedy such clear errors or material inconsistencies.

Section 29. Relationship Among Parties

Notwithstanding anything to the contrary herein, (i) the duties and obligations of the Parties under this Agreement shall be several, not joint, and this Agreement shall be deemed to be a separate agreement with respect to each Backstop Shareholder and the Eblen Group it being acknowledged and agreed that each Backstop Shareholder and the Eblen Group is acting with respect to its separate and distinct interests; (ii) no Party shall have any responsibility by virtue of this Agreement for any trading by any other entity; (iii) no prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Agreement; (iv) the Parties hereto acknowledge that this Agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Debtors and the Parties do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended, nor an “acuerdo de actuación conjunta" within the meaning of Article 98 of Chilean Law No. 18,045; and (v) none of the Parties shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities in any kind or form to each other, the Debtors, or any of the Debtors’ other creditors or stakeholders, including as a result of this Agreement or the transactions contemplated here. For the avoidance of doubt, the Commitment Creditors are not insiders of Company or any of its subsidiaries.

Section 30. Subsequent Approvals

Notwithstanding anything to the contrary herein, all obligations, commitments, representations, and warranties of each of the Backstop Shareholders, the Eblen Group and Lan Cargo S.A. under this Agreement, and all other terms of this Agreement that are applicable to each of the Backstop Shareholders, the Eblen Group and Lan Cargo S.A., as applicable, are subject to, and are conditioned upon, receipt by each of the Backstop Shareholders and the Eblen Group, respectively, of certain internal board approvals and Lan Cargo S.A. receiving certain approvals from its shareholders (the “Subsequent Approvals”), which in each case, each such party shall seek to obtain as promptly as reasonably practicable and by no later than the date upon which the Backstop Commitment Agreements are executed by the parties thereto or such later date as agreed to among each of (i) the Backstop Shareholders, the Eblen Group, or Lan Cargo S.A., as applicable, and (ii) the Debtors and the Requisite Commitment Creditors (with respect to each of the Subsequent Approvals, the “Subsequent Approvals Deadline"). Further, each of the other Parties expressly acknowledges and agrees that any action or inaction by any of the Backstop Shareholders, the Eblen Group and Lan Cargo S.A. resulting solely from having not obtained the Subsequent Approvals shall not constitute a breach of this Agreement. Promptly after obtaining the Subsequent Approvals, (i) each of the Backstop Shareholders and the Eblen Group agrees that respective counsel thereto shall notify counsel to the Debtors that the Subsequent Approvals with respect to the Backstop Shareholders and the Eblen Group (as applicable) have been obtained and that the conditions imposed by this Section 30 with respect to the Backstop Shareholders and the Eblen Group (as applicable) have been satisfied and (ii) each of the Debtors agrees that Debtors’ counsel shall notify counsel to the other Parties that the Subsequent Approvals with respect to Lan Cargo S.A. have been obtained and that the conditions imposed by this Section 30 with respect to Lan Cargo S.A. have been satisfied. Notwithstanding anything to the contrary herein, failure to obtain each of the Subsequent Approvals by the Subsequent Approvals Deadline shall constitute a Termination Event, and this Agreement shall be deemed terminated without any further action by any Party. Following receipt of the Subsequent Approvals by the occurrence of the Subsequent Approvals Deadline, this Section 30 shall have no force and effect with respect to any provision of this Agreement.

Section 31. Other Support Agreements

Until the Termination Date, no Party shall enter into any other restructuring support agreement related to a partial or total restructuring of the Debtors unless such support agreement is consistent in all material respects with the Restructuring Term Sheets and/or Approved Plan and is acceptable to the Debtors, the Requisite Commitment Creditors and the Requisite Backstop Shareholders.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

[[Insert Signature Pages]]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

LATAM AIRLINES GROUP S.A., FAST AIR ALMACENES DE CARGA S.A. HOLDCO COLOMBIA I SPA HOLDCO COLOMBIA II SPA HOLDCO ECUADOR S.A.
HOLDCO I S.A.
INVERSIONES LAN S.A.
LAN CARGO INVERSIONES S.A.
LAN CARGO S.A.
LAN PAX GROUP S.A.
LATAM TRAVEL CHILE II S.A.
TECHNICAL TRAINING LATAM S.A.
TRANSPORTE AÉREO S.A.

By:	/s/ Ramiro Alfonsín
Name: Ramiro Alfonsin
Title: Attorney-in-Fact

[Signature Page to Restructuring Support Agreement]

TAM S.A. TAM LINHAS AÉREAS S.A. ABSA – AEROLINHAS BRASILEIRAS S.A. FIDELIDADE VIAGENS E TURISMO S.A. MULTIPLUS CORRETORA DE SEGUROS LTDA. PRISMAH FIDELIDADE LTDA.

By:	/s/ Jerome Paul Jacques Cadier
Name: Jerome Paul Jacques Cadier
Title: Chief Executive Officer

By:	/s/ Felipe Ignacio Pumarino Mendoza
Name: Felipe Ignacio Pumarino Mendoza
Title: Statutory Officer

[Signature Page to Restructuring Support Agreement]

TP FRANCHISING LTDA.

By:	/s/ Jerome Paul Jacques Cadier
Name: Jerome Paul Jacques Cadier
Title: Chief Executive Officer

By:	/s/ Euzébio Angelotti Neto
Name: Euzébio Angelotti Neto
Title: Statutory Officer

[Signature Page to Restructuring Support Agreement]

AEROVÍAS DE INTEGRACIÓN REGIONAL S.A.

By:	/s/ Erika Zarante Bahamón
Name: ERIKA ZARANTE BAHAMÓN
Title: Legal Representative

LÍNEA AÉREA CARGUERA DE COLOMBIA S.A.

By:	/s/ Jaime Gongora Esguerra
Name: JAIME GONGORA ESGUERRA
Title: PRESIDENT

[Signature Page to Restructuring Support Agreement]

LATAM-AIRLINES ECUADOR S.A.

By:	/s/ Mariela Alexandra
Name: MARIELA ALEXANDRA ANCHUNDIA MIELES
Title: Executive President

[Signature Page to Restructuring Support Agreement]

LATAM-AIRLINES ECUADOR S.A.

By:	/s/ Mariela Alexandra
Name: MARIELA ALEXANDRA ANCHUNDIA MIELES
Title: Executive President

[Signature Page to Restructuring Support Agreement]

INVERSIONES AÉREAS S.A. LATAM AIRLINES PERÚ S.A.

By:	/s/ Manuel Van Oordt Fernández
Name: Manuel Van Oordt Fernández
Title: Attorney-in-Fact

[Signature Page to Restructuring Support Agreement]

LATAM FINANCE LIMITED

By:	/s/ Ramiro Alfonsín
Name: Ramiro Alfonsín
Title:

[Signature Page to Restructuring Support Agreement]

For and on behalf of LATAM FINANCE LIMITED (IN PROVISIONAL LIQUIDATION)

By:	/s/ Andres Del Valle
Name: Andres Del Valle
Title: Director

[Signature Page to Restructuring Support Agreement]

PEUCO FINANCE LIMITED

By:	/s/ Ramiro Alfonsín
Name: Ramiro Alfonsín
Title: Attorney-in-Fact

[Signature Page to Restructuring Support Agreement]

For and on behalf of PEUCO FINANCE LIMITED (IN PROVISIONAL LIQUIDATION)

By:	/s/ Andres Del Valle
Name: Andres Del Valle
Title: Director

[Signature Page to Restructuring Support Agreement]

CARGO HANDLING AIRPORT SERVICES LLC PRIME AIRPORT SERVICES, INC.

By:	/s/ Gaston Greco
Name: Gaston Greco
Title: President

[Signature Page to Restructuring Support Agreement]

PROFESSIONAL AIRLINE CARGO SERVICES, LLC

By:
Name:	Francisco Arana
Title:	President

[Signature Page to Restructuring Support Agreement]

CONNECTA CORPORATION

By:
Name: Andres Bianchi
Title: President

[Signature Page to Restructuring Support Agreement]

PROFESSIONAL AIRLINE MAINTENANCE SERVICES, LLC LAN CARGO REPAIR STATION, LLC MAINTENANCE SERVICE EXPERTS LLC

By:
Name: Jorge Hanson
Title: President

[Signature Page to Restructuring Support Agreement]

PROFESSIONAL AIRLINE SERVICES, INC.

By:
Name: Paola Peñarete
Title: President

[Signature Page to Restructuring Support Agreement]

LAN CARGO OVERSEAS LTD.

By:
Name: Ramiro Alfonsín
Title:

[Signature Page to Restructuring Support Agreement]

MAS INVESTMENT LIMITED

By:
Name: Ramiro Alfonsín
Title: Attorney-in-Fact

[Signature Page to Restructuring Support Agreement]

For and on behalf of PIQUERO LEASING
LIMITED (IN PROVISIONAL
LIQUIDATION)

By:
Name:	Andres Del Valle
Title:	Director

[Signature Page to Restructuring Support Agreement]

INVERSIONES PIA SPA

By:
Name: Antonio Eblen Kadis
Title: President

Number of Shares of LATAM Parent Common Stock: 4,155,953

Preemptive Rights: 4,155,953

[Signature Page to Restructuring Support Agreement]

COMERCIAL LAS VERTIENTES SPA

By:
Name: Jorge Eblen Kadis
Title: President

Number of Shares of LATAM Parent Common Stock: 4,149,079

Preemptive Rights: 4,149,079

[Signature Page to Restructuring Support Agreement]

ANDES AEREA SPA

By:
Name: Ramon Elben Kadis
Title: President

Number of Shares of LATAM Parent Common Stock: 19,339,670

Preemptive Rights: 19,339,670

[Signature Page to Restructuring Support Agreement]

QATAR AIRWAYS INVESTMENTS (UK) LTD.

By:
Name: Daniel Ho
Title: Director

[Signature Page to Restructuring Support Agreement]

COSTA VERDE AERONÁUTICA S.A.

By:
Name: Carlos Vallette Gudenschwager / Felipe Arriagada Subercaseaux
Title: Director - CEO

Number of Shares of LATAM Parent Common Stock: 91,605,886

Preemptive Rights: 91,605,886

[Signature Page to Restructuring Support Agreement]

INVERSIONES COSTA VERDE LTDA Y CIA EN COMANDITA POR ACCIONES

By:
Name: Carlos Vallette Gudenschwager / Felipe Arriagada Subercaseaux
Title: Authorized signatories

Number of Shares of LATAM Parent Common Stock: 7,775,891

Preemptive Rights: 7,775,891

[Signature Page to Restructuring Support Agreement]

DELTA AIR LINES, INC.

By:
Name:	Peter W. Carter
Title:	Executive Vice President & Chief Legal Officer

[Signature Page to Restructuring Support Agreement]

AURELIUS CAPITAL MASTER, LTD.

By:
Name:	Eleanor Chan
Title:	Authorized Signatory

[Signature page to Restructuring Support Agreement]

Monarch Alternative Capital LP, on behalf of certain entities, funds and/or accounts managed, advised or controlled by affiliates of Monarch Alternative Capital LP

By:
Name:	Andrew Herenstein
Title:	Managing Principal

[Signature page to Restructuring Support Agreement]

Olympus Peak Asset Management LP

solely on behalf of certain funds and accounts it manages

By:
Name:	Leah Silverman
Title:	Authorized Signatory

[Signature page to Restructuring Support Agreement]

LMS CREDIT, LLC

By:
Name:	Wayne Cohen
Title:	Authorized Signatory

SCULPTOR MASTER FUND, LTD.

By: Sculptor Capital LP, its investment manager

By: Sculptor Capital Holding Corporation, its General Partner

By:
Name:	Wayne Cohen, President and Chief Operating Officer

SCULPTOR ENHANCED MASTER FUND, LTD.

By: Sculptor Capital LP, its investment manager

By: Sculptor Capital Holding Corporation, its General Partner

By:
Name:	Wayne Cohen, President and Chief Operating Officer

SCULPTOR SC II, LP

By: Sculptor Capital II LP, its investment manager

By: Sculptor Capital Holding II LLC, its General Partner

By: Sculptor Capital LP, its investment manager

By: Sculptor Capital Holding Corporation, its General Partner

By:
Name:	Wayne Cohen, President and Chief Operating Officer

SCULPTOR MASTER FUND, LTD.

By: Sculptor Capital LP, its investment manager

By: Sculptor Capital Holding Corporation, its General Partner

By:
Name:	Wayne Cohen, President and Chief Operating Officer

SCULPTOR CREDIT OPPORTUNITIES MASTER FUND, LTD.

By: Sculptor Capital LP, its investment manager

By: Sculptor Capital Holding Corporation, its General Partner

By:
Name:	Wayne Cohen, President and Chief Operating Officer

[Signature page to Restructuring Support Agreement]

Sajama Investments, LLC

By:
Name:	Joshua Peck
Title:	Authorized Signatory

By:
Name:	Wayne Cohen
Title:	Authorized Signatory

[Signature page to Restructuring Support Agreement]

Strategic Value Partners, LLC on behalf of its and its affiliates managed investment funds and accounts

Strategic Value Master Fund, Ltd.

By: Strategic Value Partners, LLC, solely as its investment manager

By:
Name:	James Dougherty
Title:	Chief Financial Officer

Strategic Value Opportunities Fund, L.P.

By SVP Special Situations III-A LLC, solely as its investment manager

By:
Name:	James Dougherty
Title:	Chief Financial Officer

Strategic Value Special Situations Master Fund IV, L.P.

By: SVP Special Situations IV LLC, solely as its Investment Manager

By:
Name:	James Dougherty
Title:	Chief Financial Officer

Strategic Value Special Situations Master Fund V, L.P.

By: SVP Special Situations V LLC, solely as its Investment Manager

By:
Name:	James Dougherty
Title:	Chief Financial Officer

Strategic Value Dislocation Master Fund L.P.

By: SVP Dislocation LLC, solely as its Investment Manager

By:
Name:	James Dougherty
Title:	Chief Financial Officer

Strategic Value New Rising Fund, L.P.

By: SVP New Rising Management LLC, its Investment Manager

By:
Name:	James Dougherty
Title:	Chief Financial Officer

[Signature page to Restructuring Support Agreement]

Ellenfield Park LLC

By:
Name:	James Dougherty
Title:	Authorized Signatory

Poppintree Park LLC

By:
Name:	James Dougherty
Title:	Authorized Signatory

Belgooly LLC

By:
Name:	James Dougherty
Title:	Authorized Signatory

[Signature page to Restructuring Support Agreement]

Third Point LLC

By:
Name:	Josh Targoff
Title:	Partner, COO and General Counsel

[Signature page to Restructuring Support Agreement]

Silver Point Capital, L.P.

As Investment Manager on behalf of certain affiliated Funds.

By:
Name:	Stacey Hatch
Title:	Authorized Signatory

[Signature page to Restructuring Support Agreement]

SPCP Luxembourg Strategies S.à r.l.

By:
Name:
Title:	Manager

[Signature page to Restructuring Support Agreement]

LAUCA INVESTMENTS, LLC

By:
	Name:	Joshua Peck
	Title:	Vice President

[Signature page to Restructuring Support Agreement]

Sajama Investments, LLC

By:
Name:	Joshua Peck
Title:	Authorized Signatory

By:
Name:	Wayne Cohen
Title:	Authorized Signatory

[Signature page to Restructuring Support Agreement]

Conifer Finance 3, LLC

By:
	Name:	Joshua Peck
	Title:	Vice President

[Signature page to Restructuring Support Agreement]

Redwood IV Finance 3, LLC

By:
	Name:	Joshua Peck
	Title:	Vice President

[Signature page to Restructuring Support Agreement]

TAO Finance 3-A, LLC

By:
	Name:	Joshua Peck
	Title:	Vice President

[Signature page to Restructuring Support Agreement]

Red Pines LLC

By:
Name:	Scott Hartman
Title:	President

[Signature page to Restructuring Support Agreement]

GCM GROSVENOR SPECIAL OPPORTUNITIES MASTER FUND, LTD.

By: GCM Fiduciary Services, LLC, its Director

By:
Name:	Girish Kashyap
Title:	Authorized Signatory

GCM GROSVENOR STRATEGIC CREDIT L.P.
By: GCM Investments GP, LLC, its General Partner

By:
Name:	Girish Kashyap
Title:	Authorized Signatory

[Signature page to Restructuring Support Agreement]

Cross Ocean USSS Fund I (A) LP
By: Cross Ocean Partners Management LP, its investment manager

By:
Name:	Matthew Rymer
Title:	Authorized Signatory

Cross Ocean Aviation Fund I (INTL) Master LP
By: Cross Ocean Partners Management LP, its investment manager

By:
Name:	Matthew Rymer
Title:	Authorized Signatory

[Signature page to Restructuring Support Agreement]

Cross Ocean ESS III S.a r.l.

By:
Name:	Hanna Duer
Title:	Manager

By:
Name:	Luca Gallinelli
Title:	Manager

Cross Ocean SIF ESS (K) S.a r.l.

By:
Name:	Hanna Duer
Title:	Manager

By:
Name:	Luca Gallinelli
Title:	Manager

[Signature page to Restructuring Support Agreement]

Cross Ocean GSS Lux Holdings S.a r.l.

By:
Name:	Hanna Duer
Title:	Manager

By:
Name:	Luca Gallinelli
Title:	Manager

Cross Ocean Global SIF (A) S.a r.l.

By:
Name:	Hanna Duer
Title:	Manager

By:
Name:	Luca Gallinelli
Title:	Manager

[Signature page to Restructuring Support Agreement]

Cross Ocean Global SIF (H) S.a r.l.

By:
Name:	Hanna Duer
Title:	Manager

By:
Name:	Luca Gallinelli
Title:	Manager

Cross Ocean GCDF I S.a r.l.

By:
Name:	Hanna Duer
Title:	Manager

By:
Name:	Luca Gallinelli
Title:	Manager

[Signature page to Restructuring Support Agreement]

Deutsche Bank Securities Inc. (solely with respect to the Distressed Products Group and not any other desk, unit, group, division, or affiliate of Deutsche Bank Securities Inc. For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall bind Deutsche Bank Securities Inc. or its affiliates to take or not take any action, or otherwise in any respect, other than with respect to its Distressed Products Group.)

By:
Name:	Joanne Adkins
Title :	Managing Director

By:
Name:	Elliott Horner
Title:	Managing Director

[Signature page to Restructuring Support Agreement]

P. SCHOENFELD ASSET MANAGEMENT LP, as investment adviser on behalf of certain funds and accounts

By:
Name:	Alan Chan
Title:	Chief Compliance Officer and Counsel

[Signature page to Restructuring Support Agreement]

BARCLAYS BANK PLC (“Barclays”), solely in respect of its U.S. Special Situations Trading Desk (the “U.S. Special Situations Desk”) in its capacity as Commitment Party, and not any other desk, unit, group, division, or affiliate of Barclays and solely in respect of the U.S Special Situations Desk’s Participating Claims. For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall bind Barclays or its affiliates to take or not take any action, or otherwise in any respect, other than with respect to its U.S. Special Situations Desk in relation to its Participating Claims.

By:
Name:	Robert Levinson
Title:	Managing Director

[Signature page to Restructuring Support Agreement]

Restricted - Internal

Citigroup Financial Products Inc., (“Citigroup”) solely in respect of its Distressed Debt Trading Desk (the “Distressed Debt Trading Desk’) and not any other desk, unit, group, division, or affiliate of Citigroup and solely in respect of the Distressed Debt Trading Desk’s securities and Claims. For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall bind Citigroup or its affiliates to take or not take any action, or otherwise in any respect, other than with respect to its Distressed Debt Trading Desk and their securities and Claims.

By:
Name:	DAVID QUINN
Title:	AUTHORIZED SIGNATORY

[Signature page to Restructuring Support Agreement]

EXECUTION VERSION

Schedule I – List of Debtors

1. LATAM AIRLINES GROUP S.A.

2. FAST AIR ALMACENES DE CARGA S.A.

3. HOLDCO COLOMBIA I SPA.

4. HOLDCO COLOMBIA II SPA.

5. HOLDCO ECUADOR S.A.

6. HOLDCO I S.A.

7. INVERSIONES LAN S.A.

8. LAN CARGO INVERSIONES S.A.

9. LAN CARGO S.A.

10. LAN PAX GROUP S.A.

11. LATAM TRAVEL CHILE II S.A.

12. TECHNICAL TRAINING LATAM S.A.

13. TRANSPORTE AÉREO S.A.

14. TAM S.A.

15. TAM LINHAS AÉREAS S.A

16. MULTIPLUS CORRETORA DE SEGUROS LTDA

17. PRISMAH FIDELIDADE LTDA

18. FIDELIDADE VIAGENS E TURISMO S.A

19. TP FRANCHISING LTDA.

20. ABSA—AEROLINHAS BRASILEIRAS S.A.

21. LÍNEA AÉREA CARGUERA DE COLOMBIA S.A.

22. AEROVÍAS DE INTEGRACIÓN REGIONAL S.A.

23. LATAM-AIRLINES ECUADOR S.A.

24. INVERSIONES AÉREAS S.A.

25. LATAM AIRLINES PERÚ S.A.

26. LATAM FINANCE LIMITED (IN PROVISIONAL LIQUIDATION)

27. PEUCO FINANCE LIMITED (IN PROVISIONAL LIQUIDATION)

28. CARGO HANDLING AIRPORT SERVICES LLC

29. PRIME AIRPORT SERVICES, INC

30. PROFESSIONAL AIRLINE CARGO SERVICES, LLC

31. CONNECTA CORPORATION

32. MAINTENANCE SERVICE EXPERTS LLC

33. LAN CARGO REPAIR STATION, LLC

34. PROFESSIONAL AIRLINE MAINTENANCE SERVICES, LLC

35. PROFESSIONAL AIRLINE SERVICES, INC

36. LAN CARGO OVERSEAS LTD

37. MAS INVESTMENT LIMITED

38. PIQUERO LEASING LIMITED (IN PROVISIONAL LIQUIDATION)

2

Schedule II Commitment Parties, Eblen Group, Participating Claims and Equity Interests

A. Backstop Shareholders as of the Agreement Effective Date

	Backstop Shareholder	Holdings Description	Amount
1.		Number of Shares of LATAM Parent Common Stock (if any):	91,605,886

		Preemptive Rights (if any):	91,605,886

	Costa Verde Aeronáutica S.A.	General Unsecured Claims Against LATAM Parent (in an amount Allowed or agreed to by the Debtors; in filed amount if amount not yet Allowed or agreed to by the Debtors)	N/A

		General Unsecured Claims Against Debtors other than LATAM Parent (in an amount Allowed or agreed to by the Debtors; in filed amount if amount not yet Allowed or agreed to by the Debtors)	N/A

2.		Number of Shares of LATAM Parent Common Stock (if any):	7,775,891

	Inversiones Costa Verde LTDA Y CIA	Preemptive Rights (if any):	7,775,891

	En comandita por Acciones	General Unsecured Claims Against LATAM Parent (in an amount Allowed or agreed to by	N/A

		the Debtors; in filed amount if amount not yet Allowed or agreed to by the Debtors)

		General Unsecured Claims Against Debtors other than LATAM Parent (in an amount Allowed or agreed to by the Debtors; in filed amount if amount not yet Allowed or agreed to by the Debtors)	N/A

3.		Number of Shares of LATAM Parent Common Stock (if any):	121,281,538

		Preemptive Rights (if any):	121,281,538

	Delta Air Lines, Inc	General Unsecured Claims Against LATAM Parent (in an amount Allowed or agreed to by the Debtors; in filed amount if amount not yet Allowed or agreed to by the Debtors)	N/A

		General Unsecured Claims Against Debtors other than LATAM Parent (in an amount Allowed or agreed to by the Debtors; in filed amount if amount not yet Allowed or agreed to by the Debtors)	N/A

4.	Qatar Airways Investments (UK) LTD.	Number of Shares of LATAM Parent Common Stock (if any):	60,640,768

2

Preemptive Rights (if any):	60,640,768

General Unsecured Claims Against LATAM Parent (in an amount Allowed or agreed to by the Debtors; in filed amount if amount not yet Allowed or agreed to by the Debtors)	N/A

General Unsecured Claims Against Debtors other than LATAM Parent (in an amount Allowed or agreed to by the Debtors; in filed amount if amount not yet Allowed or agreed to by the Debtors)	N/A

3

B. Eblen Group

	Eblen Group Entity	Holdings Description	Amount
1.		Number of Shares of LATAM Parent Common Stock (if any):	19,339,670

		Preemptive Rights (if any):	19,339,670

	Andes Aerea SPA	General Unsecured Claims Against LATAM Parent (in an amount Allowed or agreed to by the Debtors; in filed amount if amount not yet Allowed or agreed to by the Debtors)	N/A

		General Unsecured Claims Against Debtors other than LATAM Parent (in an amount Allowed or agreed to by the Debtors; in filed amount if amount not yet Allowed or agreed to by the Debtors)	N/A

2.		Number of Shares of LATAM Parent Common Stock (if any):	4,149,079

		Preemptive Rights (if any):	4,149,079

	Comercial Las Vertientes SPA	General Unsecured Claims Against LATAM Parent (in an amount Allowed or agreed to by the Debtors; in filed amount if amount not yet Allowed or agreed to by the Debtors)	N/A

		General Unsecured Claims Against Debtors other than LATAM Parent (in an amount Allowed or agreed to by the Debtors; in filed amount if amount not yet Allowed or agreed to by the Debtors)	N/A

4

3.		Number of Shares of LATAM Parent Common Stock (if any):	4,155,953

		Preemptive Rights (if any):	4,155,953

	Inversiones Pia SPA	General Unsecured Claims Against LATAM Parent (in an amount Allowed or agreed to by the Debtors; in filed amount if amount not yet Allowed or agreed to by the Debtors)	N/A

		General Unsecured Claims Against Debtors other than LATAM Parent (in an amount Allowed or agreed to by the Debtors; in filed amount if amount not yet Allowed or agreed to by the Debtors)	N/A

5

C. Commitment Creditors as of the Agreement Effective Date

[Schedule II.(C) attached on following page]

Schedule II(C) for Distribution

Total Claims Holdings

	Subsidiary Claims(1)	6.875% Notes due 2024	7.00% Notes due 2026	Claims against LATAM Airlines Group S.A.	Share of Claims against LATAM Airlines Group S.A.
Total Parent GUCAd Hoc Group Holdings	$—	$321,461,000	$411,299,000	$3,546,911,315	70.74%
Total Claims	516,318,453	706,022,625	813,222,222	5,014,034,258	—
Parent GUCAd Hoc Group Share of Total	—	45.53%	50.58%	70.74%	—
Claims Voted	—	$321,461,000	$411,299,000	$3,563,670,082	—
Voting Power	—	45.53%	50.58%	71.07%	—

(1)	Subsidiary Claims estimates to be provided by close of business on December 3.

Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021

Schedule III — Notice Information

Notice Information of Debtors

LATAM Airlines Group S.A.

Edificio Huidobro

Av. Presidente Riesco 5711, Piso 20

Las Condes, Santiago, Chile

Attention:       Corporate Finance Director

Telephone:     + 56 2 565 3952

Facsimile:      + 56 2 565 3950

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attn: Richard J. Cooper

Lisa M. Schweitzer

Kara A. Hailey

Telephone: + 1 (212) 225-2276

+ 1 (212) 225-2629

Facsimile: +1 (212) 225-3999

Notice Information of Commitment Creditors

Parent Ad Hoc Claimant Group

Represented by Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Telephone:     (212) 715-9100

Attention:       Kenneth H. Eckstein, Esq.

                        Douglas H. Mannal, Esq.

                        Rachael L. Ringer, Esq.

                        Douglas Buckley, Esq.

Email:             keckstein@KRAMERLEVIN.com ; dmannal@KRAMERLEVIN.com ;

                         rringer@KRAMERLEVIN.com ; dbuckley@KRAMERLEVIN.com

With a copy to:

Bofill Escobar Silva Abogados

Avenida Apoquindo 3472, 19th Floor, Las Condes, Chile 7550105

Attention: Jorge Bofill y Cristóbal Cibie

Email : jbofill@besabogados.cl ; ccibie@besabogados.cl

Coeymans, Edwards, Poblete & Dittborn

Candelaria Goyenechea 3900, suite 503

Las Condes, Chile 7550000

Attention : Arturo Poblete C. and Tomás Poblete

Email : apoblete@cepabogados.cl ; tpoblete@cepabogados.cl

Notice Information of Backstop Shareholders and Eblen Group

Qatar Airways Investments (UK) Ltd.

c/o Qatar Airways Group Q.S.C.S.

Qatar Airways Tower 1

Doha, Qatar

Attention: Daniel Ho

danielho@qatarairways.com.qa

with copies to counsel:

Alston & Bird LLP

90 Park Avenue

New York, NY 10016-1387

Attention: Gerard S. Catalanello

gerard.catalanello@alston.com

Costa Verde Aeronáutica S.A.

Inversiones Costa Verde Ltda y Cia. en

Comandita por Acciones

Avenida Presidente Riesco 5711, piso 11, oficina 1101, Las Condes, Santiago, Chile

Attention: Felipe Arriagada

Telephone: +56 2 23371350

Email: farriagada@cverde.cl

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

Attention: Richard M. Mason, Esq.

Telephone: +1 (212) 403-1000

Fax: +1 (212) 403-2000

Andes Aérea SpA

Comercial Las Vertientes SpA

Inversiones Pia SpA

Av. Apoquindo 4499, Of 501, Las Condes, Santiago, Chile

Attention: Mr. Cristian Halabi

2

Telephone: +56 22 369 4679

Email: cristian.halabi@tjc.cl

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

Attention: Richard M. Mason, Esq.

Telephone: +1 (212) 403-1000

Fax: +1 (212) 403-2000

Delta Air Lines, Inc.

1040 Delta Blvd, Dept 945

Atlanta, GA 30320

Attention:     Peter Carter and Matthew Knopf

With a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue, New York, New York 10017

Attention:     Marshall Huebner, Esq., Lara Samet Buchwald, Esq., Adam L. Shpeen, Esq. and Gene Goldmintz, Esq.

3

Exhibit A

Plan Term Sheet

EXHIBIT A	EXECUTION VERSION

LATAM AIRLINES GROUP S.A.

RESTRUCTURING TERM SHEET

The terms set out in this term sheet (this “Restructuring Term Sheet ”) are not intended to describe or include all of the terms and conditions of the restructuring of indebtedness issued by LATAM Airlines Group S.A. (the “LATAM Parent” and together with its debtor affiliates, the “Debtors”) in the Debtors’ cases pending under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) or to set forth the definitive contractual language of any provisions summarized below.

This Restructuring Term Sheet is not an offer with respect to any securities, or a solicitation of acceptances of any Chapter 11 plan within the meaning of section 1125 of the Bankruptcy Code or any other plan of reorganization, scheme of arrangement, or similar process under any other applicable law. Any such offer or solicitation will comply with all applicable securities laws, provisions of the Bankruptcy Code and/or other applicable laws. No party shall be bound with respect to any transaction until the agreement, execution, and delivery of definitive documentation after obtaining all necessary and applicable internal and external approvals.

Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Restructuring Support Agreement.

implementation

The following is a summary of a proposed plan of reorganization (the “Plan”) for the Debtors and accompanying disclosure statement (the "Disclosure Statement”) to be filed by the Debtors in the Chapter 11 Cases on or before November 26, 2021.

On the date that the Plan becomes effective (the ‘ ‘Effective Date”), or as soon as is reasonably practicable thereafter, each Holder of an Allowed Claim or interest, as applicable, shall receive under the Plan the treatment described in this Restructuring Term Sheet in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or interest, except to the extent less favorable treatment is agreed to by the Debtors and the Holder of such Allowed Claim or interest.

class No.	Type of Claim	Treatment	Impairment / Voting
Unclassified Non-Voting Claims

N/A	Administrative Claims	On the Effective Date, except as otherwise expressly provided elsewhere in this Restructuring Term Sheet, each Holder of an Allowed Administrative Expense Claim shall receive payment in full in cash.	N/A

N/A	Priority Tax Claims	On the Effective Date, each Holder of an Allowed Priority Tax Claim shall receive treatment in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code.	N/A

N/A	Other Priority Claims	On the Effective Date, except as otherwise expressly provided elsewhere in this Restructuring Term Sheet, each Holder of an Allowed Other Priority Claim shall receive payment in full in cash.	N/A

1

N/A	DIP Claims	On the Effective Date, except as otherwise expressly provided elsewhere in this Restructuring Term Sheet, each Holder of an Allowed DIP Claim shall receive payment in full in cash.	N/A

Classified Claims and Interests of the Debtors

Class 1	RCF Claims	On the Effective Date, the Debtors’ RCF Facility pursuant to the RCF Credit Agreement shall be refinanced or amended and extended, or each Holder of an Allowed RCF Claim shall receive such other treatment that will render the RCF Claims Unimpaired.	Unimpaired / Presumed to Accept

Class 2	Spare Engine Facility	On the Effective Date, the Debtors’ Spare Engine Facility shall be Reinstated, refinanced, or amended and extended, or each Holder of an Allowed Spare Engine Facility Claim shall receive such other treatment that will render the Spare Engine Facility Claims Unimpaired.	Unimpaired / Presumed to Accept

Class 3	Other Secured Claims	On the Effective Date, each Allowed Other Secured Claim shall be Reinstated as amended and extended or each Holder of an Allowed Other Secured Claim shall receive such other treatment that will render the Other Secured Claims Unimpaired.	Unimpaired / Presumed to Accept

Class 4	LATAM 2024/2026 Bond Claims Against LATAM Finance and LATAM Parent	On the Effective Date, each Holder of an Allowed LATAM 2024 Bond Claim and LATAM 2026 Bond Claim shall receive a distribution in Cash of its Pro Rata share of the LATAM International Bond Claim Amount.	Unimpaired / Presumed to Accept

Class 5	Holders of General Unsecured Claims against LATAM Parent	On the Effective Date, each Holder of an Allowed General Unsecured Claim against LATAM Parent shall receive a distribution as described in Class 5a Treatment, unless an Eligible Holder elects to receive Class 5b Treatment in connection with the solicitation of the Plan. For the avoidance of doubt, such election to receive Class 5b Treatment shall apply to all of such Holder’s Allowed General Unsecured Claims against LATAM Parent, consistent with the provisions below.	Impaired / Entitled to Vote

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Class 5a Treatment

On the Effective Date, subject to the reduction by the subscription and purchase of New Convertible Notes Class A by Eligible Equity Holders during the New Convertible Notes Preemptive Rights Offering Period, each Holder of Allowed General Unsecured Claims against LATAM Parent (excluding Participating Holders of General Unsecured Claims and Ineligible Holders (see Treatment of the Non-Qualified Holders below)) shall receive (A) its Pro Rata share of New Convertible Notes Class A and (B) in the event of subscription and purchase of New Convertible Notes Class A by Eligible Equity Holders during the New Convertible Notes Preemptive Rights Offering Period, its Pro Rata share of the Cash proceeds (the “Preemptive Rights Proceeds”) of such subscription and purchase in an amount up to the Allowed Class 5a Treatment Cash Amount.

Each Holder of an Allowed General Unsecured Claim against LATAM Parent that is an Ineligible Holder shall receive in lieu of the above a distribution of cash in respect of their Allowed General Unsecured Claim equal to their Pro Rata share of the Net Sale Proceeds (as defined below) in respect of the New Convertible Notes Class A such Ineligible Holder would be entitled to receive under the Plan if it were not an Ineligible Holder, pursuant to a mechanism set forth in the Approved Plan and facilitated by LATAM Parent acceptable to Commitment Creditors.

The Plan shall provide that no more than [__] days after the Effective Date, New Convertible Notes Class A that would otherwise be subscribed by Ineligible Holders will be sold by a financial institution identified in the Plan or designated by LATAM Parent (the “Sales Agent”) in one or more block trades or otherwise in an manner intended to maximize the sale proceeds from such sale and such sale proceeds shall be distributed for Ineligible Holders Pro Rata as soon as practical thereafter.

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Class 5b Treatment

On the Effective Date, each Participating Holder of General Unsecured Claims, shall receive its share of New Convertible Notes Class C, subject to reduction by the subscription and purchase of New Convertible Notes Class C by the Eligible Equity Holders in the New Convertible Notes Preemptive Rights Offering Period, in accordance with the following waterfall:

1.  First , 50% of the New Convertible Notes Class C shall be allocated to the New Convertible Notes Class C Backstop Parties for purchase, to the extent available after the conclusion of New Convertible Notes Preemptive Rights Offering Period (the “Direct Allocation Amount”). The New Convertible Notes Class C Backstop Parties shall subscribe to the Direct Allocation Amount with an amount of Allowed Claims (and related new money) equal to approximately 50% of the Allowed Claims held by the New Convertible Notes Class C Backstop Parties; and

2.  Second, the remainder shall be allocated to the New Convertible Notes Class C Unsecured Creditors and the New Convertible Notes Class C Backstop Parties as described below (the “Unused Allocation Amount”.

The Unused Allocation Amount shall be subscribed as follows:

1.  The New Convertible Notes Class C Unsecured Creditors shall subscribe to the Unused Allocation Amount with an amount of Allowed Claims (and related new money) equal to approximately 35.36984% [1] of the Allowed Claims that are held by the New Convertible Notes Class C Unsecured Creditors.

2.  The New Convertible Notes Class C Backstop Parties shall subscribe to the Unused Allocation Amount with an amount of Allowed Claims (and related new money) equal to approximately 70.73967% [2] of the Allowed Claims held by the New Convertible Notes Class C Backstop Parties that remain after reduction by Allowed Claims used in the Direct Allocation Amount.

3.  Any Unused Allocation Amount of New Convertible Notes Class C that remain unsubscribed after such applications shall be allocated to and subscribed by the New Convertible Notes Class C Backstop Parties in accordance with their New Convertible Notes Class C backstop commitment.

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To the extent of any Allowed Claims held by Participating Holders of General Unsecured Claims which have not been provided as consideration for the Direct Allocation Amount or the Unused Allocation Amount (including with respect to the New Convertible Notes Class C backstop commitment) (the “Unused Allowed Claims”), each Participating Holder of General Unsecured Claims shall receive in respect of such Unused Allowed Claims, New Convertible Notes Class A and Preemptive Rights Proceeds, on the same terms and Conversion Ratio applicable to non-Participating Holders of General Unsecured Claims (i.e., Class 5a Treatment).

The consideration provided by the New Convertible Notes Class C Backstop Parties for the Direct Allocation Amount and the consideration provided by the Participating Holders of General Unsecured Claims for the Unused Allocation Amount (including with respect to the New Convertible backstop commitment) shall be comprised of $0.9216921 2 [3] of new money for each $1 of Allowed General Unsecured Claims against LATAM Parent.

For the avoidance of doubt, no Ineligible Holder shall be able to become a Participating Holder of a General Unsecured Claim (see Treatment of Non-Qualified Holders below).

Class [__]	Convenience Class Against LATAM Parent[4] [5]	[[TBD]]	[[TBD]]

Class 6	General Unsecured Claims against Debtors other than LATAM Parent, Piquero Leasing Limited and LATAM Finance	On the Effective Date, each Holder of an Allowed General Unsecured Claim against a Debtor other than LATAM Parent, Piquero Leasing Limited or LATAM Finance shall receive cash equal to the amount of such Allowed General Unsecured Claim.	Unimpaired / Presumed to Accept

[1]	Subject to revision prior to Effective Date based on ongoing claims reconciliation process.
[2]	Subject to revision prior to Effective Date based on ongoing claims reconciliation process.
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Based on illustrative assumption that New Convertible Notes Class C Backstop Parties own 70.7% of Allowed Claims based on FTI11/25 Low Estimate. Subject to further update based on New Convertible Notes Class C Backstop Parties’ ownership of Allowed Claims.

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The Debtors, with the reasonable consent of the Parent GUC Ad Hoc Group, reserve the right to establish a convenience class of holder of General Unsecured Claims against LATAM Parent to address certain General Unsecured Claims against LATAM Parent.

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Class 7	Pre-Delivery Payment Facility Claims against Piquero Leasing Limited	On the Effective Date, each Holder of an Allowed General Unsecured Claim against Piquero Leasing Limited and the associated Allowed General Unsecured Claim in the same amount against LATAM Parent shall receive in full satisfaction of both claims, the treatment provided to Allowed General Unsecured Claims against LATAM Parent (with the right to receive recovery solely for a single Allowed Claim).	Impaired / Entitled to Vote

Class 8	Litigation Claims Against All Debtors	On the Effective Date, each Allowed Litigation Claim shall be Reinstated and paid in the ordinary course if and when finally resolved under applicable local law (and subject in each case to applicable non-bankruptcy defenses).	Unimpaired / Presumed to Accept

Class 9	Intercompany Claims	On the Effective Date or, if such Claim is subsequently Allowed, then the date such Class 9 Claim becomes Allowed or as soon as reasonably practicable thereafter, each Intercompany Claim will be Reinstated.	Unimpaired / Presumed to Accept

Class 10	Equity Interests in LATAM Parent	Existing Equity Interests in LATAM Parent shall be retained and reinstated subject to the dilution referred to below. No distribution shall be made under the Plan in respect of Existing Equity Interests in LATAM Parent. On the Effective Date, Holders of Existing Equity Interests in LATAM Parent shall be diluted by the issuance of ERO New Common Stock and the New Convertible Notes Backup Shares, including any conversion of the New Convertible Notes into equity, and the Management Incentive Plan, such that they hold no more than 0.1% of the common stock in LATAM Parent.	Impaired / Deemed to Reject pursuant to Section 1126(g) of the Bankruptcy Code

Class 11	Equity Interests in Debtors other than LATAM Parent	On the Effective Date, Equity Interests in Debtors other than LATAM Parent shall be preserved and Reinstated so as to maintain the organization structure of the Debtors as such structure exists on the Effective Date.	Unimpaired / Presumed to Accept pursuant to Section 1126(f) of the Bankruptcy Code

Plan Enterprise Value	$14,000[5] million, which for the avoidance of doubt assumes conversion of all New Convertible Notes

Plan Equity Value	$7,611[6] million

[5]	Illustrative assumption reflecting mid-point of potential range of $13,000 million -$15,000 million; not a PJT valuation and subject to change.
[6]	Illustrative assumption, not based on a PJT valuation and subject to change. Reflects assumed $700 million operating cash level which is netted against debt.

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Exit Capital Structure

On the Effective Date, the Reorganized Debtors shall have the following capital structure:

•  Existing Finance Leases: $ 1,798 million

•  Existing Operating Leases: $ 2,837 million

•  Existing RCF: $600 million (undrawn on Effective Date) (to be refinanced or amended and extended) (as so refinanced, amended and extended or otherwise modified, the “Modified Existing RCF”)

•  Existing Spare Engine Facility: $273 million (to be refinanced or amended and extended)

•  PDP Financing: $98 million

•  Existing Letters of Credit as provided below.

•  Existing Surety Bonds as provided below.

•  Exit Revolver: $500 million (undrawn on the Effective Date)

•  Exit Notes/Loan: $2,250 million

For the avoidance of doubt, the Exit Capital Structure assumes conversion of all New Convertible Notes.

ERO Rights Offering

LATAM Parent will issue $800 million of ERO New Common Stock, $400 million of which shall be backstopped by the Commitment Creditors in their capacity as ERO New Common Stock Backstop Parties in exchange for an aggregate 20% backstop payment payable in cash on the Effective Date,[7] and $400 million of which shall be backstopped by the Backstop Shareholders (up to the Backstop Shareholders Cap) without requiring the payment of a fee.

Backstop Shareholders shall use their preemptive rights during the ERO Preemptive Rights Offering Period to subscribe to the ERO New Common Stock up to the full amount of such preemptive rights, provided that the total number of Reorganized LATAM Parent Stock issued to Backstop Shareholders (inclusive of the Backstop Shareholders’ equity ownership in Reorganized LA TAM Parent on an as converted basis with respect to New Convertible Notes Class B) is no greater than 27% (the “Backstop Shareholders Cap”) (the apportionment of which among the Backstop Shareholders shall be determined by the Backstop Shareholders, in their sole discretion) of the total amount of Reorganized LATAM Parent common stock to be issued pursuant to the Approved Plan.

In the event not all ERO New Common Stock is subscribed and purchased during the ERO Preemptive Rights Offering Period, there shall be a second, substantially concurrent, round of subscription and purchase in which, Eligible Equity Holders (including, without limitation, the Backstop Shareholders and the Non-Backstop Shareholders) that subscribed for the ERO New Common Stock shall have the option of subscribing and purchasing any unsubscribed ERO New Common Stock on a pro rata basis (based on the amount subscribed by such subscribing holders), provided that the amount of Reorganized LATAM Parent Stock issued to the Backstop Shareholders (inclusive of the Backstop Shareholders’ equity ownership in

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The Commitment Creditors have determined that (i) 3% of such backstop payment in respect of the ERO New Common Stock will be allocated to the Backstop Payment Parties in their capacity as New Convertible Notes Class C Backstop Parties, with internal allocation among the Backstop Payment Parties to be determined by them, provided that each such Backstop Payment Party’s entitlement to receive its share of such backstop payment may (but shall not automatically) travel with such Backstop Payment Party’s transfer of Claims to their permitted Transferees pursuant to and subject to the terms of the Restructuring Support Agreement, and (ii) the remaining 17% of such backstop payment will be available to the ERO New Common Stock Backstop Parties (including for the avoidance of doubt, the Backstop Payment Parties) and any of their permitted transferees pursuant to and subject to the terms of the relevant Backstop Agreement.

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Reorganized LATAM Parent on an as converted basis with respect to New Convertible Notes Class B) following the purchase of any such unsubscribed ERO New Common Stock is no greater than the Backstop Shareholders Cap. If any shares of ERO New Common Stock remain unsubscribed, the ERO New Common Stock Backstop Parties shall subscribe and purchase any remaining unsubscribed ERO New Common Stock.

New Convertible Notes Issuance

LATAM Parent will issue the New Convertible Notes, each with a maturity date of December 31, 2121. The New Convertible Notes include:

i.   New Convertible Notes Class A in the principal amount of $1,467[8] million which, to the extent not subscribed and purchased by Eligible Equity Holders during the New Convertible Notes Preemptive Rights Offering Period, shall be distributed to Holders of General Unsecured Claims against LATAM Parent except (i) on account of Allowed General Unsecured Claims against LATAM Parent (other than Unused Allowed Claims) held by Participating Holders of General Unsecured Claims and (ii) on account of General Unsecured Claims Against LATAM Parent held by Ineligible Holders.

ii.  New Convertible Notes Class B in the principal amount of $1,373 million which, to the extent not subscribed and purchased by Eligible Equity Holders during the New Convertible Notes Preemptive Rights Offering Period, shall be purchased in Cash by the New Convertible Notes Class B Backstop Parties. The full amount of the New Convertible Notes Class B shall be backstopped by the New Convertible Notes Class B Backstop Parties and no backstop payment shall be payable.

iii.   New Convertible Notes Class C in the principal amount of $6,816 million which, to the extent not subscribed and purchased by Eligible Equity Holders during the New Convertible Notes Preemptive Rights Offering Period, shall be distributed to New Convertible Notes Class C Backstop Parties and Participating Holders of General Unsecured Claims as provided under Class 5b. A backstop of $3,269 million in the new money investment in the New Convertible Notes Class C shall be provided by the New Convertible Notes Class C Backstop Parties in exchange for a 20% payment in cash on the Effective Date.[9] To the extent any Participating Holder of General Unsecured Claims that elected to receive Class 5b Treatment does not receive a full allocation on account of its Allowed Class 5 Claim, the remaining amount of such Allowed Class 5 Claim shall receive Class 5a Treatment and shall receive New Convertible Notes Class A and Preemptive Rights Proceeds with respect to such amount (as an Unused Allowed Claim). Further, any Participating Holder of General Unsecured

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Face Amount, included as a placeholder, equal to par plus accrued applicable interest as of the Petition Date on parent GUCs based on 11/25 FTI Low estimate, assuming certain adjustments. Subject to continued material revision. Sized based on illustrative $3,547mm (70.7% of outstanding LATAM Parent GUCs) held by Convert C Backstop Parties participating in the Convert C.

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The Commitment Creditors have determined that (i) 3% of such backstop payment in respect of the New Convertible Notes Class C will be allocated to the Backstop Payment Parties in their capacity as New Convertible Notes Class C Backstop Parties, with internal allocation among the Backstop Payment Parties to be determined by them, provided that each such Backstop Payment Party’s entitlement to receive its share of such backstop payment may (but shall not automatically) travel with the Backstop Payment Party’s transfer of Claims to their permitted Transferees pursuant to and subject to the terms of the Restructuring Support Agreement, and (ii) the remaining 17% of such backstop payment will be available to the New Convertible Notes Class C Backstop Parties (including for the avoidance of doubt, the Backstop Payment Parties) and any of their permitted Transferees pursuant to and subject to the terms of the relevant Backstop Agreement.

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Claimsthat does not deliver the necessary cash consideration for its purchase of New Convertible Notes Class C by the deadlines contemplated hereunder shall be treated as having not elected Class 5b Treatment, and shall receive New Convertible Notes Class A and Preemptive Rights Proceeds with respect to its Allowed Claim and shall not have any right to purchase or to receive an allocation of New Convertible Notes Class C.

Pre-emptive Rights	LATAM Parent shall conduct the ERO Rights Offering and the New Convertible Notes Offering in compliance with all Chilean law requirements, including first offering the ERO New Common Stock and New Convertible Notes to Eligible Equity Holders pursuant to preemptive rights offerings in accordance with Chilean law.

Exemption from SEC Registration and Registration Rights

All Plan Securities shall be registered with the CMF and listed on the Santiago Stock Exchange, and all New Common Stock and New Convertible Notes shall be freely transferrable in Chile by affiliates and non-affiliates, as of the Effective Date.

The offer, issuance, sale and/or distribution (as applicable) of Plan Securities will be made in reliance on exemptions from registration under the Securities Act of 1933 (the “Securities Act"), including (but not limited to) Section 4(aX2) and Regulation S under the Securities Act.

Securities issued in reliance on the exemptions provided by Section 4(a)(2) and Regulation S will become eligible for resale within the time periods set forth in Rule 144 and Regulation S, respectively or pursuant to other valid exemptions from the Securities Act.

LATAM Parent and the Commitment Creditors shall in good faith negotiate a registration rights agreement, in consultation with the Backstop Shareholders, with material terms to be agreed by no later than the hearing on approval of the Disclosure Statement, and which shall include (i) customary registration rights that will include an agreement to re-sale shelf registration rights, demand registration rights and/or piggy-back registration rights, (ii) agreement regarding reinstating the ADRs in the U.S. and (iii) a determination regarding whether the common stock will be listed on one or more of the Santiago Exchange, the NYSE/NASDAQ or other applicable “national securities market” and Chile.

Treatment of the Non-Qualified Holders	The offer, sale, allocation and issuance of the Plan Securities will be made in reliance on exemptions under the Securities Act which will limit eligibility to participate in those offerings or allocations to certain qualified investors in the United States and to investors outside of the United States, who in each case have an account that can hold Chilean securities. As noted above, Ineligible Holders will not be eligible to invest in the offerings or receive allocations of those securities.

Cancellation of Notes, Instruments, Certificates, and Other Documents	On the Effective Date, except to the extent otherwise provided in this Restructuring Term Sheet or the Plan, all notes, instruments, certificates, and other documents including credit agreements and indentures, shall be cancelled, and the Debtors’ obligations thereunder or in any way related thereto shall be deemed satisfied in full and discharged, provided that Existing Letters of Credit, Existing Surety Bonds, insurance bonds, financial assurances, Cartas Fianzas, Boletas Bancarias, Boletas Garantia, Seguros de Caución, seguro garantia, fianca bancária, fianca de qualquer natureza, cartas de credito, and other similar instruments (as amended, restated, renewed, modified, supplemented, extended, confirmed, or counter guaranteed from time to time) issued by various banks and other financial institutions to the Debtors on an unsecured or secured basis in the various countries where the Debtors operate shall not be cancelled, satisfied or discharged; provided that nothing shall limit the Debtors’ ability to object to or seek a discharge of any contingent claims arising prior to the Effective Date, provided further, any indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of (i) allowing Holders to receive distributions under the Plan, and (ii) allowing and preserving the rights of the Local Bond Trustees and LATAM 2024/LATAM 2026 Bond Trustees.

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Backstop

By no later than December 21, 2021,

i.   an agreement (the “Commitment Creditors Backstop Agreement”) reflecting the terms on which the Commitment Creditors will backstop the rights offering of New Convertible Notes Class C and $400 million of the ERO Rights Offering, acceptable in form and substance to the Commitment Creditors and the Debtors, shall be agreed and executed by the Debtors and the Backstop Parties thereto.

ii.  an agreement (the “Backstop Shareholders Backstop Agreement’ and together with the Commitment Creditors Backstop Agreement, the “Backstop Agreements”) reflecting the terms on which the Backstop Shareholders will backstop the rights offering of New Convertible Notes Class B and $400 million of the ERO Rights Offering, acceptable in form and substance to the Backstop Shareholders and the Debtors, shall be agreed and executed by the Debtors and the Backstop Shareholders.

The term of the Backstop Commitments is expected to be long-term in duration, taking into consideration, among other things, the expected case timeline, and shall be negotiated in good faith in connection with the Backstop Agreements

Exit Term Loan, Exit RCF and Modified Existing RCF	The Exit Term Loan/Notes, Exit RCF and Modified Existing RCF shall contain terms, including without limitation, affirmative and negative covenants, representations and warranties and events of default which are customary for transactions of this type, and which are in form and substance reasonably acceptable to the Commitment Creditors and the Backstop Shareholders.

Executory Contracts and Unexpired Leases	The Plan will provide for the assumption and rejection of Executory Contracts and Unexpired Leases, which the Debtors may designate in their sole discretion.

Releases by the Debtors

As of the Effective Date, the Releasing Parties shall be deemed to forever release, waive, and discharge conclusively, absolutely, unconditionally and irrevocably to the maximum extent permitted by applicable law, each of the Released Parties from any and all Claims, interests, obligations (contractual or otherwise), suits, judgments, damages, demands, debts, remedies, rights, Causes of Action (including Avoidance and Other Actions), rights of setoff and liabilities whatsoever (including any derivative claims asserted or assertable on behalf of the Debtors) in connection with or in any way relating to the Debtors, the Chapter 11 Cases, the Restructuring Support Agreement, the Disclosure Statement, or the Plan (other than the rights of the Debtors, or the Reorganized Debtors to enforce the obligations under the Confirmation Order and the Plan and the contracts, instruments, releases, and other agreements or documents delivered or that survive thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date; provided, however, that nothing in the Plan:

i.   shall be deemed to prohibit the Reorganized Debtors from asserting and enforcing any Claims, obligations, suits, judgments, demands, debts, rights, causes of action or liabilities they may have against any employee (including directors and officers) for alleged breach of confidentiality, or any other contractual obligations owed to the Debtors or the Reorganized Debtors, including non-compete and related agreements or obligations;

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ii.  shall operate as a release, waiver, or discharge of any causes of action or liabilities unknown to the Debtors as of the Petition Date arising out of gross negligence, willful misconduct, fraud or criminal acts of such Released Party; or

iii.   shall release any of the Causes of Actions preserved under the Plan against any Persons other than Released Parties.

Entry of the Confirmation Order on the Confirmation Date shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the foregoing release by the Debtors, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the foregoing release by the Debtors: (1) is an essential means of implementing the Plan; (2) is an integral and non-severable element of the Plan and the transactions incorporated herein; (3) confers substantial benefits to the Debtors’ Estates; (4) is in exchange for the good and valuable consideration provided by the released parties; (5) is a good-faith settlement and compromise of the claims released by the foregoing by the Debtors; (6) is in the best interests of the Debtors and all Holders of Claims and Equity Interests; (7) is fair, equitable and reasonable; (8) is given and made after due notice and opportunity for hearing; and (9) is a bar to any of the Debtors or the Reorganized Debtors asserting any claim or cause of action released pursuant to the foregoing release by the Debtors. The releases described herein shall, on the Effective Date, have the effect of res judicata (a matter adjudged), to the fullest extent permissible under applicable law of Chile, Colombia, Brazil, Peru, Ecuador, Cayman Islands, the United States and any other jurisdiction in which the Debtors operate.

Releases by Holders of Claims and Interests	As of the Effective Date, the Holders of Claims against and Equity Interests in the Debtors and the Reorganized Debtors who: (i) either vote to Accept the Plan or are presumed to have voted for the Plan under section 1126(f) of the Bankruptcy Code, (ii) (x) exercise their preemptive rights to subscribe to the ERO New Common Stock or the New Convertible Notes or (y) elect to receive New Convertible Notes Class C or (iii) are entitled to vote to Accept or reject the Plan and reject the plan or abstain from voting and do not timely submit a ballot to indicate their refusal to grant the releases in this paragraph, shall be deemed to forever release, waive, and discharge conclusively, absolutely, unconditionally and irrevocably to the maximum extent permitted by applicable law each of the Released Parties from any and all Claims, interests obligations (contractual or otherwise), suits, judgments, damages, demands, debts, rights, Causes of Action (including Avoidance and Other Actions), rights of setoff and liabilities whatsoever (including any derivative claims asserted or assertable on behalf of the Debtors) in connection with or in any way relating to the Debtors, the conduct of the Debtors’ businesses, the Chapter 11 Cases, the Restructuring Support Agreement, the Disclosure Statement, or the Plan (other than the rights of the Debtors, the Reorganized Debtors, or a Creditor holding an Allowed Claim to enforce the obligations under the Confirmation Order and the Plan and the contracts, instruments, releases, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, whether for tort, contract, violation of federal or state securities law or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date; provided, however, that nothing in the Plan shall operate as a release, waiver or discharge of any Causes of Action or liabilities unknown to such holder as of the Petition Date arising out of gross negligence, willful misconduct, fraud or criminal acts of any such Released Party.

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Exculpation

For purposes of the Plan, “Exculpated Parties” means (i) each of the Debtors, non-Debtor Affiliates , Reorganized Debtors, and all of their respective Affiliates, (ii) the Backstop Parties, in their capacity as such, (iii) the DIP Secured Parties, in their capacity as such, (iv) the Commitment Creditors, in their capacity as such, (v) the Backstop Shareholders, in their capacity as such, and (vi) with respect to the foregoing Persons in clauses (i) -(v), each of their respective officers, directors, employees, representatives, advisors, attorneys, notaries (pursuant to the laws of the United States and any other jurisdiction), auditors, agents and professionals, in each case acting in such capacity on or any time after the Petition Date, and any person claiming by or through any of them but excluding any other Causes of Action preserved by the Debtors.

On the Effective Date, the Exculpated Parties shall neither have nor incur any liability to any Holder of a Claim or Equity Interest, the Debtors, the Reorganized Debtors, or any other party-in-interest, or any of their Related Persons for any prepetition or post-petition act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, the formulation, negotiation, or implementation of the Restructuring Support Agreement, Disclosure Statement, the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan or the administration of the Plan, except for acts or omissions that are the result of willful misconduct, gross negligence, fraud or criminal acts; provided, however, that (i) the foregoing is not intended to limit or otherwise impact any defense of qualified immunity that may be available under applicable law; (ii) each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her, or its duties pursuant to, or in connection with, the Plan; and (iii) the foregoing exculpation shall not be deemed to release, affect, or limit any of the rights and obligations of the Exculpated Parties from, or exculpate the Exculpated Parties with respect to, any of the Exculpated Parties’ obligations or covenants arising pursuant to the Plan or the Confirmation Order.

Settlement of Qatar and Delta Fraudulent Conveyance Claims	The Plan shall forever release, waive, and discharge conclusively, absolutely, unconditionally and irrevocably to the maximum extent permitted by applicable law, under Rule 9019, any purported avoidance, fraudulent conveyance claims and other claims referenced in (i) the Motion of the Official Committee of Unsecured Creditors for (I) Leave, Standing, and Authority to Commence and Prosecute Certain Claims and Causes of Action On Behalf of the Debtors’ Estates Against Delta Air Lines, Inc. and Its Affiliates and (II) Non-Exclusive Settlement Authority Regarding Such Claims (ECF No. 2531) and (ii) the Motion of the Official Committee of Unsecured Creditors for (I) Leave, Standing, and Authority to Commence and Prosecute Certain Claims and Causes of Action On Behalf of the Debtors’ Estates Against Qatar Airways Q.C.S.C. and Its Affiliates and (II) Non-Exclusive Settlement Authority Regarding Such Claims (ECF No. 2532) held by the Debtors that may exist against Qatar Airways Q.C.S.C. and Delta Air Lines, Inc. (“Delta”), under Sections 544, 548, 550 of the Bankruptcy Code and analogous laws under Rule 9019.

Preserved Causes of Action

i.   Except as otherwise provided in the Plan, the Confirmation Order or in any document, instrument, release or other agreement entered into in connection with the Plan or approved by order of the Bankruptcy Court, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the

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Petition Date, including the Avoidance and Other Actions, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date; provided that no Causes of Action released against the Released Parties, including the settled and released claims and causes of action described in the section “Settlement of Qatar and Delta Fraudulent Conveyance Claims” shall vest in the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, the Disclosure Statement, or the Confirmation Order to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan.

ii.  Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a final order of the Bankruptcy Court, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the confirmation or consummation of the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The Reorganized Debtors may pursue such Causes of Action, or decline to do any of the foregoing, as appropriate, in accordance with the best interests of the Reorganized Debtors and without further notice to or action, order or approval of the Bankruptcy Court.

Management Incentive Plan and Management Protection Provisions

The Debtors’ management will be able to participate in a Management incentive Plan the terms of which shall be agreed by the Debtors and the Commitment Parties at the time of the execution of the Backstop Agreements and which shall be consummated and implemented on the Effective Date.

At the time of the execution of the Backstop Agreements, the Debtors will seek to amend and assume up to approximately 40 executives’ existing employment agreements, which amended agreements shall include management protection provisions (the “Management Protection Provisions”) in the amount of up to $35mm in the aggregate.

Restructuring Transactions

i.   On, prior to, or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may enter into any transaction (each a “Restructuring Transaction”) and take any actions as may be necessary or appropriate to effectuate the Plan and the Restructuring Support Agreement, that are consistent with and pursuant to the terms and conditions of the Plan, including, without limitation, conducting the ERO Rights Offering, conducting the New Convertible Notes Offering, obtaining the Exit Financing, and all steps necessary to effectuate the Plan pursuant to any corporate governance obligation from any of the Debtors; provided that, for the avoidance of doubt, the documentation with respect to the Restructuring Transactions shall be in form and substance acceptable, or reasonably acceptable, as the case may be, to the Backstop Shareholders the Requisite Commitment Creditors and the Debtors as provided in the Restructuring Support Agreement.

ii.  The actions to effectuate the Restructuring Transactions may include (i) the execution and delivery of appropriate agreements, amendment of by -laws, or other documents containing terms that are consistent with the terms of the

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Plan and the Restructuring Support Agreement and that satisfy the applicable requirements of applicable law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates pursuant to applicable law; (iv) pledging, granting of liens or security interests over, assuming or guarantying obligations or taking such similar actions as may be necessary to preserve the rights and collateral interests of the secured Creditors of the Debtors and their subsidiaries at all times prior to the effectiveness and consummation of the Plan; (v) the payment, transfer or assignment of intercompany debt among the Debtors as may be necessary to comply with the term of the Plan and (vi) all other actions that the applicable entities determine to be necessary or appropriate to effectuate the Restructuring Transactions, including making filings or recordings that may be required by applicable law in connection with such transactions (including without limitation, any filings that may be required with the CMF and the Chilean stock exchanges) in each case consistent with the Plan and Restructuring Support Agreement.

iii.   The Confirmation Order shall and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

Conditions to Effectiveness

Unless waived by the Debtors with the consent of the Commitment Parties, each of the following is a condition precedent to the occurrence of the Effective Date:

i.   the Confirmation Order (including any amendment or modification thereof) shall (a) have been entered by the Bankruptcy Court in form and substance acceptable to the Debtors, Backstop Shareholders and the Requisite Commitment Creditors and (b) not have been stayed, vacated or set aside;

ii.  all actions, documents, certificates, and agreements necessary to implement the Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable government units in accordance with applicable law;

iii.   all shareholder approvals and board approvals necessary to implement the Plan and issue the New Convertible Notes and ERO New Common Stock and amend the bylaws of LATAM Parent shall have been obtained;

iv.   to the extent that the Debtors in their sole discretion seek recognition of the Plan in Chile or Colombia, the Plan shall have been granted recognition or its equivalent status in Chile or Colombia, as the case may be; provided, however, that if the Debtors seek such recognition or equivalent status, any failure or delay in obtaining such recognition or equivalent status shall not be a condition precedent to the extent the then remaining Restructuring Transactions may be consummated in Chile and Colombia by the Effective Date;

v.  the Plan shall have been granted approval in the joint provisional liquidator proceeding pending in the Cayman Islands;

vi.   all of the conditions precedent for effectiveness of the Exit Financing shall have been satisfied or waived in accordance with the terms thereof;

vii.  notice of the projected Effective Date shall have been provided to the Committee, or its counsel, no later than five (5) Business Days prior to the projected Effective Date;

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viii.  all government and regulatory filings and approvals necessary to implement the Plan shall have been completed or received, as applicable, including, without limitation, anti-trust filings (to the extent required) and registration of Plan Securities with the CMF;

ix.   the Plan, the Disclosure Statement and Restructuring Documents have not been amended or modified other than in a manner in form and substance consistent in all material respects with the Restructuring Term Sheet and otherwise acceptable to the Debtors, the Requisite Commitment Creditors and the Backstop Shareholders;

x.  the Restructuring Support Agreement is in full force and effect and no Termination Event (as defined in the Restructuring Support Agreement has occurred and is continuing;

xi.   all outstanding Commitment Creditor Fees and Backstop Shareholder Fees that are due and payable have been paid in full by the Debtors in Cash to the extent invoiced in advance of the Effective Date; and

xii.  there shall be no ruling, judgment or order issued by any Governmental Unit making illegal, enjoining or otherwise preventing or prohibiting the consummation of the Restructuring Transactions unless such ruling, judgment or order has been stayed, reversed or vacated.

Retention of Jurisdiction	The Plan will provide that the Bankruptcy Court shall retain jurisdiction for usual and customary matters.

Governance

i.   Certificates of Incorporation and By-Laws. The certificates or articles of incorporation of the Reorganized Debtors shall be amended on terms reasonably acceptable to the Commitment Creditors and the Backstop Shareholders, and the by-laws of the Reorganized Debtors shall be amended on terms acceptable to the Commitment Creditors and the Backstop Shareholders, in each case, including to satisfy the provisions of the Plan and the Bankruptcy Code, shall be included in the Plan Supplement, and, among other things, (i) shall include pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities at emergence, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code and without waiver of any right to further modify or amend the certificates or articles of incorporation and by-laws of the Reorganized Debtors as permitted therein and pursuant to applicable non-bankruptcy law on and after the Effective Date, (ii) to the extent necessary or appropriate, shall include such provisions as may be needed to effectuate and consummate the Plan and the transactions contemplated herein and (iii) shall include, in a transitory article of the by-laws for LATAM Parent, an increase of the threshold for LATAM Parent shareholder approval of corporate actions identified in the second paragraph of Section 67 of Law 18,046 to 73% of shareholders of the Reorganized Debtors for two (2) years. The foregoing amendments shall be included in the Plan Supplement.

ii.  Officers and Directors of Reorganized Debtors. By and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall continue to serve pursuant to the terms of their respective charters and bylaws or other formation and constituent documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, unless otherwise provided for herein, the existing named executive officers of the Debtors shall continue in office on and after the Effective Date in accordance with the applicable governing documents and employment arrangements.

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iii.   Directors of Reorganized LATAM Parent. The Commitment Creditors and the Backstop Shareholders, acting reasonably and in good faith, shall enter into an agreement on terms acceptable to such parties (the “Shareholders ’ Agreement”), or enter into other arrangements mutually acceptable to the Commitment Creditors, the Backstop Shareholders and the Debtors, that provides, (A) for a two (2) year term following the Effective Date, that the parties shall vote their shares so the Reorganized LATAM Parent Board will be comprised, both initially and in the filling of any vacancies thereon, of nine (9) directors, who in accordance with Chilean law, shall be appointed as follows: (i) five (5) directors, including the vice-chair of the Reorganized LATAM Parent Board, nominated by the Commitment Creditors; (ii) four (4) directors, including the chair of the Reorganized LATAM Parent Board (who shall be a Chilean national), nominated by the Backstop Shareholders (such a board of directors constituted as described in clauses (i) through(ii), the “Effective Date Board”); and (B) for the first five (5) years after the Effective Date, in the event of a wind-down liquidation, or dissolution of LATAM Parent, recoveries on the new Convertible Notes Class B or the New Common Stock delivered in exchange for the New Convertible Notes Class B to the extent the conversion option thereunder is exercised, shall be subordinated to any right of recovery for any new common stock to be delivered upon conversion for the New Convertible Notes Class A or New Convertible Notes Class C, in each case held by the Commitment Creditors on the Effective Date. The Shareholders’ Agreement shall be registered in the shareholders registry of Reorganized LATAM Parent.

Fees	Upon execution of the Backstop Agreements, the Debtors agree that they shall pay to the Backstop Shareholders and Commitment Creditors the Backstop Shareholder Fees and the Commitment Creditor Fees, in each case to the extent properly invoiced, (i) upon Bankruptcy Court approval of each Backstop Agreement, such Backstop Shareholder Fees and Commitment Creditor Fees that are respectively accrued through the date of such approval in cash upon such approval of each Backstop Agreement, (ii) following Bankruptcy Court approval of each Backstop Agreement, with respect to such Backstop Shareholder Fees and the Commitment Creditor Fees that are respectively due and payable, each month within 30 days of receiving an invoice from such Commitment Creditor or Backstop Shareholder (or their advisors) in full in cash, and (iii) on the Effective Date with respect to such Backstop Shareholder Fees and the Commitment Creditor Fees that are respectively due and payable in full in cash.

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Annex 1: Defined Terms

“Accept” means, with respect to the acceptance of the Plan by a Class of Claims or Equity Interests, votes cast (or deemed cast pursuant to an order of the Bankruptcy Court or the applicable provisions of the Bankruptcy Code) in favor of the Plan by the requisite number and principal amount of Allowed Claims or Equity Interests in such Class as set forth in section 1126(c) of the Bankruptcy Code.

“Administrative Expense Claim” means any Claim for costs and expenses of administration of the Chapter 11 Case that is assertable under section 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) any actual and necessary costs and expenses incurred on or after the Petition Date of preserving the Debtors’ Estates and operating the businesses of the Debtors prior to the Effective Date; and (b) compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 327, 330, 331, 363, or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date.

“Affiliate” means Affiliate has the meaning set forth in 11 U.S.C. 101.

“Allowed” means, with reference to any Claim, or any portion thereof, that is not a Disputed Claim and (i) that has been listed by the Debtors in the Schedules as liquidated in an amount greater than $0 and/or not disputed, contingent or undetermined, and with respect to which no contrary proof of claim has been Filed, (ii) has been specifically allowed under this Plan, (iii) the amount or existence of which has been determined or allowed by a Final Order or (iv) as to which a proof of claim has been timely Filed before the Bar Date in a liquidated, non-contingent amount that is not disputed or as to which no objection has been timely interposed in accordance with Section 9.1 of the Plan or any other period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court; provided, further that any such Claims Allowed solely for the purpose of voting to Accept or reject this Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” for the purpose of distributions hereunder.

“Allowed Class 5a Treatment Cash Amount” means, for each Holder of an Allowed Class 5 Claim that is receiving Class 5a Treatment, their Allowed Class 5 Claim (Pro Rata for all Allowed Class 5 Claims receiving Class 5a Treatment) multiplied by the Conversion Ratio of the New Convertible Notes Class A.

“Amended First DIP Order” means the Amended Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing, and (B) Grant Superpriority Administrative Expense Claims, and (II) Granting Related Relief, ECF No. 1454.

“Avoidance and Other Actions” means any and all avoidance, recovery, subordination or other actions or remedies that may be brought by and on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies arising under sections 510 and 542-553 of the Bankruptcy Code.

“Backstop Parties” means, collectively, the New Convertible Notes Class B Backstop Parties, the New Convertible Notes Class C Backstop Parties and the ERO New Common Stock Backstop Parties.

“Backstop Payment Parties” means LMS Credit, LLC; Sculptor Master Fund, LTD.; Sculptor Enhanced Master Fund, LTD.; Sculptor SC II, LP; Sculptor Master Fund, LTD.; Sculptor Credit Opportunities Master Fund, LTD.; Sajama Investments, LLC; Lauca Investments, LLC; Conifer Finance 3, LLC; Redwood IV Finance 3, LLC; TAO Finance 3-A, LLC; Strategic Value Master Fund, Ltd.; Strategic Value Opportunities Fund, L.P.; Strategic Value Special Situations Master Fund IV, L.P.; Strategic Value Special Situations Master Fund V, L.P.; Strategic Value Dislocation Master Fund L.P.; Strategic Value New Rising Fund, L.P.; and any successor, transferee or assignee of the foregoing

“Backstop Shareholder Fees” means the reasonable and documented fees, expenses, disbursement and other costs incurred by each of the Backstop Shareholders in connection with the Chapter 11 Cases, including, but not limited to attorneys’, financial advisors and agents’ fees, expenses and disbursements incurred by each of the Backstop Shareholders, whether prior to or after the execution of the Restructuring Support Agreement and whether prior to or after consummation of the Plan.

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“Backstop Shareholders” means, collectively, Costa Verde Aeronáutica S.A., Delta Air Lines, Inc., and Qatar Airways Investment (UK) Ltd.

“Bankruptcy Code” means title 11 of the United States Code, as now in effect or hereafter amended so as to be applicable in these Chapter 11 Cases.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, State of New York, United States of America; Santiago Chile; Rio de Janeiro or São Paulo, Brazil; Lima, Peru; or Bogota, Colombia are required or authorized to remain closed.

“Causes of Action” means, without limitation, any and all Claims, causes of action, demands, rights, actions, suits, damages, injuries, remedies, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known, unknown, accrued or to accrue, contingent or non-contingent, matured or unmatured, suspected or unsuspected, foreseen or unforeseen, whether arising before, on or after the Petition Date, in contract or in tort, in law or in equity, or under any other theory of law, whether asserted or assertable directly or derivatively in law or equity or otherwise by way of claim, counterclaim, cross-claim, third party action, action for indemnity or contribution or otherwise, including, without limitation, the Avoidance and Other Actions.

“Chapter 11 Cases” means the cases commenced under Chapter 11 of the Bankruptcy Code by the Debtors in the Bankruptcy Court, styled In re LATAM Airlines Group, S.A., et al., Chapter 11 Case No. 20-11254 (JLG) (jointly administered), currently pending before the Bankruptcy Court.

“Chilean Business Day” means any day other than a Sunday or other day on which commercial banks in Santiago Chile are required or authorized to remain closed.

“Claim” has the definition set forth in section 101(5) of the Bankruptcy Code.

“Class” means a category of Claims against or Equity Interests in the Debtors as set forth in this Term Sheet pursuant to section 1122(a) of the Bankruptcy Code.

“CMF” means Comisión para el Mercado Financiero.

“Commitment Creditors” means the members of the ad hoc group of LA TAM Parent claimholders listed on Schedule II of the Restructuring Support Agreement (as may be modified pursuant to the terms of the Restructuring Support Agreement). Unless specified otherwise, any reference to any consent rights of the Commitment Creditors shall be determined by members of the Commitment Creditors holding a majority of the total General Unsecured Claims against LATAM Parent held by the Commitment Creditors at such time.

“Commitment Creditor Fees” means (i) the reasonable and documented fees, expenses, disbursements and other costs incurred by (x) each of the Backstop Payment Parties, up to a maximum aggregate amount of $3,000,000, and (y) the Commitment Creditors, acting as a group, in each case of (x) and (y), in connection with the Chapter 11 Cases, including, but not limited to attorneys’, financial advisors and agents’ fees, expenses and disbursements incurred by each of the Backstop Parties, and/or Commitment Creditors acting as a group, as the case may be, whether prior to or after the execution of the Restructuring Support Agreement and whether prior to or after consummation of the Plan, and (ii) the backstop payments payable to the Commitment Creditors under the Commitment Creditors Backstop Agreement. For the avoidance of doubt, Commitment Creditors Fees shall not include the fees and expenses of attorneys, financial advisors or other advisors retained by individual Commitment Creditors, except with respect to the Backstop Payment Parties.

“Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases.

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“Confirmation Date” means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

“Conversion Ratio” means with respect to any series of the New Convertible Notes, (i) the product of (a) the proportion of Reorganized LATAM Parent Stock underlying the relevant series of New Convertible Notes relative to the total Reorganized LATAM Parent Stock, assuming conversion of all New Convertible Notes, expressed as a percentage multiplied by (b) the Plan Equity Value, divided by (ii) the principal amount of the relevant class of New Convertible Notes.10

“Creditor” has the meaning set forth in section 101(10) of the Bankruptcy Code.

“Debtor Released Parties” means the Debtors and each of their Related Persons excluding members, partners, or holders of equity interests.

“DIP Agents” means, collectively, Bank of Utah, as administrative agent and collateral agent under the DIP Facility, Banco Santander Chile as Chile Local Collateral Agent under the DIP Facility, TMF Brasil Administração e Gestão de Ativos Ltda. as the Brazil Local Collateral Agent under the DIP Facility, TMF Colombia Ltda. as the Colombia Local Collateral Agent under the DIP Facility, TMF Ecuador, S.A. as the Ecuador Local Collateral Agent under the DIP Facility, Fiduperú S.A. Sociedad Fiduciaria as the Peru Local Collateral Agent under the DIP Facility.

“DIP Claim” means any Claim against any Debtor that is party to the DIP Credit Agreement on account of, arising from or related to the DIP Credit Agreement, any DIP Order or any other DIP Facility Documents, including accrued but unpaid interest, costs, fees and indemnities.

“DIP Credit Agreement” means that certain Super-Priority Debtor-in-Possession Term Loan Agreement dated September 29, 2020 by and among LATAM Parent, as borrower, the guarantors party thereto, the DIP Lenders, the Bank of Utah as administrative agent and collateral agent, and local collateral agents party thereto as may be amended, modified, or supplemented from time to time.

“DIP Facility” means the credit facility provided under the DIP Credit Agreement as amended, restated and modified from time to time.

“DIP Facility Documents” means the DIP Credit Agreement and all related agreements, documents, and instruments delivered or executed in connection with the DIP Facility.

“DIP Lenders” means, collectively, the Tranche A DIP Lenders, Tranche B DIP Lenders and Tranche C DIP Lenders.

“DIP Orders” means, collectively, the First DIP Order, the Amended First DIP Order and the Tranche B DIP Order.

“DIP Secured Parties” means, collectively, the DIP Lenders and DIP Agents.

“Disputed Claim” means any Claim or any portion thereof, that has not been Allowed, but has not been disallowed pursuant to the Plan or a Final Order of the Bankruptcy Court or other court of competent jurisdiction.

“Effective Date” means the date of substantial consummation of the Plan, which shall be the first Business Day upon which all conditions precedent to the effectiveness of the Plan, are satisfied or waived in accordance with the Plan.

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Due to the ongoing claims reconciliation process, the ultimate conversion ratio used for each series of New Convertible Notes Class A and New Convertible Notes Class C and is subject to change from those used herein and in the Exhibits to this Agreement.

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‘‘Eligible Equity Holders” means all Holders of Equity Interests registered on the shareholders’ registry of LATAM Parent as of midnight on the Equity Record Date, excluding any Holders of Existing ADS Interests, who will be entitled to exercise preemptive rights under applicable laws with respect to the ERO New Common Stock and the New Convertible Notes during the ERO Preemptive Rights Offering Period and the New Convertible Notes Preemptive Rights Offering Period, respectively.

“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

“Equity Interest” means any equity interest or related proxy, in any of the Debtors represented by duly authorized, validly issued and outstanding shares of preferred stock or common stock, stock appreciation rights, membership interests, partnership interests, or any other instrument evidencing a present ownership interest, inchoate or otherwise, in any of the Debtors, or right to convert into such an equity interest or acquire any equity interest of the Debtors, whether or not transferable, or an option, warrant or right, contractual or otherwise (as applicable to each Debtor under applicable law), to acquire any such interest, which was in existence prior to or on the Petition Date.

“Equity Record Date” means the fifth Chilean Business Day preceding the date on which LATAM Parent publishes a notice informing Holders of Existing Equity Interests of their right to subscribe and purchase New Convertible Notes and/or ERO New Common Stock (as applicable).

“ERO New Common Stock” means the common stock to be delivered by Reorganized LATAM Parent on the Effective Date in the ERO Rights Offering.

“ERO New Common Stock Backstop Parties” means (i) the Commitment Creditors up to $400 million, and (ii) the Backstop Shareholders up to the Backstop Shareholders Cap, in each case in their respective capacity as parties providing a backstop commitment in connection with the ERO New Common Stock.

“ERO Preemptive Rights Offering Period” means the thirty-day preemptive period during which the Eligible Equity Holders (including, without limitation, the Backstop Shareholders and the Non-Backstop Shareholders) are entitled to preemptive rights with respect to the ERO New Common Stock, which period will commence on the date in which LATAM Parent informs the Eligible Equity Holders about their right to subscribe and purchase of the ERO New Common Stock.

“ERO Rights Offering” means the $800 million ERO New Common Stock rights offering by LATAM Parent as described in Exhibit E to the Restructuring Support Agreement (i) to Eligible Equity Holders (including, without limitation, the Backstop Shareholders and the Non-Backstop Shareholders) during the ERO Preemptive Rights Offering Period and (ii) thereafter to Eligible Equity Holders (including, without limitation, the Backstop Shareholders and the Non-Backstop Shareholders) that participated in the ERO Preemptive Rights Offering Period in accordance with the ERO Rights Offering Procedures, and which shall be backstopped by the ERO New Common Stock Backstop Parties.

“ERO Rights Offering Procedures” means the offering procedures governing the ERO Rights Offering, including during the ERO Preemptive Rights Offering Period, attached as an exhibit to the Plan Supplement and in form and substance reasonably acceptable to the Debtors and the Commitment Parties.

“Estate” means the estate of each of the Debtors created under section 541 of the Bankruptcy Code.

“Executory Contract” means a contract to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Existing ADS Interests” means all Existing Equity Interests held in the form of American Depository Shares.

“Existing Equity Interests” means all Equity Interests existing in LATAM Parent as of the date of the Plan.

“Existing Letters of Credit” means all outstanding undrawn pre-petition and post-petition letters of credit of the Debtors (as amended, restated, renewed, modified, supplemented, extended, confirmed, or counter guaranteed from time to time).

“Existing Surety Bond” means all outstanding undrawn pre-petition and post-petition surety bonds of the Debtors (as amended, restated, renewed, modified, supplemented, extended, confirmed, or counter guaranteed from time to time).

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“Exit Financing” means, collectively, the Exit Term Loan/Notes, the Exit RCF and the Modified Existing RCF.

“Final Order” means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the subject matter, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no stay pending appeal of such order or has otherwise been dismissed with prejudice; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

“First DIP Order” means the Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing, and (B) Grant Superpriority Administrative Expense Claims, and (II) Granting Related Relief, ECF No. 1091.

“General Unsecured Claim” means any Claim against any Debtor that is not otherwise paid in full during the Chapter 11 Cases pursuant to an order of the Bankruptcy Court and that is not an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, DIP Claims, RCF Claim, Spare Engine Facility Claim, LATAM 2024 Bond Claim, LATAM 2026 Bond Claim, Pre-Delivery Payment Facility Claim or Litigation Claim.

“Governmental Unit” means a “governmental unit” as defined in section 101 of the Bankruptcy Code.

“Holder” means a Person or an Entity who is the registered holder of a Claim or Equity Interest as of the applicable date of determination or an authorized agent of such Person or Entity.

“Impaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is “impaired” within the meaning of section 1124 of the Bankruptcy Code.

“Ineligible Holder” means any Person or Entity that meets one or more of the following conditions: (i) such Person or Entity does not have an account that can hold Chilean securities and/or (ii) such Person or Entity is not (a) a “qualified institutional buyer” within the meaning of Rule 144A(a)(l) or an Institutional Accredited Investor (IAI) under the Securities Act, or (b) a non-U.S. person located outside of the United States and who does not hold General Unsecured Claims for the account or benefit of a U.S. person, within the meaning of Regulation S under the Securities Act.

“Initial Petition Date” means May 26, 2020.

“Intercompany Claim” means any Claim against any Debtor by any other Debtor or non-Debtor Affiliate whether arising prior to, on or after the Petition Date.

“LATAM 2024 Bonds” means those 6.875% senior, unsecured notes due April 2024 in principal amount of $700 million pursuant to the indenture dated April 11, 2017 by and among LATAM Finance Ltd. as issuer, LATAM Parent as guarantor and Bank of New York Mellon Corporation as trustee registrar, transfer agent and paying agent.

“LATAM 2026 Bonds” means those 7% senior, unsecured notes due March 2026 in principal amount of $800 million pursuant to the indenture dated February 11, 2019 by and among LATAM Finance Ltd. as issuer, LATAM Parent as guarantor and Bank of New York Mellon Corporation as trustee registrar, transfer agent and paying agent.

“LATAM 2024 Bond Claim” means any Claim against any Debtor on account of, arising from or related to the LATAM 2024 Bond, including accrued but unpaid interest, costs, fees and indemnities.

“LATAM 2026 Bond Claim” means any Claim against any Debtor on account of, arising from or related to the LATAM 2026 Bonds, including accrued but unpaid interest, costs, fees and indemnities.

“LATAM 2024/LATAM 2026 Bond Trustees” means, collectively, the trustees under the LATAM 2024 Bonds and the LATAM 2026 Bonds.

“LATAM International Bond Claim Amount” means the amount outstanding under the LATAM 2024 Bonds and LATAM 2026 Bonds in the combined amount of $1,519,237,847.22.

“Lien” has the meaning set forth in 11 U.S.C. § 101(37).

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“Litigation Claim” means any Claim asserted in or arising from any ongoing litigation, arbitration or similar proceedings or causes of action against any of the Debtors pending as of the Petition Date that is not reduced to judgment as of the Voting Record Date; provided, however that it shall not include any Claim related to any adversary proceeding pending in the Chapter 11 Cases.

“Local Bonds” means, collectively, those Series A Local Bonds, Series B Local Bonds, Series C Local Bonds, Series D Local Bonds and Series E Local Bonds issued by LATAM Parent.

“Local Bond Trustees” means the trustees under the Local Bonds.

“Management Incentive Plan” means a management and director incentive program to be established and implemented with respect to the Reorganized Debtors by the Effective Date, on the terms as provided herein and as acceptable to the Commitment Creditors and the Backstop Shareholders and consistent with market terms for a company the size and complexity of LATAM and the markets in which it operates.

“Net Sale Proceeds” means the net cash proceeds generated from the sale of the New Convertible Notes Class A pursuant to the monetization process set forth in the Plan, which process shall be reasonably acceptable to the Commitment Creditors.

“New Convertible Notes” means, collectively, the New Convertible Notes Class A, New Convertible Notes Class B and New Convertible Notes Class C.

“New Convertible Notes Back-up Shares” means new LATAM Parent common stock to be distributed to the holders of the New Convertible Notes that exercise the rights to convert their respective New Convertible Notes into the series of shares underlying such New Convertible Notes.

“New Convertible Notes Class A” means the convertible notes in a principal amount of $1,467 million issued by LATAM Parent which will mature on December 31, 2121 and have such other terms as set forth on Exhibit B (Convertible A Notes Term Sheet) to the Restructuring Support Agreement.

“New Convertible Notes Class B” means the convertible notes in a principal amount of $1,373 million issued by LATAM Parent which will mature on December 31, 2121 and have such other terms as set forth on Exhibit C (Convertible B Notes Term Sheet) to the Restructuring Support Agreement.

“New Convertible Notes Class B Backstop Parties” means Costa Verde Aeronáutica S.A., Delta Air Lines Inc., and Qatar Airways Investment (UK) Ltd., each in their capacity as a party providing a backstop commitment in connection with the New Convertible Notes Class B.

“New Convertible Notes Class C” means the convertible notes in a principal amount of $6,816 million issued by LATAM Parent which will mature on December 31, 2121 and have such other terms as set forth on Exhibit D (Convertible C Notes Term Sheet) to the Restructuring Support Agreement.

“New Convertible Notes Class C Backstop Parties” means the Commitment Creditors, in their capacity as the parties providing a backstop commitment in connection with the New Convertible Notes Class C

“New Convertible Notes Class C Unsecured Creditor” means any Holder of an Allowed General Unsecured Claim against LATAM Parent that timely elects to receive recovery and invest new money in accordance with the Class 5b Treatment under the Plan (other than the New Convertible Notes Class C Backstop Parties).

“New Convertible Notes Offering” means the offering of New Convertible Notes by LATAM Parent to Eligible Equity Holders during the New Convertible Notes Preemptive Rights Offering Period.

“New Convertible Notes Offering Procedures” means the offering procedures governing the New Convertible Notes Offering, attached as an exhibit to the Plan Supplement and in form and substance reasonably acceptable to the Debtors, the Commitment Creditors and the Backstop Shareholders.

“New Convertible Notes Preemptive Rights Offering Period” means the thirty-day preemptive period during which the Eligible Equity Holders are entitled to preemptive rights with respect to the New Convertible Notes, which period will commence on the date in which LATAM Parent informs the Eligible Equity Holders about their right to subscribe and purchase the New Convertible Notes.

“Non-Backstop Shareholder” means all Holders of Existing Equity Interests other than the Backstop Shareholders.

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“Other Priority Claim” means any Claim against any Debtor, other than an Administrative Expense Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

“Other Secured Claim” means any Secured Claim against any Debtor except an RCF Claim or Spare Engine Facility Claim.

“Original Tranche C DIP Lenders” means the Tranche C Initial Lenders as defined in the DIP Credit Agreement.

“Participating Holders of General Unsecured Claims” means, collectively, the New Convertible Notes Class C Backstop Parties and the New Convertible Notes Class C Unsecured Creditors.

“Petition Date” means the Initial Petition Date or Subsequent Petition Date as applicable to each Debtor.

“Plan Equity Value” means US$7,611,073,306.11

“Plan Securities” means securities to be issued pursuant to the Plan, including Reorganized LATAM Parent Stock the New Convertible Notes and the New Convertible Notes Back-up Shares.

“Plan Supplement” means the compilation of documents and forms of documents as amended from time to time in form and substance reasonably acceptable to the Commitment Creditors and the Backstop Shareholders (or such other standard as provided in the Restructuring Support Agreement) that constitute exhibits to the Plan filed with the Bankruptcy Court no later than five Business Days before the voting deadline.

“Pre-Delivery Payment Facility Claim” means (i) the $40 million Claim against Piquero Leasing Limited and (ii) the $40 million claim against LATAM Parent arising out of the Pre-Delivery Payment Facility and allowed pursuant to the Order (I) Authorizing the Debtor to Implement Certain Transactions, Including (A) Assumption of Certain Financing Agreements and (B) Entry into Financing Agreement Amendments with Airbus S.A.S. and Banco Santander, S.A. and (II) Approving the Settlement Agreement, ECF No. 3038.

“Priority Tax Claim” means any Claim of a governmental unit of a kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code, including a Secured Tax Claim.

“Pro Rata” means, with respect to any Allowed Claim, the proportion that such Allowed Claim (in U.S. dollars or U.S. Dollar Equivalent) bears to the aggregate (in U.S. dollars or U.S. Dollar Equivalent) of all Allowed Claims in the applicable Class, provided, for the avoidance of doubt, that each Creditor that holds an Allowed Claim against multiple Debtors arising out of the same liability shall be entitled to a single recovery under the Plan on account of such collective Allowed Claims.

“RCF Credit Agreement” means that certain Credit and Guaranty Agreement dated as of March 29, 2016 (as may be amended, restated, supplemented or otherwise modified from time to time) by and among, LATAM Parent, acting through its Florida branch, as borrower, TAM Linhas Aéreas S.A., Transporte Aéreo S.A., Lan Cargo S.A., Tordo Aircraft Leasing Trust, Quetro Aircraft Leasing Trust and Caiquen Leasing LLC as guarantors, and a syndicate of lenders, Citibank N.A. as administrative agent, Wilmington, as collateral agent, and Banco Citibank S.A as Brazilian collateral agent.

“RCF Claims” means any Claim against any Debtor on account of, arising from or related to the RCF Credit Agreement or any other RCF Documents, including accrued but unpaid interest, costs, fees and indemnities.

“RCF Documents” means the RCF Credit Agreement and all related agreements, documents, and instruments delivered or executed in connection with the RCF Facility.

“RCF Facility” means the credit facility provided under the RCF Credit Agreement.

“Reinstated” means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Equity Interest entitles the Holder of such Claim or Equity Interest so as to leave such Claim or Equity Interest not Impaired or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of a Claim or Equity Interest to demand or receive accelerated payment of such Claim or Equity Interest after the occurrence of a default: (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) expressly does not require to be cured;

[11]	Illustrative assumption reflecting mid-point of potential range of $13,000 million - $15,000 million; not a PJT valuation and subject to change.

23

(ii) reinstating the maturity (to the extent such maturity has not otherwise accrued by the passage of time) of such Claim or Equity Interest as such maturity existed before such default; (iii) compensating the Holder of such Claim or Equity Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim or Equity Interest arises from a failure to perform a nonmonetary obligation other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A), compensating the Holder of such Claim or Equity Interest (other than the Debtor or an insider) for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable or contractual rights to which such Claim or Equity Interest entitles the Holder.

“Related Person” means, with respect to any Person, such Person’s predecessors, successors, assigns and present and former Affiliates (whether by operation of law or otherwise) and for each of the foregoing: each of their present or former directors and officers, and any Person claiming by or through them, members, partners, equity-holders, employees, representatives, advisors, attorneys, notaries (pursuant to the laws of the United States and any other juris diction), auditors, agents and professionals, in each case acting in such capacity, and any Person claiming by or through any of them.

“Released Parties” means (i) each of the Debtor Released Parties, (ii) the Committee in its capacity as such, (iii) each of the Backstop Parties in their capacity as such, (iv) each of the DIP Secured Parties in their capacity as such, (v) the Eblen Group in their capacity as a party to the Restructuring Support Agreement and each of the Backstop Shareholders in their capacity as such, (vi) each of the Commitment Creditors in their capacity as such, and (vii) with respect to each of (ii) - (vi), such Person’s predecessors, successors, assigns and for each of the foregoing: each of their present or former directors and officers, and any Person claiming by or through them, members, partners, equity-holders, employees, representatives, advisors, attorneys, notaries (pursuant to the laws of the United States and any other jurisdiction), auditors, agents and professionals, in each case acting in such capacity, and any Person claiming by or through any of them, for each of the foregoing in their capacity as such.

“Releasing Parties” means each of the Debtors, the Reorganized Debtors, and any Person or Entity seeking to exercise the rights of the Debtors’ Estates, including, without limitation, any successor to the Debtors or any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, the Committee and all Related Persons of the foregoing.

“Reorganized Debtors” means the Debtors, in each case, or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.

“Reorganized LATAM Parent” means LATAM Airlines Group, S.A., or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.

“Reorganized LATAM Parent Board’ means the board of directors of Reorganized LATAM Parent.

“Reorganized LATAM Parent Stock” means, collectively, the ERO New Common Stock, the Existing Equity Interests and the New Convertible Notes Back-up Shares.

“Restructuring Support Agreement ” means that certain Restructuring Support Agreement to be executed and filed as an exhibit to the Disclosure Statement and in form and substance acceptable to the Debtors, the Commitment Creditors and the Backstop Shareholders.

“Secured Claim” means any Claim against any Debtor that is secured by a Lien on property in which such Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

“Secured Tax Claim” means any Secured Claim which, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

“Series A Local Bonds” means those local bonds sold by LATAM Parent, as issuer, on the Santiago Stock Exchange on August 17, 2017, which mature on June 1, 2028, and which, as of the Initial Petition Date, the principal nominal amount was $89.2 million plus unliquidated amounts including interest, fees, expenses, charges and other obligations.

“Series B Local Bonds” means those local bonds sold by LATAM Parent, as issuer, on the Santiago Stock Exchange on August 17, 2017, which mature on January 1, 2028, and which, as of the Initial Petition Date, the principal nominal amount was $89.2 million plus unliquidated amounts including interest, fees, expenses, charges and other obligations.

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“Series C Local Bonds” means those local bonds sold by LATAM Parent, as issuer, on the Santiago Stock Exchange on August 17, 2017, which mature on June 1, 2022, and which, as of the Initial Petition Date, the principal nominal amount was $65.98 million plus unliquidated amounts including interest, fees, expenses, charges and other obligations.

“Series D Local Bonds” means those local bonds sold by LATAM Parent, as issuer, on the Santiago Stock Exchange on August 17, 2017, which mature on January 1, 2028, and which, as of the Initial Petition Date, the principal nominal amount was $65.98 million plus unliquidated amounts including interest, fees, expenses, charges and other obligations.

“Series E Local Bonds” means those local bonds sold by LATAM Parent, as issuer, on the Santiago Stock Exchange on July 6, 2019, which mature in April 2029, and as of the Initial Petition Date, the principal nominal amount was $178.3 million plus unliquidated amounts including interest, fees, expenses, charges and other obligations.

“Spare Engine Facility” means the credit facility provided under the Spare Engine Facility Agreement.

“Spare Engine Facility Agreement” means that certain Amended and Restated Loan Agreement, dated as of June 29, 2018 (as may be amended, restated, supplemented or otherwise modified from time to time) by and among LATAM Parent, acting through its Florida branch, as borrower, Credit Agricole Corporate and Investment Bank as lender, arranger, agent and security agent and the other lenders party as identified in and under the Spare Engine Facility Agreement.

“Spare Engine Facility Claims” means any Claim against any Debtor on account of, arising from or related to the Spare Engine Facility Agreement or other Spare Engine Facility Documents including accrued but unpaid interest, costs, fees and indemnities.

“Spare Engine Facility Documents” means the Spare Engine Facility Agreement and all related agreements, documents, and instruments delivered or executed in connection with the Spare Engine Facility.

“Subsequent Debtor” means those affiliates of LATAM Parent who filed their voluntary petitions for relief on July 7 or July 9, 2020, including Piquero Leasing Limited, TAM S.A.; TAM Linhas Aéreas S.A., ABSA Aerolinhas Brasileiras S.A., Prismah Fidelidade Ltda., Fidelidade Viagense Turismo S.A., TP Franchising Ltda., Holdco I S.A. and Multiplus Corretora de Seguros Ltda.

“Subsequent Petition Date” means July 7, 2020 or July 9, 2020 as applicable to each Subsequent Debtor.

“Tranche A DIP Lender” means Oaktree Capital Management L.P., as lender under the Tranche A facility pursuant to the DIP Credit Agreement and any other entities that become a “Tranche A Lender” under the DIP Credit Agreement from time to time.

“Tranche B Amendment” means that certain Fourth Amendment to the Credit Agreement approved pursuant to the Tranche B DIP Order.

“Tranche B DIP Lenders” means, collectively, Oaktree Capital Management L.P. together with such funds, accounts and entities advised by Oaktree Capital Management L.P. and its affiliates and Apollo Management Holdings L.P. together with such funds, accounts and entities advised by Apollo Management Holdings L.P. and its affiliates and any other entities that become a “Tranche B Lender” under the DIP Credit Agreement from time to time.

“Tranche B DIP Order” means the Order (I) Authorizing the Debtors to (A) Obtain Tranche B Postpetition Financing and (B) Grant Superpriority Administrative Expense Claims, and (II) Granting Related Relief, ECF No. 3378.

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“Tranche C DIP Lenders” means the Original Tranche C DIP Lenders, the Tranche C Knighthead Group Lenders and any other entities that become a “Tranche C Lender” under the DIP Credit Agreement as may be amended, modified, or supplemented from time to time.

“Tranche C Knighthead Group Lenders” means Knighthead Capital Management, LLC or one of its Affiliates.

“Unexpired Lease” means a lease to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Unimpaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is not Impaired within the meaning of section 1124 of the Bankruptcy Code.

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Exhibit B

New Convertible Notes Class A Term Sheet

2

EXHIBIT B	EXECUTION VERSION

LATAM AIRLINES GROUP S.A.

Offering of New Convertible Notes Class A Due December 31, 2121

Summary of Proposed Terms and Conditions

The following term sheet (the “New Convertible Notes Class A Term Sheet”) summarizes the principal economic terms of a proposed issuance by LATAM Airlines Group S.A. pursuant to the Approved Plan. Any agreement with respect to the matters discussed herein shall be subject in all respect to negotiation and execution of definitive documentation. Capitalized terms used and not otherwise defined in this New Convertible Notes Class A Term Sheet shall have the meanings assigned to such terms in the Restructuring Support Agreement or the Restructuring Term Sheet, as applicable.

THIS NEW CONVERTIBLE NOTES CLASS A TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF ANY CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE OR ANY OTHER PLAN OF REORGANIZATION OR SIMILAR PROCESS UNDER ANY OTHER APPLICABLE LAW. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS, PROVISIONS OF THE BANKRUPTCY CODE AND/OR OTHER APPLICABLE LAWS.

Issuer	LATAM Airlines Group S.A. (the “Issuer” or “LATAM Parent”), a corporation organized under the laws of Chile, as reorganized pursuant to the Approved Plan.

Security Description	Unsecured convertible notes Class A due December 31, 2121 (the “New Convertible Notes Class A”), issued under Chilean law (Bonos Convertibles en Acciones).

Principal Amount Offered	US$1,467,122,943.43[1] aggregate principal amount of New Convertible Notes Class A.

Investors / Recipients

•   Eligible Equity Holders (other than Backstop Shareholders) (the “Non-Backstop Shareholders”), to the extent exercising preemptive rights in the New Convertible Notes Class A Preemptive Rights Offering (defined below);

•   Certain Holders of Allowed General Unsecured Claims against LATAM Parent that are not Ineligible Holders, other than (i) the New Convertible Notes Class C Backstop Parties and (ii) the New Convertible Notes Class C Unsecured Creditors, each term as defined in the New Convertible Notes Class C Term Sheet (the “New Convertible Notes Class A Unsecured Creditors”).

•   New Convertible Notes Class C Unsecured Creditors and New Convertible Notes Class C Backstop Parties (as defined in the New Convertible Notes Class C Term Sheet), to the

[1]

Face amount equal to par plus accrued interest as of the Petition Date on an assumed approximately 29.26% of the LATAM Parent General Unsecured Claims, based on 11.25 FTI Low estimate, assuming certain adjustments (i.e., assumes approximately 70.74% of LATAM Parent General Unsecured Claims are held by the New Convertible Notes Class C Backstop Parties and that they subscribe to all of the Convertible Notes Class C).

extent of any of their Allowed Claims remain outstanding (the “Unused Allowed Claims”) after application of the Unused Allocation Amount (as defined in the New Convertible Notes Class C Term Sheet).

Backstop	None.

Use of Convertible Notes Class A	In connection with the New Convertible Notes Class A Notes Subsequent Notes Allocation (defined below), New Convertible Notes Class A will be provided to (i) New Convertible Note Class A Unsecured Creditors as consideration on account of such Holders’ Allowed Claims and (ii) New Convertible Notes Class C Unsecured Creditors and New Convertible Notes Class C Backstop Parties as consideration on account of such Holders’ Unused Allowed Claims, as provided in the Class 5a Treatment of the Approved Plan, and with the same terms and Conversion Ratio applicable to New Convertible Note Class A Unsecured Creditors.

Use of Proceeds

Any cash proceeds generated in the New Convertible Notes Class A Preemptive Rights Offering will be applied to New Convertible Notes Class A Unsecured Creditors’ Allowed Claims as necessary, up to the maximum recovery provided for such Allowed Claims under the Approved Plan, with any remainder retained by LATAM Parent for working capital purposes.

Further, any Ineligible Holders shall receive a distribution of cash in respect of their Allowed General Unsecured Claim equal to their pro rata share of the Net Sale Proceeds (as defined below) in respect of the New Convertible Notes Class A such Ineligible Holder would otherwise be entitled to receive under the Approved Plan if it were not an Ineligible Holder, pursuant to a mechanism set forth in the Approved Plan and facilitated by LATAM Parent.

“Net Sale Proceeds” shall mean the net cash proceeds generated from the sale of the New Convertible Notes Class A pursuant to the monetization process set forth in the Approved Plan.

New Convertible Notes Class A Preemptive Rights Offering and New Convertible Notes Class A Subsequent Notes Allocation	The offering and allocation of New Convertible Notes Class A will include (i) a preemptive rights offering (the “New Convertible Notes Class A Preemptive Rights Offering”) to Eligible Equity Holders, provided, however, that the Backstop Shareholders will waive their respective preemptive rights with respect to such offering, and (ii) the allocation on the Effective Date of New Convertible Notes Class A not subscribed and purchased during the New Convertible Notes Class A Preemptive Rights Offering (the “New Convertible Notes Class A Subsequent Notes Allocation”) to New Convertible Notes Class A Unsecured Creditors.

2

For the avoidance of doubt, the offering and allocation of New Convertible Notes Class A shall always be at the same price for all investors thereto (provided that Eligible Equity Holders participating in the New Convertible Notes Class A Preemptive Rights Offering shall pay such price 100% in cash).

New Convertible Notes Class A Preemptive Rights Offering

All Eligible Equity Holders as of the Equity Record Date shall have the opportunity to participate in the New Convertible Notes Class A Preemptive Rights Offering. The Backstop Shareholders shall waive their preemptive rights with respect to such offering, and the related New Convertible Notes Class A shall be retained by the Issuer for allocation in the New Convertible Notes Class A Subsequent Notes Allocation. The New Convertible Notes Class A Preemptive Rights Offering will follow customary procedures under applicable Chilean corporate law.

New Convertible Notes Class A Subsequent Notes Allocation

Any New Convertible Notes Class A not acquired in the New Convertible Notes Class A Preemptive Rights Offering shall be distributed on the Effective Date by the Issuer pursuant to the Approved Plan to (i) the New Convertible Notes Class A Unsecured Creditors as their recovery on account of their Allowed Claims and (ii) the New Convertible Notes Class C Unsecured Creditors and the New Convertible Notes Class C Backstop Parties as recovery on account of such creditors’ Unused Allowed Claims.

As noted above, on the Effective Date, the Issuer shall also distribute to the New Convertible Notes Class A Eligible Holders of Unsecured Claims cash proceeds, if any, obtained from the subscription and purchase of the New Convertible Notes Class A by the Non-Backstop Shareholders during the New Convertible Notes Class A Preemptive Rights Offering as necessary for recovery on their Allowed Claims as provided in the Approved Plan.

Final Maturity	December 31, 2121

Annual Interest Rate	0%

Conversion Ratio	The Conversion Ratio of New Convertible Notes Class A to New Convertible Notes Back-up Shares will be a ratio equal to 0.193333x2 (the “New Convertible Notes Class A Conversion Ratio”), based on the recoveries of Holders of Allowed General Unsecured Claims under the Approved Plan; provided, however, that to the extent the Plan Equity Value is amended or otherwise

[2]	Due to ongoing the ongoing claims reconciliation process, the ultimate Conversion Ratio used is subject to change from those used herein.

3

changed, the Conversion Ratio with respect to the New Convertible Notes Class A will be correspondingly amended to maintain the same proportional value (relative to Plan Equity Value) attributable to the New Convertible Back-up Shares as implied by the foregoing Conversion Ratio.

The New Convertible Notes Class A Conversion Ratio shall step down by 50% on the day that is sixty (60) days after the Effective Date.

Conversion Drag Along Rights	At such time as holders of an aggregate amount of New Convertible Notes Class A in excess of 50% have elected to convert their New Convertible Notes Class A, then all New Convertible Notes Class A shall mandatorily convert simultaneously.

Covenants	None.

Events of Default	None other than non-payment.

Governance Rights	The New Convertible Notes Class A will convert into ordinary shares of New Convertible Notes Back-up Shares with identical governance rights to the existing common stock of the Issuer.

Governing law	Chile

Clearing	Depósito Central de Valores S.A., Depósito de Valores

Securities Law Matters

The New Convertible Notes Class A Preemptive Rights Offering will take place only in the Chilean capital markets and in accordance with applicable Chilean law. The offering of New Convertible Notes Class A pursuant to the New Convertible Notes Class A Preemptive Rights Offering will be exempt from registration with the U.S. Securities and Exchange Commission (the “SEC”) under applicable law.

The distribution of New Convertible Notes Class A pursuant to the New Convertible Notes Class A Subsequent Notes Allocation will be exempt from registration with the SEC under applicable law.

The New Convertible Notes Back-up Shares issued upon conversion of the New Convertible Notes Class A will be entitled to Registration Rights as provided in the Restructuring Term Sheet.

Additional Information	The New Convertible Notes Class A will not be rated and will be listed with the CMF and stock exchanges in Chile as required under applicable Chilean law.

4

Exhibit C

New Convertible Notes Class B Term Sheet

3

EXHIBIT C	EXECUTION VERSION

LATAM AIRLINES GROUP S.A.

Offering of New Convertible Notes Class B Due December 31, 2121

Summary of Proposed Terms and Conditions

The following term sheet (the “New Convertible Notes Class B Term Sheet”) summarizes the principal economic terms of a proposed investment in LATAM Airlines Group S.A. pursuant to the Approved Plan. Any agreement with respect to the matters discussed herein shall be subject in all respect to negotiation and execution of definitive documentation. Capitalized terms used and not otherwise defined in this New Convertible Notes Class B Term Sheet shall have the meanings assigned to such terms in the Restructuring Support Agreement or the Restructuring Term Sheet, as applicable.

THIS NEW CONVERTIBLE NOTES CLASS B TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF ANY CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE OR ANY OTHER PLAN OF REORGANIZATION OR SIMILAR PROCESS UNDER ANY OTHER APPLICABLE LAW. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS, PROVISIONS OF THE BANKRUPTCY CODE AND/OR OTHER APPLICABLE LAWS.

Issuer	LATAM Airlines Group S.A. (the “Issuer”, the “Company” or “LATAM Parent”), a corporation organized under the laws of Chile, as reorganized pursuant to the Approved Plan.

Security Description	Unsecured convertible notes Class B due December 31, 2121 (the “New Convertible Notes Class B”), issued under Chilean law (Bonos Convertibles en Acciones).

Principal Amount Offered	US$1,372,839,694.12 aggregate principal amount of New Convertible Notes Class B.

Investors / Recipients

•  Costa Verde Aeronáutica S.A., Delta Air Lines, Inc., and Qatar Airways Investment (UK) Ltd., in their capacity as Backstop Shareholders providing the New Convertible Notes Class B Backstop Commitment (defined below) (together, the “New Convertible Notes Class B Backstop Parties”); and

•  Eligible Equity Holders (other than the Backstop Shareholders) (the “Non-Backstop Shareholders”) to the extent exercising preemptive rights in the New Convertible Notes Class B Preemptive Rights Offering (defined below).

Backstop	Subject in all respects to the terms of the Restructuring Support Agreement and the Backstop Commitment Agreements, the New Convertible Notes Class B Backstop Parties shall agree to exercise all their preemptive rights to subscribe and purchase the New Convertible Notes Class B, and backstop (the “New Convertible Notes Class B Backstop Commitment”) the remainder of the New Convertible Notes Class B not subscribed and purchased by the Non-Backstop Shareholders in the New Convertible Notes Class B Preemptive Rights Offering.

Backstop Payment	None.

Use of Proceeds	Any cash proceeds generated in the New Convertible Notes Class B Preemptive Rights Offering and the New Convertible Notes Class B Subsequent Notes Allocation will be used by LATAM Parent for payments as necessary under the Approved Plan and otherwise for working capital purposes.

New Convertible Notes Class B Preemptive Rights Offering and New Convertible Notes Class B Subsequent Notes Allocation

The offering of New Convertible Notes Class B will include (i) a preemptive rights offering (the “New Convertible Notes Class B Preemptive Rights Offering”) to Eligible Equity Holders, and (ii) the allocation on the Effective Date of New Convertible Notes Class B not subscribed and purchased during the New Convertible Notes Class B Preemptive Rights Offering (the “New Convertible Notes Class B Subsequent Notes Allocation”) to the New Convertible Notes Class B Backstop Parties.

For the avoidance of doubt, the offering and allocation of New Convertible Notes Class B shall always be at the same price for all investors thereto.

New Convertible Notes Class B Preemptive Rights Offering

All Eligible Equity Holders as of the Equity Record Date shall have the opportunity to participate in the New Convertible Notes Class B Preemptive Rights Offering. The New Convertible Notes Class B Preemptive Rights Offering will follow customary procedures under applicable Chilean corporate law.

New Convertible Notes Class B Subsequent Notes Allocation

Any New Convertible Notes Class B not acquired in the New Convertible Notes Class B Preemptive Rights Offering shall be subscribed and purchased on the Effective Date by the New Convertible Notes Class B Backstop Parties.

Final Maturity	December 31, 2121.

Annual Interest Rate	1% payable paid in cash annually, with no interest accruing or payable in the first 60 days.

Conversion Mechanics; Conversion Ratio; Drag Rights

Each holder of New Convertible Notes Class B will have the right to convert its New Convertible Notes Class B into New Convertible Notes Back-up Shares as follows:

•  First Convertible Notes Class B Conversion Period: Each holder of New Convertible Notes Class B will have the ability to convert its New Convertible Notes Class B within sixty (60) days from the Effective Date into New Convertible Back-up Shares with a value

2

based on a Conversion Ratio equal to 1.159152x (the “New Convertible Notes Class B Conversion Ratio”); provided, however, that to the extent the Plan Equity Value is amended or otherwise changed, the Conversion Ratio with respect to the New Convertible Notes Class B will be correspondingly amended to maintain the same proportional value (relative to Plan Equity Value) attributable to the New Convertible Back-up Shares as implied by the foregoing Conversion Ratio. The holders of such New Convertible Back-up Shares shall be restricted from the sale or transfer of such New Convertible Back-up Shares until the fourth (4th) anniversary of the Effective Date, provided, however, that such holders shall be permitted to pledge or otherwise encumber such New Convertible Notes Back-up Shares during such period; provided, further, that each Backstop Shareholder shall be permitted to sell or transfer such New Convertible Back-up Shares to another Backstop Shareholder or an Affiliate, who, for the avoidance of doubt, shall also be subject to the restrictions from sale and transfer of New Convertible Back-up Shares as described herein.

•  Second Convertible Notes Class B Conversion Period: Each holder of New Convertible Notes Class B will have the subsequent ability to convert their New Convertible Notes Class B into New Convertible Notes Back-up Shares beginning on the fourth (4th) anniversary of the Effective Date (such date, the “Four- Year Conversion Date”). Such conversion shall be based on the New Convertible Notes Class B Conversion Ratio until the day that is sixty (60) days after the Four-Year Conversion Date. On the day that is sixty (60) days after the Four-Year Conversion Date, the New Convertible Notes Class B Conversion Ratio shall step down by 50%.

At such time as holders of an aggregate amount of New Convertible Notes Class B in excess of 50% have elected to convert their New Convertible Notes Class B, then all New Convertible Notes Class B shall mandatorily convert simultaneously. The New Convertible Notes Class B Backstop Parties shall each elect to convert their New Convertible Notes Class B during the first Convertible Note Class B Conversion Period.

Redemption Rights	The Company may redeem any New Convertible Notes Class B at par at its sole option after four (4) years and sixty (60) days from the Effective Date.

3

Covenants	None.

Events of Default	None other than non-payment.

Governance Rights	The New Convertible Notes Class B will convert into ordinary shares of New Convertible Notes Back-up Shares with identical governance rights to the existing common stock of the Issuer, subject to the Shareholders’ Agreement.

Governing law	Chile

Clearing	Depósito Central de Valores S.A., Depósito de Valores

Securities Law Matters

The New Convertible Notes Class B Preemptive Rights Offering will take place only in the Chilean capital markets and in accordance with applicable Chilean law. The offering of New Convertible Notes Class B pursuant to the New Convertible Notes Class B Preemptive Rights Offering will be exempt from registration with the U.S. Securities and Exchange Commission under applicable law.

The allocation of New Convertible Notes Class B pursuant to the New Convertible Notes Class B Subsequent Notes Allocation will be made in reliance on the exemptions provided by Section 4(a)(2) and Regulation S of the Securities Act of 1933 (the “Securities Act”) and will become eligible for resale within the time periods set forth in Rule 144 and Regulation S of the Securities Act, respectively or pursuant to other valid exemptions from the Securities Act. Therefore, participation in the New Convertible Notes Class B Subsequent Notes Allocation will be limited to (i) “qualified institutional buyers” within the meaning of Rule 144A(a)(1) under the Securities Act, or (ii) non-U.S. persons located outside of the United States and who do not hold General Unsecured Claims for the account or benefit of a U.S. person, within the meaning of Regulation S under the Securities Act, in each case which have an account capable of holding Chilean securities.

The New Convertible Notes Back-up Shares issued upon conversion of the New Convertible Notes Class B will be entitled to Registration Rights as provided in the Restructuring Term Sheet.

Additional Information	The New Convertible Notes Class B will not be rated and will be listed with the CMF and stock exchanges in Chile as required under applicable Chilean law.

4

Exhibit D

New Convertible Notes Class C Term Sheet

EXHIBIT D	EXECUTION VERSION

LATAM AIRLINES GROUP S.A.

Offering of New Convertible Notes Class C Due December 31, 2121

Summary of Proposed Terms and Conditions

The following term sheet (the “New Convertible Notes Class C Term Sheet”) summarizes the principal economic terms of a proposed investment in LATAM Airlines Group S.A. pursuant to the Approved Plan. Any agreement with respect to the matters discussed herein shall be subject in all respect to negotiation and execution of definitive documentation. Capitalized terms used and not otherwise defined in this New Convertible Notes Class C Term Sheet shall have the meanings assigned to such terms in the Restructuring Support Agreement or the Restructuring Term Sheet, as applicable.

THIS NEW CONVERTIBLE NOTES CLASS C TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF ANY CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE OR ANY OTHER PLAN OF REORGANIZATION OR SIMILAR PROCESS UNDER ANY OTHER APPLICABLE LAW. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS, PROVISIONS OF THE BANKRUPTCY CODE AND/OR OTHER APPLICABLE LAWS.

Issuer	LATAM Airlines Group S.A. (the “Issuer” or “LATAM Parent”), a corporation organized under the laws of Chile, as reorganized pursuant to the Approved Plan.

Security Description	Unsecured convertible notes Class C due December 31, 2121 (the “New Convertible Notes Class C”), issued under Chilean law (Bonos Convertibles en Acciones).

Principal Amount Offered	US$6,816,071,620.60[1] aggregate principal amount of New Convertible Notes Class C.

Investors / Recipients

•  The Commitment Creditors, in their capacity as the parties providing the New Convertible Notes Class C Backstop Commitment (defined below) but only to the extent they are not Ineligible Holders (the “New Convertible Notes Class C Backstop Parties”).

•  Certain Holders of Allowed General Unsecured Claims against LATAM Parent that are not Ineligible Holders (the “New Convertible Notes Class C Unsecured Creditors”) that have elected to receive Class 5b Treatment under the Approved Plan and hold such Allowed General Unsecured Claims at the time of their election;

•  Eligible Equity Holders (other than Backstop Shareholders) (the “Non-Backstop Shareholders”), to the extent exercising preemptive rights in the New Convertible Notes Class C Preemptive Rights Offering (defined below).

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Consisting illustratively of approximately US$3,547 million in LATAM Parent Allowed General Unsecured Claims or approximately 70.74% of the LATAM Parent General Unsecured Claims pool, and U.S.$3,269 million in new money.

Backstop	The New Convertible Notes Class C Backstop Parties shall backstop (the “New Convertible Notes Class C Backstop Commitment”) New Convertible Notes Class C that are not purchased by the Non-Backstop Shareholders in the New Convertible Notes Class C Preemptive Rights Offering, or subscribed by the New Convertible Notes Class C Unsecured Creditors, up to an aggregate amount of new money contribution of US$3,269,160,305.88 (the “New Convertible Notes Class C Backstop Commitment Amount”).

Backstop Payment	20% of the New Convertible Notes Class C Backstop Commitment Amount, payable in cash on the Effective Date.

Use of New Convertible Notes Class C

In connection with the New Convertible Notes Class C Subsequent Notes Allocation (defined below), New Convertible Notes Class C will be provided to the New Convertible Notes Class C Backstop Parties up to the Direct Allocation Amount (defined below).

The Unused Allocation Amount (defined below) shall be allocated to the New Convertible Notes Class C Unsecured Creditors and the New Convertible Notes Class C Backstop Parties as follows: (i) as consideration on account of such Holders’ Allowed Claims in the Chapter 11 Cases in the amount consistent with the recovery provided on account of Class 5b Treatment under the Approved Plan and (ii) as consideration on account of new money investment by such Holders.

Use of Proceeds	Any cash proceeds generated in the New Convertible Notes Class C Preemptive Rights Offering will be applied on a pro rata basis to New Convertible Notes Class C Unsecured Creditors’ Allowed Claims and to New Convertible Notes Class C Backstop Parties’ Allowed Claims to the extent of any shortfall of New Convertible Notes Class C with respect to the Unused Allocation Amount (defined below), up to the maximum recovery provided for such Allowed Claims under the Approved Plan, with any remainder to be retained by the Issuer for use towards payment obligations in accordance with the Approved Plan and for working capital purposes.

New Convertible Notes Class C Preemptive Rights Offering and New Convertible Notes Class C Subsequent Notes Allocation

The offering and allocation of New Convertible Notes Class C will include (i) a preemptive rights offering (the “New Convertible Notes Class C Preemptive Rights Offering”) to Eligible Equity Holders, provided, however, that the Backstop Shareholders will waive their preemptive rights with respect to such offering, and (ii) the allocation on the Effective Date of New Convertible Notes Class C not subscribed and purchased during the New Convertible Notes Class C Preemptive Rights Offering (the “New Convertible Notes Class C Subsequent Notes Allocation”) to New Convertible Notes Class C Unsecured Creditors and New Convertible Notes Class C Backstop Parties as described below.

For the avoidance of doubt, the offering and allocation of New Convertible Notes Class C shall always be at the same price for all investors thereto (provided that Eligible Equity Holders participating in the New Convertible Notes Class C Preemptive Rights Offering shall pay such price 100% in cash).

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New Convertible Notes Class C Preemptive Rights Offering

Eligible Equity Holders as of the Equity Record Date shall have the opportunity to participate in the New Convertible Notes Class C Preemptive Rights Offering. The Backstop Shareholders shall waive their preemptive rights with respect to such offering, and the related New Convertible Notes Class C shall be retained by the Issuer for allocation in the New Convertible Notes Class C Subsequent Notes Allocation. The New Convertible Notes Class C Preemptive Rights Offering will follow customary procedures under applicable Chilean corporate law.

New Convertible Notes Class C Subsequent Notes Allocation

Any New Convertible Notes Class C not acquired in the New Convertible Notes Class C Preemptive Rights Offering shall be distributed on the Effective Date in the New Convertible Notes Class C Subsequent Notes Allocation. In connection with such distribution, 50% of the New Convertible Notes Class C shall be reserved for purchase by and distribution to the New Convertible Notes Class C Backstop Parties, to the extent available after the New Convertible Notes Class C Preemptive Rights Offering (the “Direct Allocation Amount”).

The remainder (the “Unused Allocation Amount”) shall be allocated to the New Convertible Notes Class C Unsecured Creditors and the New Convertible Notes Class C Backstop Parties as follows:

•  The New Convertible Notes Class C Unsecured Creditors (other than the New Convertible Notes Class C Backstop Parties) shall subscribe to the Unused Allocation Amount with an amount of Allowed Claims (and related new money) equal to approximately 35.36984% of the Allowed Claims of the New Convertible Notes Class C Unsecured Creditors; any unsubscribed for amount shall be reallocated to New Convertible Notes Class C Backstop Parties.

•  The New Convertible Notes Class C Backstop Parties shall subscribe to the Unused Allocation Amount with an amount of Allowed Claims (and related new money) equal to approximately 70.73967% of the Allowed Claims of the New Convertible Notes Class C Backstop Parties that remain after reduction by Allowed Claims used in the Direct Allocation Amount. Any Unused Allocation Amount shall be distributed to the New Convertible Notes Class C Backstop Parties in accordance with their New Convertible Notes Class C Backstop Commitment.

The Unused Allowed Claims of the New Convertible Notes Class C Unsecured Creditors and the Unused Allowed Claims of the New Convertible Notes Class C Backstop Parties after application of the Unused Allocation Amount (including with respect to the New Convertible Notes Class C Backstop Commitment) shall receive their respective allocation of New Convertible Notes Class A, as provided in the Class 5a Treatment in the Approved Plan and as described in the New Convertible Notes Class A Term Sheet.

The consideration provided by the New Convertible Notes Class C Backstop Parties for the Direct Allocation Amount and the consideration provided by the New Convertible Notes Class C

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Unsecured Creditors and the New Convertible Notes Class C Backstop Parties for the Unused Allocation Amount (including with respect to the New Convertible Note Class C Backstop Commitment) shall be comprised of US$0.921692 of new money for each $1 of Allowed Claims. Any funds with respect to the New Convertible Notes Class C Backstop Commitment shall be payable no earlier than five (5) Business Days prior to the Effective Date).

Final Maturity	December 31, 2121

Annual Interest Rate	0%

Conversion Ratio

The Conversion Ratio of New Convertible Notes Class C to New Convertible Notes Back-up Shares will be a ratio equal to 0.705506x2 at Plan Equity Value (the “New Convertible Notes Class C Conversion Ratio”); provided, however, that to the extent the Plan Equity Value is amended or otherwise changed, the Conversion Ratio with respect to the New Convertible Notes Class C will be correspondingly amended to maintain the same proportional value (relative to Plan Equity Value) attributable to the New Convertible Back-up Shares as implied by the foregoing Conversion Ratio.

The New Convertible Notes Class C Conversion Ratio shall step down by 50% on the day that is sixty (60) days after the Effective Date.

Conversion Drag Along Rights	At such time as holders of an aggregate amount of New Convertible Notes Class C in excess of 50% have elected to convert their New Convertible Notes Class C, then all New Convertible Notes Class C shall mandatorily convert simultaneously.

Securities Law Matters

The New Convertible Notes Class C Preemptive Rights Offering will take place in the Chilean capital markets only and in accordance with applicable Chilean law. The offering of New Convertible Notes Class C pursuant to the New Convertible Notes Class C Preemptive Rights Offering will be exempt from registration with the U.S. Securities and Exchange Commission (the “SEC”) under applicable law.

The distribution of New Convertible Notes Class C pursuant to the New Convertible Notes Class C Subsequent Notes Allocation will be exempt from registration with the SEC under applicable law. Participation in the New Convertible Notes Class C Subsequent Notes Allocation will be limited to certain qualified investors in the United States, and to investors outside the United States.

The New Convertible Notes Class C issued in reliance on the exemptions provided by Section 4(a)(2) and Regulation S of the Securities Act of 1933 (the “Securities Act”) will become eligible for resale within the time periods set forth in Rule 144 and Regulation S of the Securities Act, respectively, or pursuant to other valid exemptions from the Securities Act. Therefore, participation in the New Convertible Notes Class C Subsequent Notes Allocation will be limited to (i) “qualified institutional buyers” within the meaning of Rule 144A(a)(1) under the Securities Act, or (ii) non-U.S. persons

[2]	Due to ongoing the ongoing claims reconciliation process, the ultimate Conversion Ratio used is subject to change from those used herein.

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located outside of the United States and who do not hold General Unsecured Claims for the account or benefit of a U.S. person, within the meaning of Regulation S under the Securities Act, in each case which have an account capable of holding Chilean securities.

The New Convertible Notes Back-up Shares issued upon conversion of the New Convertible Notes Class C will be entitled to Registration Rights as provided in the Restructuring Term Sheet.

Covenants	None.

Events of Default	None other than non-payment.

Governance Rights	The New Convertible Notes Class C will convert into ordinary shares of New Convertible Notes Back-up Shares with identical governance rights to the existing common stock of the Issuer, subject to the Shareholders’ Agreement.

Governing law	Chile

Clearing	Depósito Central de Valores S.A., Deposito de Valores

Additional Information	The New Convertible Notes Class C will not be rated and will be listed with the CMF and stock exchanges in Chile as required under applicable Chilean law.

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Exhibit E

Equity Rights Offering Term Sheet

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EXHIBIT E	EXECUTION VERSION

LATAM AIRLINES GROUP S.A.

Equity Rights Offering of New Common Stock

Summary of Proposed Terms and Conditions

The following term sheet (the “ERO Term Sheet”) summarizes the principal economic terms of a proposed investment in LATAM Airlines Group S.A. pursuant to the Approved Plan. Any agreement with respect to the matters discussed herein shall be subject in all respects to negotiation and execution of definitive documentation. Capitalized terms used and not otherwise defined in this ERO Term Sheet shall have the meanings assigned to such terms in the Restructuring Support Agreement or the Restructuring Term Sheet, as applicable.

THIS ERO TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF ANY CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE OR ANY OTHER PLAN OF REORGANIZATION OR SIMILAR PROCESS UNDER ANY OTHER APPLICABLE LAW. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS, PROVISIONS OF THE BANKRUPTCY CODE AND/OR OTHER APPLICABLE LAWS.

Issuer	LATAM Airlines Group S.A. (the “Issuer” or “LATAM Parent”), a corporation organized under the laws of Chile, as reorganized pursuant to the Approved Plan.

Security Description	ERO New Common Stock (as defined in the Plan Term Sheet attached as Exhibit A to the Restructuring Support Agreement).

Rights Offering Amount	US$800,000,000 of ERO New Common Stock.

Investors / Recipients

•  Backstop Shareholders;

•  Eligible Equity Holders (other than the Backstop Shareholders) (the “Non-Backstop Shareholders”), to the extent exercising preemptive rights in the ERO Rights Offering (defined below);

•  Commitment Creditors, in their capacity as parties providing the Commitment Creditors ERO New Common Stock Backstop Commitment (defined below) (the “Commitment Creditors ERO New Common Stock Backstop Parties”).

Backstop	The Commitment Creditors ERO New Common Stock Backstop Parties shall provide a backstop commitment (the “Commitment Creditors ERO New Common Stock Backstop Commitment”) to acquire up to US$400,000,000 in ERO New Common Stock that is not purchased by the Eligible Equity Holders during the ERO Rights Offering (the “Commitment Creditors ERO New Common Stock Backstop Commitment Amount”).

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The Backstop Shareholders shall provide a backstop commitment to acquire up to US$400,000,000 in ERO New Common Stock in their capacity as Eligible Equity Holders during the ERO Rights Offering (subject to the Backstop Shareholders Cap (defined below)) (the “Backstop Shareholders ERO New Common Stock Backstop Commitment Amount”).

Backstop Payment

20% of U.S.$400,000,000, payable in cash on the Effective Date to the Commitment Creditors ERO New Common Stock Backstop Parties.

For the avoidance of doubt, the Backstop Shareholders shall not be entitled to payment of a backstop payment; the entire backstop payment shall be payable to Commitment Creditors ERO New Common Stock Backstop Parties.

Use of Proceeds	The cash proceeds shall be used by the Issuer for payments as necessary under the Approved Plan and otherwise for working capital purposes.
ERO Rights Offering

The offering and allocation of ERO New Common Stock (the “ERO Rights Offering”) will include (i) a preemptive rights offering to all Eligible Equity Holders (including without limitation the Backstop Shareholders and the Non-Backstop Shareholders) (such period, the “ERO Preemptive Rights Offering Period”); (ii) in the event not all ERO New Common Stock is subscribed and purchased during the ERO Preemptive Rights Offering Period, there shall be a second, substantially concurrent, round of subscription and purchase for Eligible Equity Holders that participated in the ERO Rights Offering during the ERO Preemptive Rights Offering Period (including without limitation, the Backstop Shareholders (subject to the Backstop Shareholders Cap) and participating Non-Backstop Shareholders); and (iii) if any shares of ERO New Common Stock remain unsubscribed on the Effective Date, there shall be an allocation of ERO New Common Stock to the ERO New Common Stock Backstop Parties (the “ERO New Common Stock Allocation”).

For the avoidance of doubt, the offering and allocation of the ERO New Common Stock shall always be at the same price for all investors thereto.

ERO Preemptive Rights Offering Period

All Eligible Equity Holders (including without limitation the Backstop Shareholders and all Non-Backstop Shareholders) as of the Equity Record Date shall have the opportunity to participate in the ERO Rights Offering during the ERO Preemptive Rights Offering Period, at a price equal to the Subscription Price (defined below). The Backstop Shareholders shall utilize their preemptive rights to acquire their respective pro rata amount of ERO New Common Stock; provided that the total number of shares in Reorganized LATAM Parent subscribed by the Backstop Shareholders in the ERO Rights Offering and on account of the conversion of the New Convertible Notes Class B into New Convertible Back-up Shares to the extent all conversion options are exercised, shall not exceed 27% of the total amount of Reorganized LATAM Parent common stock (on a fully diluted basis) to be issued pursuant to the Approved Plan (the “Backstop Shareholders Cap”). The ERO Preemptive Rights Offering Period will follow customary procedures under applicable Chilean corporate law.

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Any ERO New Common Stock not acquired during the ERO Preemptive Rights Offering Period shall be offered at a price equal to the Subscription Price on a pro rata basis to all Eligible Equity Holders that participated in the ERO Rights Offering during the ERO Preemptive Rights Offering Period (including, without limitation, the Backstop Shareholders (up to the Backstop Shareholders Cap) and participating Non-Backstop Shareholders). For the avoidance of doubt, the Backstop Shareholders shall participate at a minimum up to their Backstop Shareholders ERO New Common Stock Backstop Commitment Amount (subject to the Backstop Shareholders Cap).

ERO New Common Stock Allocation

Any ERO New Common Stock not acquired during the ERO Preemptive Rights Offering Period shall be subscribed and purchased at a price equal to the Subscription Price on the Effective Date by the ERO New Common Stock Backstop Parties (up to the Commitment Creditors ERO New Common Stock Backstop Commitment Amount).

Subscription Price	A price representing a 13.73% discount to LATAM Parent’s Plan Equity Value; provided, however, that to the extent the Plan Equity Value is amended or otherwise changed, the Subscription Price with respect to the Equity Rights Offering will be correspondingly amended to maintain the same proportion of common stock of Reorganized LATAM Parent as the foregoing Subscription Price.

Clearing	DCV Registros S.A.

Securities Law Matters:

The ERO Rights Offering will take place in Chilean capital markets only and in accordance with Chilean law. The rights to preemptively subscribe the ERO New Common Stock during the ERO Rights Offering will be exempt from registration with the U.S. Securities and Exchange Commission (the “SEC”) under applicable law.

The allocation of ERO New Common Stock pursuant to the ERO New Common Stock Allocation will be exempt from registration with the SEC under applicable law. Participation in the ERO New Common Stock Allocation will be limited to certain qualified investors in the United States, and to investors outside the United States.

The ERO New Common Stock issued in reliance on the exemptions provided by Section 4(a)(2) and Regulation S of the Securities Act of 1933 (the “Securities Act”) will become eligible for resale within the time periods set forth in Rule 144 and Regulation S of the Securities Act, respectively or pursuant to other valid exemptions from the Securities Act. Therefore, participation in the ERO Rights Offering will be limited to (i) “qualified institutional buyers” within the meaning of Rule 144A(a)(1) under the Securities Act, or (ii) non-U.S. persons located outside of the United States and who do not hold General Unsecured Claims for the account or benefit of a U.S. person, within the meaning of Regulation S under the Securities Act, in each case which have an account capable of holding Chilean securities.

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The ERO New Common Stock will be entitled to Registration Rights as provided in the Restructuring Term Sheet.

Governance Rights	The ERO New Common Stock shall have identical governance rights to the existing common stock of the Issuer.

Additional Information	The ERO New Common Stock will be registered with the CMF and listed on stock exchanges in Chile as required under applicable Chilean law.

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